                                                                     EXHIBIT 4.1

                                                                  EXECUTION COPY

                              DEL MONTE CORPORATION
                                    as Issuer

                            DEL MONTE FOODS COMPANY,
                               MIKE MAC IHC, INC,
                             STAR-KIST SAMOA, INC.,
                        MARINE TRADING PACIFIC, INC. and
                            STAR-KIST MAURITIUS, INC.
                                  as Guarantors

                                       and

                      DEUTSCHE BANK TRUST COMPANY AMERICAS
                                   as Trustee

                     --------------------------------------

                                    INDENTURE

                          Dated as of February 8, 2005

                    ---------------------------------------

                                  $250,000,000

                    6-3/4% Senior Subordinated Notes due 2015

               CROSS-REFERENCE TABLE

  TIA                                                   Indenture
Section                                                  Section
-------                                                 ---------
310   (a) (1)......................................        7.10
      (a) (2)......................................        7.10
      (a) (3)......................................        N.A.
      (a) (4)......................................        N.A.
      (a) (5)......................................        7.10
      (b)..........................................        7.10
      (c)..........................................        N.A.
311   (a)..........................................        7.11
      (b)..........................................        7.11
      (c)..........................................        N.A.
312   (a)..........................................        N.A.
      (b)..........................................       13.03
      (c)..........................................       13.03
313   (a)..........................................        7.06
      (b)..........................................        7.06
      (c)..........................................        7.06
      (d)..........................................        7.06
314   (a)..........................................        4.08
      (b)..........................................        N.A.
      (c)..........................................        N.A.
      (d)..........................................        N.A.
      (e)..........................................        N.A.
      (f)..........................................        N.A.
315   (a)..........................................        N.A.
      (b)..........................................        N.A.
      (c)..........................................        N.A.
      (d)..........................................        N.A.
      (e)..........................................        N.A.
316   (a)..........................................        N.A.
      (b)..........................................        N.A.
      (c)..........................................        N.A.
317   (a)..........................................        N.A.
      (b)..........................................        N.A.
318   (a)..........................................        N.A.
      (c)..........................................        N.A.

--------------------------------
N.A. means Not Applicable.

NOTE: This Cross-Reference Table shall not, for any purpose, be deemed to be a part of the Indenture.

                                   TABLE OF CONTENTS

                                                                            Page
                                   ARTICLE ONE

                   DEFINITIONS AND INCORPORATION BY REFERENCE
SECTION 1.01.   Definitions................................................   1
SECTION 1.02.   Incorporation by Reference of TIA..........................  35
SECTION 1.03.   Rules of Construction......................................  35

                                   ARTICLE TWO

                                    THE NOTES

SECTION 2.01.   Form and Dating............................................  35
SECTION 2.02.   Execution and Authentication; Aggregate Principal
                Amount.....................................................  37
SECTION 2.03.   Registrar and Paying Agent.................................  38
SECTION 2.04.   Paying Agent To Hold Assets in Trust.......................  39
SECTION 2.05.   Noteholder Lists...........................................  39
SECTION 2.06.   Transfer and Exchange......................................  39
SECTION 2.07.   Replacement Notes..........................................  52
SECTION 2.08.   Outstanding Notes..........................................  52
SECTION 2.09.   Treasury Notes.............................................  53
SECTION 2.10.   Temporary Notes............................................  53
SECTION 2.11.   Cancellation...............................................  53
SECTION 2.12.   Defaulted Interest.........................................  54
SECTION 2.13.   CUSIP Numbers..............................................  54
SECTION 2.14.   Deposit of Money...........................................  54
SECTION 2.15.   Issuance of Additional Notes...............................  54

                                  ARTICLE THREE

                                   REDEMPTION

SECTION 3.01.   Notices to Trustee.........................................  55
SECTION 3.02.   Selection of Notes To Be Redeemed..........................  55
SECTION 3.03.   Notice of Redemption.......................................  55
SECTION 3.04.   Effect of Notice of Redemption.............................  56
SECTION 3.05.   Deposit of Redemption Price................................  56
SECTION 3.06.   Notes Redeemed in Part.....................................  57
SECTION 3.07.   Optional Redemption........................................  57

                                  ARTICLE FOUR

                                    COVENANTS

SECTION 4.01.   Payment of Notes...........................................  58

SECTION 4.02.  Maintenance of Office or Agency............................   58
SECTION 4.03.  Corporate Existence........................................   59
SECTION 4.04.  Payment of Taxes and Other Claims..........................   59
SECTION 4.05.  Maintenance of Properties and Insurance....................   59
SECTION 4.06.  Compliance Certificate; Notice of Default..................   59
SECTION 4.07.  Compliance with Laws.......................................   60
SECTION 4.08.  SEC Reports................................................   60
SECTION 4.09.  Waiver of Stay, Extension or Usury Laws....................   61
SECTION 4.10.  Limitation on Restricted Payments..........................   61
SECTION 4.11.  Limitation on Transactions with Affiliates.................   66
SECTION 4.12.  Limitation on Incurrence of Additional Indebtedness........   67
SECTION 4.13.  Limitation on Dividends  and Other Payment  Restrictions
               Affecting Subsidiaries.....................................   67
SECTION 4.14.  Prohibition on Incurrence of Senior Subordinated Debt......   69
SECTION 4.15.  Change of Control..........................................   69
SECTION 4.16.  Limitation on Asset Sales..................................   72
SECTION 4.17.  Limitation on Preferred Stock of Restricted Subsidiaries...   77
SECTION 4.18.  Limitation on Liens........................................   77
SECTION 4.19.  Limitation on Guarantees by Domestic Restricted
               Subsidiaries...............................................   78
SECTION 4.20.  Restriction of Lines of Business to Food, Food
               Distribution and Related Businesses........................   79
SECTION 4.21.  Rule 144A Information......................................   79
SECTION 4.22.  Termination of Certain Covenants...........................   79

                              ARTICLE FIVE

                         SUCCESSOR CORPORATION

SECTION 5.01.  Merger, Consolidation and Sale of Assets of the Company....   80
SECTION 5.02.  Successor Corporation Substituted for the Company..........   81
SECTION 5.03.  Merger, Consolidation and Sale of Assets of Holdings.......   81
SECTION 5.04.  Successor Corporation Substituted for Holdings.............   82
SECTION 5.05.  Merger, Consolidation and Sale of Assets of Subsidiary
               Guarantors.................................................   82
SECTION 5.06.  Successor Corporation Substituted for Subsidiary
               Guarantors.................................................   83

                               ARTICLE SIX

                           DEFAULT AND REMEDIES

SECTION 6.01.  Events of Default..........................................   83
SECTION 6.02.  Acceleration...............................................   85
SECTION 6.03.  Other Remedies.............................................   85
SECTION 6.04.  Waiver of Past Defaults....................................   86
SECTION 6.05.  Control by Majority........................................   86
SECTION 6.06.  Limitation on Suits........................................   86
SECTION 6.07.  Rights of Holders To Receive Payment.......................   87
SECTION 6.08.  Collection Suit by Trustee.................................   87
SECTION 6.09.  Trustee May File Proofs of Claim...........................   87

SECTION 6.10.  Priorities.................................................   87
SECTION 6.11.  Undertaking for Costs......................................   88

                              ARTICLE SEVEN

                                 TRUSTEE

SECTION 7.01.  Duties of Trustee..........................................   88
SECTION 7.02.  Rights of Trustee..........................................   89
SECTION 7.03.  Individual Rights of Trustee...............................   91
SECTION 7.04.  Trustee's Disclaimer.......................................   91
SECTION 7.05.  Notice of Default..........................................   91
SECTION 7.06.  Reports by Trustee to Holders..............................   91
SECTION 7.07.  Compensation and Indemnity.................................   91
SECTION 7.08.  Replacement of Trustee.....................................   92
SECTION 7.09.  Successor Trustee by Merger, Etc...........................   93
SECTION 7.10.  Eligibility; Disqualification..............................   93
SECTION 7.11.  Preferential Collection of Claims Against Company..........   94

                              ARTICLE EIGHT

                   DISCHARGE OF INDENTURE; DEFEASANCE

SECTION 8.01.  Termination of the Company's Obligations...................   94
SECTION 8.02.  Legal Defeasance and Covenant Defeasance...................   95
SECTION 8.03.  Conditions to Legal Defeasance or Covenant Defeasance......   96
SECTION 8.04.  Application of Trust Money.................................   98
SECTION 8.05.  Repayment to the Company...................................   98
SECTION 8.06.  Reinstatement..............................................   98

                              ARTICLE NINE

                   AMENDMENTS, SUPPLEMENTS AND WAIVERS

SECTION 9.01.  Without Consent of Holders................................    99
SECTION 9.02.  With Consent of Holders...................................   100
SECTION 9.03.  Effect on Senior Debt.....................................   101
SECTION 9.04.  Compliance with TIA.......................................   101
SECTION 9.05.  Revocation and Effect of Consents.........................   101
SECTION 9.06.  Notation on or Exchange of Notes..........................   102
SECTION 9.07.  Trustee To Sign Amendments, Etc...........................   102
SECTION 9.08.  Effect of Supplemental Indentures.........................   102

                               ARTICLE TEN

                              SUBORDINATION

SECTION 10.01. Notes Subordinated to Senior Debt.........................   102
SECTION 10.02. No Payment on Notes in Certain Circumstances..............   103

SECTION 10.03.  Payment Over of Proceeds upon Dissolution, Etc............   104
SECTION 10.04.  Payments May Be Paid Prior to Dissolution.................   105
SECTION 10.05.  Subrogation...............................................   105
SECTION 10.06.  Obligations of the Company Unconditional..................   106
SECTION 10.07.  Notice to Trustee and Paying Agents.......................   106
SECTION 10.08.  Reliance on Judicial Order or Certificate of
                Liquidating Agent.........................................   106
SECTION 10.09.  Trustee's Relation to Senior Debt.........................   107
SECTION 10.10.  Subordination Rights Not Impaired by Acts or Omissions
                of the Company or Holders of Senior Debt..................   107
SECTION 10.11.  Noteholders Authorize Trustee and Paying Agent To
                Effectuate Subordination of Notes.........................   108
SECTION 10.12.  This Article Ten Not To Prevent Events of Default.........   108
SECTION 10.13.  Trustee's Compensation Not Prejudiced.....................   108

                              ARTICLE ELEVEN

                                 GUARANTEE

SECTION 11.01.  Unconditional Guarantee...................................   108
SECTION 11.02.  Subordination of Guarantees...............................   109
SECTION 11.03.  Severability..............................................   109
SECTION 11.04.  Release of Guarantees.....................................   109
SECTION 11.05.  Waiver of Subrogation.....................................   110
SECTION 11.06.  Execution of Guarantees...................................   111
SECTION 11.07.  Waiver of Stay, Extension or Usury Laws...................   111

                               ARTICLE TWELVE

                 SUBORDINATION OF GUARANTEE OBLIGATIONS

SECTION 12.01.  Guarantee Obligations Subordinated to Guarantor Senior
                Debt......................................................   111
SECTION 12.02.  No Payment on Notes in Certain Circumstances..............   112
SECTION 12.03.  Payment Over of Proceeds upon Dissolution, Etc............   113
SECTION 12.04.  Payments May Be Paid Prior to Dissolution.................   114
SECTION 12.05.  Subrogation...............................................   114
SECTION 12.06.  Obligations of the Guarantors Unconditional...............   115
SECTION 12.07.  Notice to Trustee and Paying Agents.......................   115
SECTION 12.08.  Reliance on Judicial Order or Certificate of Liquidating
                Agent.....................................................   116
SECTION 12.09.  Trustee's Relation to Guarantor Senior Debt of the
                Guarantors................................................   116
SECTION 12.10.  Subordination Rights Not Impaired by Acts or Omissions
                of the Guarantors or Holders of Guarantor Senior Debt
                of the Guarantors.........................................   116
SECTION 12.11.  Noteholders Authorize Trustee and Paying Agent To
                Effectuate Subordination of Notes.........................   117
SECTION 12.12.  This Article Twelve Not To Prevent Events of Default......   117

                                   ARTICLE THIRTEEN

                                     MISCELLANEOUS
SECTION 13.01.   TIA Controls...............................................   118
SECTION 13.02.   Notices....................................................   118
SECTION 13.03.   Communications by Holders with Other Holders...............   119
SECTION 13.04.   Certificate and Opinion as to Conditions Precedent.........   120
SECTION 13.05.   Statements Required in Certificate or Opinion..............   120
SECTION 13.06.   Rules by Trustee, Paying Agent, Registrar..................   120
SECTION 13.07.   Legal Holidays.............................................   120
SECTION 13.08.   Governing Law..............................................   121
SECTION 13.09.   No Adverse Interpretation of Other Agreements..............   121
SECTION 13.10.   No Recourse Against Others.................................   121
SECTION 13.11.   Successors.................................................   121
SECTION 13.12.   Duplicate Originals........................................   121
SECTION 13.13.   Severability...............................................   121

Signatures..................................................................   122

Exhibit A - Form of Initial Note and Guarantee..............................   A-1
Exhibit B - Form of Certificate of Transfer.................................   B-1
Exhibit C - Form of Certificate of Exchange.................................   C-1
Exhibit D - Form Of Certificate From Acquiring Institutional Accredited
            Investor........................................................   D-1

Schedule 1 - Assets Held for Disposition

Note: This Table of Contents shall not, for any purpose, be deemed to be part of the Indenture.

      INDENTURE, dated as of February 8, 2005, among DEL MONTE CORPORATION, a Delaware corporation ("the Company"), DEL MONTE FOODS COMPANY, a Delaware corporation ("Holdings"), MIKE MAC IHC, INC., a Delaware corporation, STAR-KIST SAMOA, INC., a California corporation, MARINE TRADING PACIFIC, INC., a Delaware corporation, and STAR-KIST MAURITIUS, INC., a Delaware corporation (the "Subsidiary Guarantors"), and DEUTSCHE BANK TRUST COMPANY AMERICAS, a New York banking corporation, as Trustee (the "Trustee").

      The Company, Holdings, the Subsidiary Guarantors and the Trustee agree as follows for the benefit of one another and for the equal and ratable benefit of the Holders (as defined below) of the 6-3/4% Senior Subordinated Notes due 2015:

                                  ARTICLE ONE

                   DEFINITIONS AND INCORPORATION BY REFERENCE

      SECTION 1.01.Definitions.

      "144A Global Note" means a global note in substantially the form of Exhibit A hereto bearing the Global Note Legend and the Private Placement Legend and deposited with or on behalf of, and registered in the name of, the Depositary or its nominee that shall be issued in a denomination equal to the outstanding principal amount of Notes sold in reliance on Rule 144A.

      "Acceleration Notice" has the meaning provided in Section 6.02(a).

      "Acquired Indebtedness" means Indebtedness of a Person or any of its Subsidiaries existing at the time such Person becomes a Restricted Subsidiary of the Company or at the time it merges or consolidates with or into the Company or any of its Restricted Subsidiaries or assumed by the Company or any of its Restricted Subsidiaries in connection with the acquisition of assets from such Person and in each case not incurred by such Person in connection with, or in anticipation or contemplation of, such Person becoming a Restricted Subsidiary of the Company or such acquisition, merger or consolidation.

      "Additional Interest" means additional interest, if any, which may be payable on the Notes as described in Section 4.01.

      "Additional Notes" means Notes, if any, issued under this Indenture after the Issue Date, other than Exchange Notes.

      "Affiliate" means, with respect to any specified Person, any other Person who directly or indirectly through one or more intermediaries controls, or is controlled by, or is under common control with, such specified Person. The term "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative of the foregoing.

      "Affiliate Transaction" has the meaning provided in Section 4.11.

      "Agent" means any Registrar, Paying Agent or co-Registrar.

      "Applicable Premium" has the meaning set forth in Section 4.15(a).

      "Applicable Procedures" means, with respect to any transfer or exchange of or for beneficial interests in any Global Note, the rules and procedures of the Depositary, Euroclear and Clearstream that apply to such transfer or exchange.

      "Asset Acquisition" means:

            (a) an Investment by the Company or any Restricted Subsidiary of the Company in any other Person pursuant to which such Person shall become a Restricted Subsidiary of the Company, or shall be merged or consolidated with or into the Company or

            (b) the acquisition by the Company or any Restricted Subsidiary of the Company of the assets of any Person (other than a Restricted Subsidiary of the Company) which constitute all or substantially all of the assets of such Person or comprises any division or line of business of such Person or any other properties or assets of such Person other than in the ordinary course of business.

      "Asset Sale" means any direct or indirect sale, issuance, conveyance, transfer, lease (other than operating leases entered into in the ordinary course of business), assignment or other transfer for value by the Company or any of its Restricted Subsidiaries (including any Sale and Leaseback Transaction) to any Person other than the Company or a Restricted Subsidiary of the Company of:

      (a)   any Capital Stock of any Restricted Subsidiary of the Company, or

      (b) any other property or assets of the Company or any Restricted Subsidiary of the Company other than in the ordinary course of business;

      provided, however, that Asset Sales shall not include:

            (i) a transaction or series of related transactions for which the Company or its Restricted Subsidiaries receive aggregate consideration of less than $5.0 million;

            (ii) the sale, lease, conveyance, disposition or other transfer of all or substantially all of the assets of the Company as permitted under
      Section 5.01;

            (iii) the grant of Liens permitted by Section 4.18;

            (iv) the sale or transfer of Receivables Program Assets in connection with a Qualified Receivables Transaction;

            (v) the sale or transfer of certain assets identified in Schedule I to this Indenture as being held for disposition;

            (vi) the surrender or waiver of contractual rights or the settlement, release or surrender of contract, tort or other claims of any kind; and

            (vii) Restricted Payments or Permitted Investments otherwise permitted by this Indenture.

      "Asset Swap" means the execution of a definitive agreement, subject only to customary closing conditions that the Company in good faith believes will be satisfied, for a substantially concurrent purchase and sale, or exchange, of assets (of a kind used or usable by the Company and its Restricted Subsidiaries in their business as it exists on the date thereof, or in businesses that are the same as such business of the Company and its Restricted Subsidiaries on the date thereof or similar or reasonably related thereto) between the Company or any of its Restricted Subsidiaries and another Person or group of affiliated Persons; provided, however, that any amendment to or waiver of any closing condition that individually or in the aggregate is material to the Asset Swap shall be deemed to be a new Asset Swap.

      "Authenticating Agent" has the meaning provided in Section 2.02.

      "Authentication Order" has the meaning provided in Section 2.02.

      "Bankruptcy Law" means Title 11, U.S. Code or any similar Federal, state or foreign law for the relief of debtors.

      "Blockage Period" has the meaning provided in Section 10.02.

      "Board of Directors" means, as to any Person, the board of directors of such Person or any duly authorized committee thereof.

      "Board Resolution" means, with respect to any Person, a copy of a resolution certified by the Secretary or an Assistant Secretary of such Person to have been duly adopted by the Board of Directors of such Person and to be in full force and effect on the date of such certification, and delivered to the Trustee.

      "Borrowing Base" means as of any date, an amount, determined on a consolidated basis and in accordance with GAAP, equal to the sum of (i) 70% of the aggregate book value of inventory plus (ii) 85% of the aggregate book value of all accounts receivable (net of bad debt reserves) of the Company and its Restricted Subsidiaries. To the extent that information is not available as to the amount of inventory or accounts receivable as of a specific date, the Company shall use the most recent available information for purposes of calculating the Borrowing Base.

      "Business Day" means a day that is not a Legal Holiday.

      "Capitalized Lease Obligation" means, as to any Person, the obligations of such Person under a lease that are required to be classified and accounted for as capital lease obligations under GAAP and, for purposes of this definition, the amount of such obligations at any date shall be the capitalized amount of such obligations at such date, determined in accordance with GAAP.

"Capital Stock" means:

      (i) with respect to any Person that is a corporation, any and all shares, interests, participations or other equivalents (however designated and whether or not voting) of corporate stock, including each class or series of Common Stock and Preferred Stock of such Person and

      (ii) with respect to any Person that is not a corporation, any and all partnership or other equity interests of such Person.

"Cash Equivalents" means:

      (i) obligations issued by, or unconditionally guaranteed by, the U.S. government or issued by any agency thereof, and in each case backed by the full faith and credit of the United States and maturing within one year from the date of acquisition thereof;

      (ii) obligations issued or fully guaranteed by any state of the United States of America or any political subdivision of any such state or any public instrumentality thereof maturing within one year from the date of acquisition thereof and, at the time of acquisition, having one of the two highest ratings obtainable from either S&P or Moody's;

      (iii) commercial paper maturing no more than one year from the date of creation thereof and, at the time of acquisition, having the highest rating obtainable from either S&P or Moody's;

      (iv) certificates of deposit or bankers' acceptances maturing within one year from the date of acquisition thereof issued by any bank organized under the laws of the United States or any state thereof or the District of Columbia or any U.S. branch of a foreign bank having at the date of acquisition thereof combined capital and surplus of not less than $250,000,000;

      (v) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clause (i) above entered into with any bank meeting the qualifications specified in clause (iv) above; and

      (vi) investments in money market funds which invest substantially all their assets in securities of the types described in clauses (i) through (v) above.

"Change of Control" means the occurrence of one or more of the following events:

      (i) any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all or substantially all of the assets of the Company or Holdings to any Person or group of related Persons for purposes of
Section 13(d) of the Exchange Act (a "Group"), together with any Affiliates thereof (whether or not otherwise in compliance with the provisions of this Indenture);

            (ii) the approval by the holders of Capital Stock of the Company or Holdings, as the case may be, of any plan or proposal for the liquidation or dissolution of the Company or Holdings, as the case may be (whether or not otherwise in compliance with the provisions of this Indenture);

            (iii) any Person or Group shall become the owner, directly or indirectly, beneficially or of record, of shares representing more than 50% of the aggregate ordinary voting power represented by the issued and outstanding Capital Stock (the "Voting Stock") of the Company or Holdings; or

            (iv) the replacement of a majority of the Board of Directors of the Company or Holdings over a two-year period from the directors who constituted the Board of Directors of the Company or Holdings, as the case may be, at the beginning of such period, and such replacement shall not have been approved by a vote of at least a majority of the Board of Directors of the Company or Holdings, as the case may be, then still in office who either were members of such Board of Directors at the beginning of such period or whose election as a member of such Board of Directors was previously so approved.

      "Change of Control Date" has the meaning provided in Section 4.15.

      "Change of Control Offer" has the meaning provided in Section 4.15.

      "Change of Control Payment Date" has the meaning provided in Section 4.15.

      "Change of Control Redemption Date" has the meaning provided in Section 4.15.

      "Change of Control Triggering Event" means the occurrence of both a Change of Control and a Rating Decline with respect to the Notes.

      "Clearstream" means Clearstream Banking, S.A., and any and all successors thereto.

      "Common Stock" of any Person means any and all shares, interests or other participations in and other equivalents (however designated and whether voting or non-voting) of such Person's common stock, whether outstanding on the Issue Date or issued after the Issue Date, and includes without limitation, all series and classes of such common stock.

      "Company" means the party named as such in this Indenture until a successor replaces it pursuant to this Indenture and thereafter means such successor.

      "Consolidated EBITDA" means, with respect to any Person, for any period, the sum (without duplication) of:

            (i)   Consolidated Net Income, and

            (ii) to the extent Consolidated Net Income has been reduced thereby,

                 (A) all income taxes of such Person and its Restricted Subsidiaries paid or accrued in accordance with GAAP for such period,

            (B)   Consolidated Interest Expense, and

            (C) Consolidated Non-cash Charges less any non-cash items sincreasing Consolidated Net Income for such period,

all as determined on a consolidated basis for such Person and its Restricted Subsidiaries in accordance with GAAP.

      "Consolidated Fixed Charge Coverage Ratio" means, with respect to any Person, the ratio of Consolidated EBITDA of such Person during the four full fiscal quarters (the "Four Quarter Period") ending on or prior to the date of the transaction giving rise to the need to calculate the Consolidated Fixed Charge Coverage Ratio (the "Transaction Date") to the Consolidated Fixed Charges of such Person for the Four Quarter Period. In addition to and without limitation of the foregoing, for purposes of this definition, "Consolidated EBITDA" and "Consolidated Fixed Charges" shall be calculated after giving effect on a pro forma basis for the period of such calculation to:

            (i) the incurrence or repayment of any Indebtedness of such Person or any of its Restricted Subsidiaries (and the application of the proceeds thereof) giving rise to the need to make such calculation and any incurrence or repayment of other Indebtedness (and the application of the proceeds thereof), other than the incurrence or repayment of Indebtedness in the ordinary course of business for working capital purposes pursuant to working capital facilities, occurring during the Four Quarter Period or at any time subsequent to the last day of the Four Quarter Period and on or prior to the Transaction Date, as if such incurrence or repayment, as the case may be (and the application of the proceeds thereof), occurred on the first day of the Four Quarter Period and

            (ii) any Asset Sales or Asset Acquisitions (including, without limitation, any Asset Acquisition giving rise to the need to make such calculation as a result of such Person or one of its Restricted Subsidiaries (including any Person who becomes a Restricted Subsidiary as a result of the Asset Acquisition) incurring, assuming or otherwise being liable for Acquired Indebtedness and also including any Consolidated EBITDA (including any pro ---- forma expense and cost reductions which, in the reasonable and good faith ----- judgment of the Company's senior management, will result from such Asset Sale or Asset Acquisition attributable to the assets which are the subject of the Asset Acquisition or Asset Sale during the Four Quarter Period) occurring during the Four Quarter Period or at any time subsequent to the last day of the Four Quarter Period and on or prior to the Transaction Date, as if such Asset Sale or Asset Acquisition (including the incurrence, assumption or liability for any such Acquired Indebtedness) occurred on the first day of the Four Quarter Period.

If such Person or any of its Restricted Subsidiaries directly or indirectly guarantees Indebtedness of a third Person, the preceding sentence shall give effect to the incurrence of such guaranteed Indebtedness as if such Person or any Restricted Subsidiary of such Person had directly incurred or otherwise assumed such guaranteed Indebtedness. Furthermore, in calculating "Consolidated Fixed Charges" for purposes of determining the denominator (but not the numerator) of the "Consolidated Fixed Charge Coverage Ratio,"

            (1) interest on outstanding Indebtedness determined on a fluctuating basis as of the Transaction Date and which will continue to be so determined thereafter shall be deemed to have accrued at a fixed rate per annum equal to the average rate of interest on such Indebtedness in effect during the preceding 12-month period ending on the Transaction Date,

            (2) notwithstanding clause (1) above, interest on Indebtedness determined on a fluctuating basis, to the extent such interest is covered by agreements relating to Interest Swap Obligations, shall be deemed to accrue at the rate per annum resulting after giving effect to the operation of such agreements,

            (3) interest on Indebtedness that may optionally be determined at an interest rate based upon a factor of a prime or similar rate, a Eurocurrency interbank offered rate, or other rate, shall be deemed to have been based upon the rate actually chosen, or if none, then based upon such optional rate as such Person may designate, and

            (4) interest on a Capitalized Lease Obligation shall be deemed to accrue at an interest rate implicit in such Capitalized Lease Obligation in accordance with GAAP and as reflected in such Person's financial statements.

      "Consolidated Fixed Charges" means, with respect to any Person for any period, the sum (without duplication) of:

            (i) Consolidated Interest Expense (excluding amortization or write-off of deferred financing costs), plus

            (ii) the product of (x) the amount of all dividend payments on any series of Preferred Stock of such Person (other than dividends paid in Qualified Capital Stock) paid or accrued during such period times (y) a fraction, the numerator of which is one and the denominator of which is one minus the then current effective consolidated federal, state and local tax rate of such Person, expressed as a decimal.

      "Consolidated Interest Expense" means, with respect to any Person for any period, the sum (without duplication) of:

            (i) the aggregate of the interest expense of such Person and its Restricted Subsidiaries for such period determined on a consolidated basis in accordance with GAAP, including, without limitation,

                  (a) any amortization of debt discount and amortization or
            write-off of deferred financing costs,

                  (b) the net costs under Interest Swap Obligations,

                  (c) all capitalized interest,

                  (d) the interest portion of any deferred payment obligation,

                  (e) dividends paid in respect of Disqualified Capital Stock,

                  (f) net payments (whether positive or negative) pursuant to
            Interest Swap Obligations, and

            (ii)  the interest component of Capitalized Lease Obligations,

in each case paid, accrued and/or scheduled to be paid or accrued by such Person and its Restricted Subsidiaries during such period as determined on a consolidated basis in accordance with GAAP. Notwithstanding the foregoing, Consolidated Interest Expense of the Company shall include the interest expense of a Person only to the extent that the net income of such Person is included in the Consolidated Net Income of the Company.

      "Consolidated Net Income" means, with respect to any Person, for any period, the aggregate net income (or loss) of such Person and its Restricted Subsidiaries for such period on a consolidated basis, determined in accordance with GAAP; provided that there shall be excluded therefrom:

            (a) after-tax gains or losses from Asset Sales (without regard to the $5.0 million limitation set forth in the definition thereof) or abandonments or reserves relating thereto;

            (b) after-tax items classified as extraordinary or nonrecurring gains or losses;

            (c) the net income of any Person acquired in a "pooling of interests" transaction accrued prior to the date it becomes a Restricted Subsidiary of the referent Person or is merged or consolidated with or into the referent Person or any Restricted Subsidiary of the referent Person;

            (d) the net income (but not loss) of any Restricted Subsidiary of the referent Person to the extent that the declaration of dividends or similar distributions by that Restricted Subsidiary of that income is at the time of determination restricted, directly or indirectly, by a contract, operation of law or otherwise;

            (e) the net income of any Person, other than a Restricted Subsidiary of the referent Person, except to the extent of cash dividends or distributions paid to the referent Person or to a Restricted Subsidiary of the referent Person by such Person;

            (f) any restoration to income of any contingency reserve, except to the extent that provision for such reserve was made out of Consolidated Net Income accrued at any time following the Issue Date;

            (g) income or loss attributable to discontinued operations (including, without limitation, operations disposed of during such period whether or not such operations were classified as discontinued); and

            (h) in the case of a successor to the referent Person by consolidation or merger or as a transferee of the referent Person's assets, any earnings of the successor corporation prior to such consolidation, merger or transfer of assets.

Notwithstanding the foregoing, "Consolidated Net Income" shall be calculated without giving effect to:

            (i) any premiums, fees or expenses incurred and any amortization of premiums, fees or expenses incurred in connection with (A) the offering of the Notes and any related financing (including, without limitation, the Credit Agreement) or (B) repayment or repurchase of Indebtedness; and

            (ii) the amortization, depreciation, or non-cash charge of any amounts required or permitted by Statements of Financial Accounting Standards (SFAS) 141 and 142.

      "Consolidated Net Tangible Assets" means, as of any date, the total amount of assets of the Company and its Restricted Subsidiaries (less applicable depreciation, amortization and other valuation reserves), net of any write-ups of capital assets, other than write-ups in connection with accounting for acquisitions in conformity with GAAP, after deducting therefrom

            (i) all current liabilities of the Company and its Restricted Subsidiaries (excluding intercompany items), and

            (ii) all deferred tax assets, goodwill, trade names, trademarks, copyrights, patents, unamortized debt discount and expense, and all other items which would be treated as intangibles,

in each case as shown on a consolidated balance sheet of the Company and its Restricted Subsidiaries prepared in accordance with GAAP.

      "Consolidated Non-cash Charges" means, with respect to any Person, for any period, the aggregate depreciation, amortization, exchange or translation losses on foreign currencies and other non-cash expenses of such Person and its Restricted Subsidiaries reducing Consolidated Net Income of such Person and its Restricted Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP (excluding any such charge which requires an accrual of or a reserve for cash charges for any future period).

      "Covenant Defeasance" has the meaning provided in Section 8.02.

      "Credit Agreement" means (a)(i) the Credit Agreement dated as of December 20, 2002 among the Company and the financial institutions named therein, and
(ii) the Credit Agreement to be entered into among the Company, Holdings and the financial institutions named therein in connection with the refinancing of which the issuance of the Notes is a part, and in each of cases (i) and (ii) above, any related notes, collateral documents, letters of credit and guarantees, instruments and agreements executed in connection therewith, including any appendices, exhibits or schedules to any of the foregoing (as the same may be in effect from time to time) and (b) in each case as specified in clause (a) above, as such agreements may be amended, modified, supplemented or restated from time to time, or refunded, refinanced, restructured, replaced, renewed, repaid or extended from time to time (whether with the original agents and lenders or other agents or lenders or otherwise, and whether provided under the original credit agreement or other credit agreements or otherwise), including, without limitation, increasing the amount of available borrowings or other Indebtedness thereunder (provided that such increase in borrowings is permitted by Section 4.12).

      "Currency Agreement" means any foreign exchange contract, currency swap agreement or other similar agreement or arrangement designed to protect the Company or any Restricted Subsidiary of the Company against fluctuations in currency values.

      "Custodian" means any receiver, trustee, assignee, liquidator, sequestrator or similar official under any applicable Bankruptcy Law.

      "Default" means an event or condition the occurrence of which is, or with the lapse of time or the giving of notice or both would be, an Event of Default.

      "Default Notice" has the meaning provided in Section 10.02.

      "Definitive Note" means a certificated Note registered in the name of the Holder thereof and issued in accordance with Section 2.06 hereof, in substantially the form of Exhibit A hereto, except that such Note shall not bear the Global Note Legend and shall not have the "Schedule of Exchanges of Interests in the Global Note" attached thereto.

      "Depositary" means, with respect to the Global Notes, the Person specified in Section 2.03 as the Depositary with respect to the Notes and any and all successors thereto appointed as Depositary under this Indenture and having become such pursuant to the applicable provisions of this Indenture.

      "Designated Noncash Consideration" means any non-cash consideration received by the Company or one of its Restricted Subsidiaries in connection with an Asset Sale that is designated as Designated Noncash Consideration pursuant to an Officers' Certificate executed by the principal executive officer and the principal financial officer of the Company or such Restricted Subsidiary at the time of such Asset Sale. Any particular item of Designated Noncash Consideration will cease to be considered to be outstanding once cash or Cash Equivalents have been received by the Company or a Restricted Subsidiary in exchange therefor as proceeds or payments. Promptly after receipt of any Designated Noncash Consideration, the Company shall deliver such Officers' Certificate to the Trustee, together with a Board Resolution of the Company stating the fair market value of such Designated Noncash Consideration and the basis of such valuation, which shall be a report or opinion of an Independent Financial Advisor with respect to the receipt in one transaction or a series of related transactions of Designated Noncash Consideration with a fair market value in excess of $25.0 million.

      "Designated Senior Debt" means:

            (i) Indebtedness of the Company under or in respect of the Credit Agreement; and

            (ii) any other Indebtedness of the Company constituting Senior Debt which, at the time of determination, has an aggregate outstanding principal amount of at least $75.0 million and is specifically designated by the Company in the instrument evidencing such Senior Debt as "Designated Senior Debt."

      "Disqualified Capital Stock" means that portion of any Capital Stock which, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or is redeemable at the option of the holder thereof, in each case on or prior to the final maturity date of the Notes, provided, however, that if such Capital Stock is issued to any plan for the benefit of employees of the Company or by any such plan to such employees, such Capital Stock shall not constitute Disqualified Capital Stock solely because it may be required to be repurchased by the Company in order to satisfy applicable statutory or regulatory obligations.

      "DTC" means the Depository Trust Company and its successors.

      "Equity Offering" means any sale of Qualified Capital Stock of Holdings or the Company; provided that, in the event of an Equity Offering by Holdings, Holdings contributes to the capital of the Company the portion of the net cash proceeds of such Equity Offering necessary to pay the aggregate Redemption Price, plus accrued interest to the Redemption Date, of the Notes to be redeemed as described under Section 3.07(b).

      "Euroclear" means Euroclear Bank, S.A/N.V., as operator of the Euroclear System, and any and all successors thereto.

      "Event of Default" has the meaning provided in Section 6.01.

      "Exchange Act" means the Securities Exchange Act of 1934, as amended, or any successor statute or statutes thereto.

      "Exchange Notes" means the Notes that are issued pursuant to this Indenture and exchanged for the Initial Notes and any Additional Notes pursuant to the exchange offer contemplated by the Registration Rights Agreement.

      "Exchange Offer" means the registration by the Company under the Securities Act pursuant to a registration statement of the offer by the Company to each Holder of the Initial Notes and each Holder of Additional Notes, if any, to exchange all the Initial Notes and Additional Notes held by such Holder for Exchange Notes in an aggregate principal amount equal to the aggregate principal amount of the Initial Notes and Additional Notes held by such Holder, all in accordance with the terms and conditions of the Registration Rights Agreement.

      "Exchange Offer Registration Statement" has the meaning set forth in the Registration Rights Agreement.

      "Existing Notes" means the 9-1/4% Senior Subordinated Notes due 2011 and the 8-5/8% Senior Subordinated Notes due 2012 issued by the Company.

      "fair market value" means, with respect to any asset or property, the price which could be negotiated in an arm's-length, free market transaction, for cash, between a willing seller and a willing and able buyer, neither of whom is under undue pressure or compulsion to complete the transaction.

      "Four Quarter Period" has the meaning specified in the definition of "Consolidated Fixed Charge Coverage Ratio" above.

      "GAAP" means generally accepted accounting principles in the United States of America set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as may have been approved by a significant segment of the accounting profession as of the Issue Date.

      "Global Note Legend" means the legend set forth in Section 2.06(g)(ii), which is required to be placed on all Global Notes issued under this Indenture.

      "Global Notes" means, individually and collectively, each of the Restricted Global Notes and the Unrestricted Global Notes in the form of Exhibit A hereto issued in accordance with Section 2.01, 2.06(b), 2.06(d), 2.06(f) or 2.07.

      "Guarantee" means the guarantee of the obligations of the Company under this Indenture and the Notes by Holdings or any Subsidiary Guarantor and shall include, in the case of any Guarantor, any guarantee of such Guarantor which is endorsed on the Notes.

      "Guarantee Obligations" has the meaning provided in Section 12.01.

      "Guarantor" means each of Holdings, any Subsidiary Guarantor that guarantees the Notes on the Issue Date and any other Restricted Subsidiary that executes a Guarantee pursuant to Section 4.19, each until a successor replaces it pursuant to this Indenture and thereafter means such successor. A Restricted Subsidiary whose Guarantee has terminated pursuant to this Indenture shall cease to be a Guarantor effective as of such termination.

      "Guarantor Designated Senior Debt" means, with respect to any Guarantor:

            (i) Indebtedness of such Guarantor under or in respect of the Credit Agreement; and

            (ii) any other Indebtedness of such Guarantor constituting Guarantor Senior Debt of such Guarantor which, at the time of determination, has an aggregate outstanding principal amount of at least $75.0 million and is specifically designated by such Guarantor in the instrument evidencing such Guarantor Senior Debt as "Guarantor Designated Senior Debt."

      "Guarantor Blockage Period" has the meaning provided in Section 12.02.

      "Guarantor Default Notice" has the meaning provided in Section 12.02.

      "Guarantor Senior Debt" means, with respect to a Guarantor, the principal of, premium, if any, and interest (including any interest accruing subsequent to the filing of a bankruptcy petition at the rate provided for in the documentation with respect thereto, whether or not such interest is an allowed claim under applicable law and without giving effect to any reduction in the amount of such Indebtedness which is necessary to prevent the obligation of such Guarantor with respect thereto from being rendered void or voidable under applicable law relating to fraudulent conveyance or fraudulent transfer) on any Indebtedness of such Guarantor, whether outstanding on the Issue Date or thereafter created, incurred or assumed, unless, in the case of any particular Indebtedness, the instrument creating or evidencing the same or pursuant to which the same is outstanding expressly provides that such Indebtedness shall not be senior in right of payment to the Guarantee of such Guarantor. Without limiting the generality of the foregoing, "Guarantor Senior Debt" shall also include the principal of, premium, if any, interest (including any interest accruing subsequent to the filing of a petition of bankruptcy at the rate provided for in the documentation with respect thereto, whether or not such interest is an allowed claim under applicable law) on, and all other amounts owing in respect of,

            (x) all monetary obligations (including guarantees thereof), if any, of every nature of such Guarantor under or with respect to the Credit Agreement, including, without limitation, obligations to pay principal and interest, reimbursement obligations under letters of credit, fees, expenses and indemnities,

            (y) all Interest Swap Obligations (including guarantees thereof),and

            (z) all obligations (including guarantees thereof) under Currency Agreements, in each case whether outstanding on the Issue Date or thereafter incurred.

Notwithstanding the foregoing, "Guarantor Senior Debt" shall not include:

            (i) any Indebtedness of such Guarantor to a Subsidiary of such Guarantor;

            (ii) Indebtedness to, or guaranteed by such Guarantor for the benefit of, any shareholder (other than a parent corporation), director, officer or employee of such Guarantor or any Subsidiary of such Guarantor (including, without limitation, amounts owed for compensation);

            (iii) Indebtedness to trade creditors and other amounts incurred in connection with obtaining goods, materials or services;

            (iv) Indebtedness represented by Disqualified Capital Stock;

            (v) any liability for federal, state, local or other taxes owed or owing by such Guarantor;

            (vi) any Indebtedness incurred in violation of this Indenture; and

            (vii) guarantees of the Existing Notes and any Indebtedness, and any other obligation referred to in clause (x), (y) or (z) of this definition, which in each case is, by its express terms or by the express terms of the instrument or agreement creating or evidencing the same or pursuant to which the same is outstanding, subordinated in right of payment to any other Indebtedness of such Guarantor.

      "Holder" or "Noteholder" means the Person in whose name a Note is registered on the Registrar's books.

      "Holdings" means Del Monte Foods Company, a Delaware corporation, until a successor replaces it pursuant to this Indenture and thereafter means such successor.

      "incur" has the meaning provided in Section 4.12.

      "Indebtedness" means with respect to any Person, without duplication,

            (i) all obligations of such Person for borrowed money;

            (ii) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments;

            (iii) all Capitalized Lease Obligations of such Person (but excluding any operating lease obligations);

            (iv) all obligations of such Person issued or assumed as the deferred purchase price of property, all conditional sale obligations and all obligations under any title retention agreement (but excluding trade accounts payable and other accrued liabilities arising in the ordinary course of business that are not overdue by 90 days or more or that are being contested in good faith by appropriate proceedings promptly instituted and diligently conducted);

            (v) all obligations for the reimbursement of any obligor on any letter of credit, banker's acceptance or similar credit transaction;

            (vi) guarantees and other contingent obligations in respect of Indebtedness referred to in clauses (i) through (v) above and clause
      (viii) below;

            (vii) all obligations of any other Person of the type referred to in clauses (i) through (vi) above and clause (viii) below that are secured by any Lien on any property or asset of such Person, the amount of such obligation being deemed to be the lesser of the fair market value of such property or asset or the amount of the obligation so secured;

            (viii) all obligations under Currency Agreements and Interest Swap Obligations of such Person; and

            (ix) all Disqualified Capital Stock issued by such Person with the amount of Indebtedness represented by such Disqualified Capital Stock being equal to its maximum fixed repurchase price (or comparable price that such Person may be required to pay for the acquisition or retirement of such Disqualified Capital Stock), but excluding accrued dividends, if any.

For purposes hereof, the "maximum fixed repurchase price" of any Disqualified Capital Stock which does not have a fixed repurchase price shall be calculated in accordance with the terms of such Disqualified Capital Stock as if such Disqualified Capital Stock were purchased on any date on which Indebtedness shall be required to be determined pursuant to this Indenture, and if such price is based upon, or measured by, the fair market value of such Disqualified Capital Stock, such fair market value shall be determined in good faith by the Board of Directors of the issuer of such Disqualified Capital Stock.

      "Indenture" means this Indenture, as amended or supplemented from time to time in accordance with the terms hereof.

      "Independent Financial Advisor" means a firm:

            (i) which does not, and whose directors, officers and employees or Affiliates do not, have a direct or indirect equity beneficial ownership interest in the Company exceeding 10%; and

            (ii) which, in the judgment of the Board of Directors of the Company, is otherwise independent and qualified to perform the task for which it is to be engaged.

      "Indirect Participant" means a Person who holds a beneficial interest in a Global Note through a Participant.

      "Initial Notes" means the Notes issued pursuant to this Indenture on the Issue Date.

      "Institutional Accredited Investor" means an "accredited investor" within the meaning of Rule 501(a)(1), (2), (3) or (7) under the Securities Act.

      "interest" on the Notes shall include Additional Interest, if any, unless otherwise expressly stated or the context otherwise requires. For purposes of clarity, it is hereby understood and agreed that references to "interest" on the Notes shall mean and include "Additional Interest" notwithstanding the fact that there may be references in this Indenture to "interest and Additional Interest."

      "Interest Payment Date" means the stated maturity of an installment of interest on the Notes.

      "Interest Swap Obligations" means the obligations of any Person pursuant to any arrangement with any other Person, whereby, directly or indirectly, such Person is entitled to receive from time to time periodic payments calculated by applying either a floating or a fixed rate of interest on a stated notional amount in exchange for periodic payments made by such other Person calculated by applying a fixed or a floating rate of interest on the same notional amount and shall include, without limitation, interest rate swaps, caps, floors, collars and similar agreements.

      "Investment" means, with respect to any Person, any direct or indirect loan or other extension of credit (including, without limitation, a guarantee) or capital contribution to (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others), or any purchase or acquisition by such Person of any Capital Stock, bonds, notes, debentures or other securities or evidences of Indebtedness issued by, any other Person. In the case of the Company, "Investment" shall exclude extensions of trade credit (including trade receivables) by the Company and its Restricted Subsidiaries on commercially reasonable terms in accordance with normal trade practices of the Company or such Restricted Subsidiary, as the case may be. For the purposes of Section 4.10,

            (i) "Investment" shall include and be valued at the portion of the fair market value of the net assets of any Restricted Subsidiary represented by the Company's equity interest in such Subsidiary at the time that such Restricted Subsidiary is designated an Unrestricted Subsidiary and shall exclude the fair market value of the net assets of any

      Unrestricted Subsidiary at the time that such Unrestricted Subsidiary is designated a Restricted Subsidiary and

            (ii) the amount of any Investment shall be the original cost of such Investment plus the cost of all additional Investments by the Company or any of its Restricted Subsidiaries, without any adjustments for increases or decreases in value, or write-ups, write-downs or write-offs with respect to such Investment, reduced by the payment of dividends or distributions in connection with such Investment or any other amounts received in respect of such Investment; provided that no such payment of dividends or distributions or receipt of any such other amounts shall reduce the amount of any Investment if such payment of dividends or distributions or receipt of any such amounts would be included in Consolidated Net Income.

If the Company or any Restricted Subsidiary of the Company sells or otherwise disposes of any Common Stock of any direct or indirect Restricted Subsidiary of the Company such that, after giving effect to any such sale or disposition, the Company no longer owns, directly or indirectly, 80% of the outstanding Common Stock of such Restricted Subsidiary, the Company shall be deemed to have made an Investment on the date of any such sale or disposition equal to the fair market value of the Common Stock of such Restricted Subsidiary not sold or disposed of.

      "Investment Grade Rating" means a rating equal to or higher than Baa3 by Moody's and BBB- by S&P, provided that at such time neither Rating Agency has publicly announced that the Notes are under consideration for possible downgrade to a rating lower than Baa3 or BBB-, respectively; provided, however, that if
(i) either of Moody's or S&P changes its rating system, such ratings shall be the equivalent ratings after such changes or (ii) S&P or Moody's shall not make a rating of the Notes publicly available, the references above to S&P or Moody's or both of them, as the case may be, shall be to a nationally recognized U.S. rating agency or agencies, as the case may be, selected by the Company and the references to the ratings categories above shall be to the corresponding rating categories of such rating agency or rating agencies, as the case may be.

      "Issue Date" means February 8, 2005.

      "Legal Defeasance" has the meaning provided in Section 8.02.

      "Legal Holiday" has the meaning provided in Section 13.07.

      "Lien" means any lien, mortgage, deed of trust, pledge, security interest, charge or encumbrance of any kind (including any conditional sale or other title retention agreement, any lease in the nature thereof and any agreement to give any security interest).

      "Maturity Date" means February 15, 2015.

      "Moody's" means Moody's Investors Service, Inc. and its successors.

      "Net Cash Proceeds" means, with respect to any Asset Sale, the proceeds in the form of cash or Cash Equivalents including payments in respect of deferred payment obligations when received in the form of cash or Cash Equivalents (other than the portion of any such deferred payment constituting interest) received by the Company or any of its Restricted Subsidiaries from such Asset Sale net of:

            (a) reasonable out-of-pocket expenses and fees relating to such Asset Sale (including, without limitation, legal, accounting and investment banking fees and sales commissions);

            (b) taxes paid or payable after taking into account any reduction in consolidated tax liability due to available tax credits or deductions and any tax sharing arrangements;

            (c) repayment of Indebtedness that is required to be repaid in connection with such Asset Sale; and

            (d) appropriate amounts to be provided by the Company or any Restricted Subsidiary, as the case may be, as a reserve, in accordance with GAAP, against any liabilities associated with such Asset Sale and retained by the Company or any Restricted Subsidiary, as the case may be, after such Asset Sale, including, without limitation, pension and other post-employment benefit liabilities, liabilities related to environmental matters and liabilities under any indemnification obligations associated with such Asset Sale.

      "Net Proceeds Offer" has the meaning provided in Section 4.16.

      "Net Proceeds Offer Amount" has the meaning provided in Section 4.16.

      "Net Proceeds Offer Payment Date" has the meaning provided in Section
4.16.

      "Net Proceeds Offer Trigger Date" has the meaning provided in Section
4.16.

      "Non-U.S. Person" means a Person who is not a U.S. person, as such term is defined in Regulation S.

      "Notes" means the Initial Notes, Additional Notes and the Exchange Notes, treated as a single class of securities, as amended or supplemented from time to time in accordance with the terms hereof, that are issued pursuant to this Indenture. For purposes of this Indenture, all Notes shall vote together as one class of securities under this Indenture.

      "Notes Custodian" means the Trustee, as custodian with respect to the Global Notes, or any successor entity.

      "Obligations" means all obligations for principal, premium, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any Indebtedness.

      "Offering Memorandum" means the Offering Memorandum dated January 25, 2005, pursuant to which the Initial Notes were offered, and any supplement thereto.

      "Officer" means, with respect to any Person, the Chairman of the Board, the Chief Executive Officer, the President, any Vice President, the Chief Operating Officer, the Chief

Financial Officer, the Treasurer, the Assistant Treasurer, the Controller, the General Counsel, the Secretary or the Assistant Secretary of such Person, or any other officer designated by the Board of Directors serving in a similar capacity.

      "Officers' Certificate" means, with respect to any Person, a certificate signed by two Officers of such Person and otherwise complying with the applicable requirements of this Indenture, as they relate to the making of an Officers' Certificate.

      "Opinion of Counsel" means a written opinion from legal counsel, who may be internal counsel for the Company, or who is otherwise reasonably acceptable to the Trustee complying with the requirements of Sections 13.04 and 13.05, as they relate to the giving of an Opinion of Counsel.

      "Pari Passu Indebtedness" has the meaning provided in Section 4.16.

      "Participant" means, with respect to the Depositary, Euroclear or Clearstream, a Person who has an account with the Depositary, Euroclear or Clearstream, respectively, and, with respect to DTC, shall include Euroclear and Clearstream.

      Paying Agent" has the meaning provided in Section 2.03.

      "Permitted Indebtedness" means, without duplication, each of the following:

            (i) Indebtedness under the Notes, excluding any Additional Notes;

            (ii) Indebtedness incurred pursuant to the Credit Agreement in an aggregate principal amount at any time outstanding not to exceed the greater of (A) the Borrowing Base, or (B) $1.5 billion less

            (1) the aggregate amount of all mandatory principal payments in respect of such term loans thereunder made by reason of or attributable to the receipt of proceeds from Asset Sales; plus

            (2) in the case of the revolving credit facility thereunder, the aggregate amount of required permanent repayments which are accompanied by a corresponding permanent commitment reduction thereunder made by reason of or attributable to the receipt of proceeds from Asset Sales; plus

            (3) without duplication, the amount of the Receivables Program Obligations then outstanding.

            (iii) other Indebtedness of the Company and its Restricted Subsidiaries outstanding on the Issue Date, including, without limitation, the Existing Notes, reduced by the amount of any scheduled amortization payments or mandatory prepayments when actually paid or permanent reductions thereon;

            (iv) Interest Swap Obligations of the Company covering Indebtedness of the Company or any of its Restricted Subsidiaries and Interest Swap Obligations of any Restricted Subsidiary of the Company covering Indebtedness of such Restricted Subsidiary; provided, however, that such Interest Swap Obligations are entered into to protect the Company and its Restricted Subsidiaries from fluctuations in interest rates on Indebtedness incurred in accordance with this Indenture to the extent the notional principal amount of such Interest Swap Obligation does not exceed the principal amount of the Indebtedness to which such Interest Swap Obligation relates;

            (v) Indebtedness under Currency Agreements; provided that in the case of Currency Agreements which relate to Indebtedness, such Currency Agreements do not increase the Indebtedness of the Company and its Restricted Subsidiaries outstanding other than as a result of fluctuations in foreign currency exchange rates or by reason of fees, indemnities and compensation payable thereunder;

            (vi) Indebtedness of a Restricted Subsidiary of the Company to the Company or to another Restricted Subsidiary of the Company, in either case for so long as such Indebtedness is held by the Company or a Restricted Subsidiary of the Company, in each case subject to no Lien held by a Person other than the Company or a Restricted Subsidiary of the Company; provided that if as of any date any Person other than the Company or a Restricted Subsidiary of the Company owns or holds any such Indebtedness or holds a Lien in respect of such Indebtedness, there shall be deemed to have occurred on such date the incurrence of Indebtedness not constituting Permitted Indebtedness by the issuer of such Indebtedness;

            (vii) Indebtedness of the Company to a Restricted Subsidiary of the Company for so long as such Indebtedness is held by a Restricted Subsidiary of the Company, in each case subject to no Lien; provided that:

                  (A) any Indebtedness of the Company to a Restricted Subsidiary
            of the Company is unsecured and subordinated, pursuant to a written agreement, to the Company's obligations under this Indenture and the Notes and

                  (B) if as of any date any Person other than a Restricted
            Subsidiary of the Company owns or holds any such Indebtedness or any Person holds a Lien in respect of such Indebtedness, there shall be deemed to have occurred on such date the incurrence of Indebtedness not constituting Permitted Indebtedness pursuant to this clause
            (vii) by the Company;

            (viii) Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument inadvertently (except in the case of daylight overdrafts) drawn against insufficient funds in the ordinary course of business; provided, however, that such Indebtedness is extinguished within five Business Days of incurrence;

            (ix) Indebtedness of the Company or any of its Restricted Subsidiaries in respect of security for workers' compensation claims, payment obligations in connection with self-insurance, performance bonds, surety bonds or similar requirements in the ordinary course of business;

            (x) Capitalized Lease Obligations and Purchase Money Indebtedness of the Company and its Restricted Subsidiaries incurred in the ordinary course of business and Indebtedness arising from the conversion of the obligations of the Company under or pursuant to the "synthetic lease" transactions to on-balance sheet Indebtedness of the Company in an aggregate amount at any time outstanding not to exceed 10% of the Consolidated Net Tangible Assets of the Company as shown on the then most recent consolidated balance sheet of the Company and its Restricted Subsidiaries prepared in accordance with GAAP;

            (xi) guarantees by the Company and its Restricted Subsidiaries of each other's Indebtedness; provided that such Indebtedness is permitted to be incurred under this Indenture, including, with respect to guarantees by Restricted Subsidiaries of the Company, the provisions of Section 4.19;

            (xii) Indebtedness arising from agreements providing for indemnification, adjustment of purchase price or similar obligations, or from guarantees or letters of credit, surety bonds or performance bonds securing any obligations of the Company or any of its Restricted Subsidiaries pursuant to such agreements, in each case incurred in connection with the disposition of any business, assets or Restricted Subsidiary of the Company (other than guarantees of Indebtedness or other obligations incurred by any Person acquiring all or any portion of such business, assets or Restricted Subsidiary of the Company for the purpose of financing such acquisition) in a principal amount not to exceed the greater of (x) the gross proceeds actually received by the Company or any of its Restricted Subsidiaries in connection with such disposition and (y) $25.0 million;

            (xiii) guarantees furnished by the Company or its Restricted Subsidiaries in the ordinary course of business of Indebtedness of another Person in an aggregate amount not to exceed $40.0 million at any time outstanding;

            (xiv) Refinancing Indebtedness;

            (xv) Receivables Program Obligations;

            (xvi) additional Indebtedness of the Company and its Restricted Subsidiaries in an aggregate principal amount not to exceed $150.0 million at any one time outstanding (which amount may, but need not, be incurred in whole or in part under the Credit Agreement);

            (xvii) Indebtedness incurred under commercial letters of credit issued for the account of the Company or any of its Restricted Subsidiaries in the ordinary course of business (and not for the purpose of, directly or indirectly, incurring Indebtedness or providing credit support or a similar arrangement in respect of Indebtedness), provided that any drawing under any such letter of credit is reimbursed in full within seven days;

            (xviii) Indebtedness incurred in connection with any Sale and Leaseback Transaction; provided, that the aggregate Indebtedness incurred pursuant to this clause (xviii) shall not exceed $30.0 million at any time outstanding;

            (xix) any guarantee by a Restricted Subsidiary of any Indebtedness incurred pursuant to the Credit Agreement or the Existing Notes;

            (xx) the incurrence by the Company or any of its Restricted Subsidiaries of Acquired Indebtedness; provided that the Consolidated Fixed Charge Coverage Ratio immediately after giving pro forma effect to such incurrence would be no less than the Consolidated Fixed Charge Coverage Ratio immediately prior to such incurrence; and

            (xxi) Indebtedness of the Company, to the extent the net proceeds thereof are promptly (A) used to purchase Notes tendered in a Change of Control Offer, (B) deposited to defease the Notes pursuant to Section 8.02 or (C) used to discharge this Indenture pursuant to Section 8.01.

      For purposes of determining compliance with Section 4.12,

                        (1) in the event that an item of Indebtedness meets the
                  requirements of one or more of the categories of Permitted Indebtedness set forth in clauses (i) through (xxi) above or is entitled to be incurred pursuant to Section 4.12, the Company shall, in its sole discretion, be permitted to classify (or later classify or reclassify in whole or in part in its sole discretion) such item of Indebtedness in any manner that complies with Section 4.12;

                        (2) the accrual of interest, the accretion or
                  amortization of original issue discount, the payment of interest on any Indebtedness in the form of additional Indebtedness with the same, or less onerous, terms, the payment of dividends on Disqualified Capital Stock in the form of additional shares of the same class of Disqualified Capital Stock, the accrual of dividends on Disqualified Capital Stock and the accretion of the liquidation preference of Disqualified Capital Stock shall not be deemed to be an incurrence of Indebtedness or an issuance of Disqualified Capital Stock for purposes of Section 4.12; and

                        (3) for the purposes of determining compliance with any
                  dollar-denominated restriction on the incurrence of Indebtedness denominated in a foreign currency, the dollar-equivalent principal amount of such Indebtedness incurred pursuant thereto shall be calculated based on the relevant currency exchange rate in effect on the earlier of the date that such Indebtedness was incurred or the date that the Company or its applicable Restricted Subsidiary committed to incur such Indebtedness.

      "Permitted Investments" means:

            (i) Investments by the Company or any Restricted Subsidiary of the Company in any Person that is or shall become immediately after such Investment a Restricted Subsidiary of the Company or that shall immediately after such Investment merge or consolidate with or into the Company or a Restricted Subsidiary of the Company, or that shall immediately after such Investment transfer or convey all of its assets (including such Investment) to the Company or a Restricted Subsidiary of the Company, provided that such Person is engaged, in all material respects, solely in the business of food, food distribution and related businesses;

            (ii) Investments in the Company by any Restricted Subsidiary of the Company; provided that any Indebtedness evidencing such Investment is unsecured and subordinated, pursuant to a written agreement, to the Company's obligations under the Notes and this Indenture;

            (iii) Investments in cash and Cash Equivalents;

            (iv) loans and advances to employees and officers of the Company and its Restricted Subsidiaries in the ordinary course of business for bona fide business purposes not in excess of $15.0 million at any one time outstanding;

            (v) Currency Agreements and Interest Swap Obligations entered into in the ordinary course of the Company's or its Restricted Subsidiaries' businesses and otherwise in compliance with this Indenture;

            (vi) Investments in securities received in settlement of obligations of trade creditors or customers in the ordinary course of business or in satisfaction of judgments or pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of such trade creditors or customers; and Investments made in settlement or exchange for extensions of trade credit (including trade receivables) by the Company and its Restricted Subsidiaries on commercially reasonable terms in accordance with normal trade practices of the Company or such Restricted Subsidiary, as the case may be;

            (vii) Investments made by the Company or its Restricted Subsidiaries as a result of consideration received in connection with an Asset Sale made in compliance with Section 4.16, or not constituting an Asset Sale by reason of the $5.0 million threshold contained in the definition thereof;

            (viii) guarantees permitted by Section 4.19;

            (ix) Related Business Investments in companies and ventures in which the Company or a Restricted Subsidiary of the Company holds an equity ownership interest in an aggregate amount not to exceed $150.0 million; provided that any such Investment is not made with the intent that the proceeds from such Investment would be used, or in contemplation of the proceeds from such Investment being used, and are not contemporaneously with such Investment used, to purchase Capital Stock of the Company or Holdings;

            (x) Investments made in connection with a Qualified Receivables Transaction;

            (xi) any acquisition of assets solely in exchange for the issuance of Qualified Capital Stock of the Company;

            (xii) Investments existing on the Issue Date and any renewal or replacement thereof on terms and conditions not materially less favorable taken as a whole than those of the Investment being renewed or replaced;

            (xiii) workers' compensation, utility, lease and similar deposits and prepaid expenses in the ordinary course of business and endorsements of negotiable instruments and documents in the ordinary course of business;

            (xiv) advances, loans or extensions of credit to suppliers and vendors in the ordinary course of business;

            (xv) reclassification of any Investment initially made in the form of equity as a loan or advance, and reclassification of any Investment initially made in the form of a loan or advance as equity; provided in each case that the amount of such Investment is not increased thereby; and

            (xvi) additional Investments to the extent such Investments, when taken together with all other Investments made pursuant to this clause
      (xvi) and then outstanding, do not exceed 10.0% of Consolidated Net Tangible Assets (determined as of the date of the most recent available internal balance sheet of the Company and its Subsidiaries); provided that the Person in which any such Investment is made is not an Affiliate of the Company (unless such Person is an Affiliate of the Company solely because the Company, directly or indirectly, owns Capital Stock of, or controls, such Person), and provided further that any such Investment is not made with the intent that the proceeds from such Investment would be used, or in contemplation of the proceeds from such Investment being used, and are not contemporaneously with such Investment used, to purchase Capital Stock of the Company or Holdings.

      "Permitted Liens" means the following types of Liens:

            (i) Liens for taxes, assessments or governmental charges or claims either (a) not delinquent, or (b) being contested in good faith by appropriate proceedings and as to which the Company or any of its Restricted Subsidiaries shall have set aside on its books such reserves as may be required pursuant to GAAP;

            (ii) statutory Liens of landlords and Liens of carriers, warehousemen, mechanics, suppliers, materialmen, repairmen and other Liens imposed by law incurred in the ordinary course of business; Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods; and any other Liens imposed by operation of law which do not materially affect the Company's ability to perform its obligations under the Notes and this Indenture;

            (iii) Liens incurred or deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security or similar obligations, including any Lien securing letters of credit issued in the ordinary course of business consistent with past practice in connection therewith, or to secure the performance of tenders, statutory obligations, surety and appeal bonds, bids, leases, government contracts, performance and return-of-money bonds and other similar obligations (exclusive of obligations for the payment of borrowed money);

            (iv) judgment Liens not giving rise to an Event of Default so long as such Lien is adequately bonded and any appropriate legal proceedings which may have been duly initiated for the review of such judgment shall not have been finally terminated or the period within which such proceedings may be initiated shall not have expired;

            (v) easements, rights-of-way, zoning restrictions and other similar charges or encumbrances in respect of real property not interfering in any material respect with the ordinary conduct of the business of the Company or any of its Restricted Subsidiaries;

            (vi) any interest or title of a lessor under any lease, whether or not characterized as capital or operating; provided that such Liens do not extend to any property or assets which is not leased property subject to such lease;

            (vii) Liens securing Capitalized Lease Obligations and Purchase Money Indebtedness incurred in accordance with Section 4.12; provided, however, that in the case of Purchase Money Indebtedness

                  (A) the Indebtedness shall not exceed the cost of such
            property or assets being acquired or constructed and shall not be secured by any property or assets of the Company or any Restricted Subsidiary of the Company other than the property and assets being acquired or constructed, and

                  (B) the Lien securing such Indebtedness shall be created
            within 90 days of such acquisition or construction;

            (viii) Liens upon specific items of inventory or other goods and proceeds of any Person securing such Person's obligations in respect of bankers' acceptances issued or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory or other goods;

            (ix) Liens securing reimbursement obligations with respect to letters of credit which encumber documents and other property relating to such letters of credit and products and proceeds thereof;

            (x) Liens encumbering deposits made to secure obligations arising from statutory, regulatory, contractual, or warranty requirements of the Company or any of its Restricted Subsidiaries, including rights of offset and set-off;

            (xi) Liens securing Interest Swap Obligations that relate to Indebtedness that is otherwise permitted under this Indenture;

            (xii) Liens securing Indebtedness under Currency Agreements;

            (xiii) Liens securing Acquired Indebtedness incurred in accordance with Section 4.12; provided that

                  (A) such Liens secured such Acquired Indebtedness at the time of and prior to the incurrence of such Acquired Indebtedness by the Company or a Restricted Subsidiary of the Company and were not granted in connection with, or in anticipation of, the incurrence of such Acquired Indebtedness by the Company or a Restricted Subsidiary of the Company, and

                  (B) such Liens do not extend to or cover any property or
            assets of the Company or of any of its Restricted Subsidiaries other than the property or assets that secured the Acquired Indebtedness prior to the time such Indebtedness became Acquired Indebtedness of the Company or a Restricted Subsidiary of the Company and are no more favorable to the lienholders than those securing the Acquired Indebtedness prior to the incurrence of such Acquired Indebtedness by the Company or a Restricted Subsidiary of the Company;

            (xiv) leases or subleases granted to others not interfering in any material respect with the business of the Company or its Restricted Subsidiaries;

            (xv) Liens arising out of consignment or similar arrangements for the sale of goods entered into by the Company or any of its Restricted Subsidiaries in the ordinary course of business;

            (xvi) Liens on Receivables Program Assets securing Receivables Program Obligations;

            (xvii) Liens on property existing at the time of acquisition of such property by the Company or any Restricted Subsidiary; provided that such Liens were in existence prior to the contemplation of such acquisition;

            (xviii) Liens existing on the Issue Date;

            (xix) rights of banks to set off deposits against debts owned to such banks; and

            (xx) Liens on assets that are the subject of a Sale and Leaseback Transaction permitted by this Indenture.

      "Person" means an individual, partnership, corporation, limited liability company, unincorporated organization, trust or joint venture, or a governmental agency or political subdivision thereof.

      "Preferred Stock" of any Person means any Capital Stock of such Person that has preferential rights to any other Capital Stock of such Person with respect to dividends or redemptions or upon liquidation.

      "principal" of any Indebtedness (including the Notes) means the outstanding principal amount of such Indebtedness plus the premium, if any, on such indebtedness. For purposes of clarity, it is hereby understood and agreed that references to "principal" shall mean and include "premium, if any" notwithstanding the fact that there may be references in this Indenture or the Notes to "principal and premium, if any."

      "Private Placement Legend" means the legend set forth in Section 2.06(g)(i) to be placed on all Notes issued under this Indenture except where otherwise permitted by the provisions of this Indenture.

      "Proceeds Purchase Date" has the meaning provided in Section 4.16.

      "pro forma" means, with respect to any calculation made or required to be made pursuant to the terms of this Indenture, a calculation in accordance with
Article 11 of Regulation S-X under the Securities Act, except as otherwise specified herein.

      "Purchase Money Indebtedness" means Indebtedness of the Company or any of its Restricted Subsidiaries incurred in the normal course of business for the purpose of financing all or any part of the purchase price, or the cost of installation, construction or improvement, of real or personal property or assets.

      "Purchase Money Note" means a promissory note evidencing the obligation of a Receivables Subsidiary to pay the purchase price for Receivables or other indebtedness to the Company or to any other Seller in connection with a Qualified Receivables Transaction, which note shall be repaid from cash available to the maker of such note, other than cash required to be held as reserves pursuant to Receivables Documents, amounts paid in respect of interest, principal and other amounts owing under Receivables Documents and amounts paid in connection with the purchase of newly generated Receivables.

      "Qualified Capital Stock" means any Capital Stock that is not Disqualified Capital Stock.

      "Qualified Institutional Buyer" or "QIB" shall have the meaning specified in Rule 144A under the Securities Act.

      "Qualified Receivables Transaction" means any transaction or series of transactions that may be entered into by the Company or any Subsidiary of the Company pursuant to which the Company or any such Subsidiary may sell, convey or otherwise transfer to a Receivables Subsidiary (in the case of a transfer by the Company or any other Seller) and any other person (in the case of a transfer by a Receivables Subsidiary), or may grant a security interest in, any Receivables Program Assets (whether existing on the date of this Indenture or arising thereafter); provided that:

            (a) no portion of the Indebtedness or any other obligations (contingent or otherwise) of a Receivables Subsidiary or Special Purpose Vehicle

                  (i) is guaranteed by the Company or any other Seller
            (excluding guarantees of obligations pursuant to Standard Securitization Undertakings),

                  (ii) is recourse to or obligates the Company or any other
            Seller in any way other than pursuant to Standard Securitization Undertakings, or

                  (iii) subjects any property or asset of the Company or any other Seller, directly or indirectly, contingently or otherwise, to the satisfaction of obligations incurred in such transactions, other than pursuant to Standard Securitization Undertakings;

            (b) neither the Company nor any other Seller has any material contract, agreement, arrangement or understanding with a Receivables Subsidiary or a Special Purpose Vehicle (except in connection with a Purchase Money Note or Qualified Receivables Transaction) other than on terms no less favorable to the Company or such Seller than those that might be obtained at the time from Persons that are not Affiliates of the Company, other than fees payable in the ordinary course of business in connection with servicing accounts receivable; and

            (c) the Company and the other Sellers do not have any obligation to maintain or preserve the financial condition of a Receivables Subsidiary or a Special Purpose Vehicle or cause such entity to achieve certain levels of operating results other than Standard Securitization Undertakings.

      "Rating Agencies" means Moody's and S&P.

      "Rating Date" means the date which is 90 days prior to the earlier of (i) a Change of Control and (ii) public notice of the occurrence of a Change of Control.

      "Rating Decline" means the occurrence of the following on, or within 90 days after, the date of public notice of the occurrence of a Change of Control or of the intention by the Company to effect a Change of Control (which period may be extended so long as the rating of the Notes is under publicly announced consideration for possible downgrade by any of the Rating Agencies): (a) in the event the Notes are assigned an Investment Grade Rating by both Rating Agencies on the Rating Date, the rating of the Notes by one or both of the Rating Agencies shall be below an Investment Grade Rating; or (b) in the event the Notes are rated below an Investment Grade Rating by at least one of the Rating Agencies on the Rating Date, the rating of the Notes by at least one of the Rating Agencies shall be decreased by one or more gradations (including gradations within rating categories as well as between rating categories).

      "Receivables" means all rights of the Company or any other Seller to payments (whether constituting accounts, chattel paper, instruments, general intangibles or otherwise, and including the right to payment of any interest or finance charges), which rights are identified in the accounting records of the Company or such Seller as accounts receivable.

      "Receivables Documents" means:

            (a) a receivables purchase agreement, pooling and servicing agreement, credit agreement, agreements to acquire undivided interests or other agreement to transfer, or create a security interest in, Receivables Program Assets, in each case as amended, modified, supplemented or restated and in effect from time to time and entered into by the Company, another Seller and/or a Receivables Subsidiary, and

            (b) each other instrument, agreement and other document entered into by the Company, any other Seller or a Receivables Subsidiary relating to the transactions contemplated by the agreements referred to in clause (a) above, in each case as amended, modified, supplemented or restated and in effect from time to time.

      "Receivables Program Assets" means:

            (a) all Receivables which are described as being transferred by the Company, another Seller or a Receivables Subsidiary pursuant to the Receivables Documents;

            (b) all Receivables Related Assets; and

            (c) all collections (including recoveries) and other proceeds of the assets described in the foregoing clauses.

      "Receivables Program Obligations" means:

            (a) notes, trust certificates, undivided interests, partnership interests or other interests representing the right to be paid a specified principal amount for the Receivables Program Assets, and

            (b) related obligations of the Company, a Subsidiary of the Company or a Special Purpose Vehicle (including, without limitation, rights in respect of interest or yield, breach of warranty claims and expense reimbursement and indemnity provisions).

      "Receivables Related Assets" means:

            (i) any rights arising under the documentation governing or relating to Receivables (including rights in respect of liens securing such Receivables and other credit support in respect of such Receivables);

            (ii) any proceeds of such Receivables and any lockboxes or accounts in which such proceeds are deposited;

            (iii) spread accounts and other similar accounts (and any amounts on deposit therein) established in connection with a Qualified Receivables Transaction;

            (iv) any warranty, indemnity, dilution and other intercompany claim arising out of Receivables Documents; and

            (v) other assets which are customarily transferred or in respect of which security interests are customarily granted in connection with asset securitization transactions involving accounts receivable.

      "Receivables Subsidiary" means a special purpose wholly owned subsidiary of the Company created in connection with the transactions contemplated by a Qualified Receivables Transaction, which subsidiary engages in no activities other than those incidental to such Qualified Receivables Transaction and which is designated as a Receivables Subsidiary by the Company's Board of Directors. Any such designation by the Board of Directors shall be evidenced by filing with the Trustee a Board Resolution of the Company giving effect to such designation and an Officers' Certificate certifying, to the best of such officers' knowledge and belief after consulting with counsel, such designation, and the transactions in which the Receivables Subsidiary will engage, comply with the requirements of the definition of Qualified Receivables Transaction.

      "Record Date" means each of the dates designated as such in the Notes, whether or not a Legal Holiday.

      "Redemption Date," when used with respect to any Note to be redeemed, means the date fixed for such redemption pursuant to this Indenture and the Notes.

      "Redemption Price," when used with respect to any Note to be redeemed, means the price fixed for such redemption pursuant to this Indenture and the Notes.

      "Reference Date" has the meaning provided in Section 4.10.

      "Refinance" means, in respect of any security or Indebtedness, to refinance, extend, renew, refund, repay, prepay, redeem, defease or retire, or to issue a security or Indebtedness in exchange or replacement for, such security or Indebtedness, in whole or in part. "Refinanced" and "Refinancing" shall have correlative meanings.

      "Refinancing Indebtedness" means any Refinancing by the Company or any Restricted Subsidiary of the Company of Indebtedness incurred in accordance with
Section 4.12 (other than pursuant to clauses (ii), (iv), (v), (vi), (vii),
(viii), (ix), (x), (xi), (xii), (xiii), (xv), (xvi), (xvii) or (xviii) of the definition of Permitted Indebtedness), in each case that does not:

            (1) result in an increase in the aggregate principal amount of Indebtedness of such Person as of the date of such proposed Refinancing (plus the amount of any premium required to be paid under the terms of the instrument governing such Indebtedness and plus the amount of reasonable expenses incurred by the Company in connection with such Refinancing); or

            (2) create Indebtedness with

                  (A) a Weighted Average Life to Maturity that is less than the
            Weighted Average Life to Maturity of the Indebtedness being Refinanced, or

                  (B) a final maturity earlier than the final maturity of the
            Indebtedness being Refinanced; provided that

                        (x) if such Indebtedness being Refinanced is solely
                  Indebtedness of the Company, then such Refinancing Indebtedness shall be Indebtedness solely of the Company, and

                        (y) if such Indebtedness being Refinanced is subordinate
                  or junior to the Notes or any Guarantee, then such Refinancing Indebtedness shall be subordinate to the Notes or such Guarantee, as the case may be, at least to the same extent and in the same manner as the Indebtedness being Refinanced.

      "Registrar" has the meaning provided in Section 2.03.

      "Registration Rights Agreement" means the Registration Rights Agreement to be dated the Issue Date among the Company, Holdings, as Guarantor, the Subsidiary Guarantors and the placement agents for the benefit of themselves and the Holders, as the same may be amended or modified from time to time in accordance with the terms thereof.

      "Regulation S" means Regulation S under the Securities Act.

      "Regulation S Global Note" means a Global Note in substantially the form of Exhibit A hereto bearing the Global Note Legend and the Private Placement Legend and deposited with or on behalf of and registered in the name of the Depositary or its nominee, issued in a denomination initially equal to the outstanding principal amount of the Notes sold in reliance on Rule 903 of Regulation S.

      "Related Business Investment" means:

            (i) any Investment by a Person in any other Person a majority of whose revenues are derived from the food, food distribution or related businesses; and

            (ii) any Investment by such Person in any cooperative or other supplier, including, without limitation, any joint venture which is intended to supply any product or service useful to the business of the Company and its Restricted Subsidiaries.

      "Replacement Assets" has the meaning provided in Section 4.16.

      "Representative" means the indenture trustee or other trustee, agent or representative in respect of any Designated Senior Debt; provided that, if and for so long as any Designated Senior Debt lacks such a representative, then the Representative for such Designated Senior Debt shall at all times constitute the holders of a majority in outstanding principal amount of such Designated Senior Debt.

      "Restricted Definitive Note" means a Definitive Note bearing the Private Placement Legend.

      "Restricted Global Note" means a Global Note bearing the Private Placement Legend.

      "Restricted Payment" has the meaning provided in Section 4.10.

      "Restricted Subsidiary" of any Person means any Subsidiary of such Person which at the time of determination is not an Unrestricted Subsidiary.

      "Rule 144A" means Rule 144A (or any successor thereto) under the Securities Act.

      "Sale and Leaseback Transaction" means any direct or indirect arrangement with any Person or to which any such Person is a party, providing for the leasing to the Company or a Restricted Subsidiary of the Company of any property, whether owned by the Company or any Restricted Subsidiary at the Issue Date or later acquired, which has been or is to be sold or transferred by the Company or such Restricted Subsidiary to such Person or to any other Person from whom funds have been or are to be advanced by such Person on the security of such Property.

      "SEC" means the Securities and Exchange Commission.

      "Securities Act" means the Securities Act of 1933, as amended, or any successor statute or statutes thereto.

      "Seller" means the Company or any Subsidiary or other Affiliate of the Company (other than a Receivables Subsidiary) which is a party to a Receivables Document.

      "Senior Debt" means the principal of, premium, if any, and interest (including any interest accruing subsequent to the filing of a bankruptcy petition at the rate provided for in the documentation with respect thereto, whether or not such interest is an allowed claim under applicable law) on any Indebtedness of the Company, whether outstanding on the Issue Date or thereafter created, incurred or assumed, unless, in the case of any particular Indebtedness, the instrument creating or evidencing the same or pursuant to which the same is outstanding expressly provides that such Indebtedness shall not be senior in right of payment to the Notes. Without limiting the generality of the foregoing, "Senior Debt" shall also include the principal of, premium, if any, interest (including any interest accruing subsequent to the filing of a petition of bankruptcy at the rate provided for in the documentation with respect thereto, whether or not such interest is an allowed claim under applicable law) on, and all other amounts owing in respect of:

            (x)all monetary obligations (including guarantees thereof) of every nature of the Company under the Credit Agreement, including, without limitation, obligations to pay principal and interest, reimbursement obligations under letters of credit, fees, expenses and indemnities;

            (y) all Interest Swap Obligations (including guarantees thereof);
and

            (z) all obligations (including guarantees thereof) under Currency Agreements, in each case whether outstanding on the Issue Date or thereafter incurred.

Notwithstanding the foregoing, Senior Debt shall not include:

                  (i) any Indebtedness of the Company to a Subsidiary of the
            Company;

                  (ii) Indebtedness to, or guaranteed by the Company for the benefit of, any shareholder (other than a parent corporation), director, officer or employee of the Company or any Subsidiary of the Company (including, without limitation, amounts owed for compensation);

                  (iii) Indebtedness to trade creditors and other amounts
            incurred in connection with obtaining goods, materials or services;

                  (iv) Indebtedness represented by Disqualified Capital Stock;

                  (v) any liability for federal, state, local or other taxes owed or owing by the Company;

                  (vi) any Indebtedness incurred in violation of the provisions of this Indenture; and

                  (vii) the Existing Notes and any Indebtedness, and any other obligation referred to in clause (x), (y) or (z) of this definition, which in each case is, by its express terms or by the express terms of the instrument or agreement creating or evidencing the same or pursuant to which the same is outstanding, subordinated in right of payment to any other Indebtedness of the Company.

      For purposes of clause (vi) of the immediately preceding proviso, a good faith determination by the Board of Directors evidenced by a Board Resolution, or a good faith determination by the Chief Financial Officer of the Company evidenced by an Officers' Certificate, that any Indebtedness being incurred under the Credit Agreement is permitted by this Indenture shall be conclusive.

      "Shelf Registration Statement" means the Shelf Registration Statement as defined in the Registration Rights Agreement.

      "Significant Subsidiary" shall have the meaning set forth in Rule 1.02(w) of Regulation S-X under the Securities Act as in effect on the Issue Date.

      "S&P" means Standard & Poor's Rating Services, a division of The McGraw-Hill Companies, Inc., and its successors.

      "Special Purpose Vehicle" means a trust, partnership or other special purpose Person established by the Company and/or any of its Subsidiaries to implement a Qualified Receivables Transaction.

      "Spring-back Date" has the meaning provided in Section 4.22(b).

      "Standard Securitization Undertakings" means representations, warranties, covenants and indemnities entered into by the Company or any Subsidiary of the Company which, in the good faith judgment of the Board of Directors of the appropriate company, are reasonably customary in an accounts receivable transaction.

      "Subsidiary" with respect to any Person, means:

            (i) any corporation of which the outstanding Capital Stock having at least a majority of the votes entitled to be cast in the election of directors under ordinary circumstances shall at the time be owned, directly or indirectly, by such Person or

            (ii) any other Person of which at least a majority of the voting interest under ordinary circumstances is at the time owned, directly or indirectly, by such Person.

      "Subsidiary Guarantor" means any Restricted Subsidiary which has guaranteed the Notes under this Indenture.

      "Surviving Entity" has the meaning provided in Section 5.01.

      "Surviving Parent Entity" has the meaning provided in Section 5.03.

      "Suspended Covenants" has the meaning provided in Section 4.22(a).

      "Suspension Period" has the meaning provided in Section 4.22(a).

      "Tax Sharing Agreement" means the tax sharing agreement between the Company and Holdings allocating the obligations to contribute amounts for the payment of income taxes and the benefits of any credits or other reductions of tax payments so as to approximate the income taxes that would be payable by the Company and Holdings on a stand-alone basis if no consolidated tax return were filed by such entities.

      "TIA" means the Trust Indenture Act of 1939 (15 U.S.C. Sections 77aaa-77bbbb), as amended, as in effect on the date of this Indenture, except as otherwise provided in Section 9.04.

      "Treasury Rate" has the meaning set forth in Section 4.15(a).

      "Trustee" means the party named as such in this Indenture until a successor replaces it in accordance with the provisions of this Indenture and thereafter means such successor.

      "Trust Officer" means, with respect to the Trustee, any Vice President, any Assistant Vice President, any Assistant Secretary, any Assistant Treasurer, any Assistant Trust Officer, any Trust Officer or any other officer associated with the corporate trust department of the Trustee customarily performing functions similar to those performed by any of the above designated officers and also, means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of that officer's knowledge of and familiarity with the particular subject and who shall have direct responsibility for the administration of this Indenture.

      "Unrestricted Definitive Note" means one or more Definitive Notes that do not bear and are not required to bear the Private Placement Legend.

      "Unrestricted Global Note" means a permanent Global Note in substantially the form of Exhibit A hereto that bears the Global Note Legend and that has the "Schedule of Exchanges of Interests in the Global Note" attached thereto, and that is deposited with or on behalf of and registered in the name of the Depositary, representing Notes that do not bear the Private Placement Legend.

      "Unrestricted Subsidiary" of any Person means:

            (i) any Subsidiary of such Person that at the time of determination shall be or continue to be designated an Unrestricted Subsidiary by the Board of Directors of such Person in the manner provided below and

            (ii) any Subsidiary of an Unrestricted Subsidiary.

The Board of Directors of the Company may designate any Subsidiary of the Company (including any newly acquired or newly formed Subsidiary) to be an Unrestricted Subsidiary unless such Subsidiary owns any Capital Stock of, or owns or holds any Lien on any property of, the Company or any other Subsidiary of the Company that is not a Subsidiary of the Subsidiary to be so designated; provided that

            (x) the Company certifies to the Trustee that such designation complies with Section 4.10, and

            (y) each Subsidiary to be so designated and each of its Subsidiaries has not at the time of designation, and does not thereafter, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable with respect to any Indebtedness pursuant to which the lender thereof has recourse to any of the assets of the Company or any of its Restricted Subsidiaries (after giving effect to the release of any guarantees of such Subsidiary's Indebtedness to be made in connection with such designation).

The Board of Directors of the Company may designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided, that such designation shall be deemed an incurrence of Indebtedness by a Restricted Subsidiary of any outstanding Indebtedness of such Unrestricted Subsidiary and such designation shall only be permitted if:

            (x) such Indebtedness is permitted under Section 4.12, calculated on a pro forma basis as if such designation had occurred at the beginning of the four-quarter reference period; and

            (y) immediately before and immediately after giving effect to such designation, no Default or Event of Default shall have occurred and be continuing.

Any such designation by the Board of Directors of the Company shall be evidenced to the Trustee by promptly filing with the Trustee a copy of the Board Resolution giving effect to such designation and an Officers' Certificate certifying that such designation complied with the foregoing provisions.

      "U.S. Government Obligations" means direct obligations of, and obligations guaranteed by, the United States for the payment of which the full faith and credit of the United States is pledged.

      "U.S. Legal Tender" means such coin or currency of the United States as at the time of payment shall be legal tender for the payment of public and private debts.

      "Weighted Average Life to Maturity" means, when applied to any Indebtedness at any date, the number of years obtained by dividing

            (a) the then outstanding aggregate principal amount of such Indebtedness into

            (b) the sum of the total of the products obtained by multiplying

                  (i) the amount of each then remaining installment, sinking fund, serial maturity or other required payment of principal, including payment at final maturity, in respect thereof, by

                  (ii) the number of years (calculated to the nearest
            one-twelfth) which will elapse between such date and the making of such payment.

      "Wholly Owned Restricted Subsidiary" of any Person means any Restricted Subsidiary of such Person of which all the outstanding voting securities (other than, in the case of a foreign Restricted Subsidiary, directors' qualifying shares or an immaterial amount of shares otherwise required to be owned by other Persons pursuant to applicable law) are owned by such Person or any Wholly Owned Restricted Subsidiary of such Person.

      SECTION 1.02. Incorporation by Reference of TIA.

      Whenever this Indenture refers to a provision of the TIA, such provision is incorporated by reference in, and made a part of, this Indenture. The following TIA terms used in this Indenture have the following meanings:

      "indenture securities" means the Notes.

      "indenture security holder" means a Holder or a Noteholder.

      "indenture to be qualified" means this Indenture.

      "indenture trustee" or "institutional trustee" means the Trustee.

      "obligor" on the indenture securities means the Company or any other obligor on the Notes.

      All other TIA terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by SEC rule and not otherwise defined herein have the meanings assigned to them therein.

      SECTION 1.03. Rules of Construction.

      Unless the context otherwise requires:

      (1) a term has the meaning assigned to it;

      (2) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

      (3) "or" is not exclusive;

      (4) words in the singular include the plural, and words in the plural include the singular; and

      (5) "herein," "hereof" and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision.

                                  ARTICLE TWO

                                    THE NOTES

      SECTION 2.01. Form and Dating.

      (a) The Notes and the Trustee's certificate of authentication shall be substantially in the form of Exhibit A hereto. The Notes may have notations, legends or endorsements required by law, stock exchange rule or usage. Each Note shall be dated the date of its authentication. The Notes shall be in denominations of $1,000 and integral multiples thereof. The terms and provisions contained in the Notes shall constitute, and are hereby expressly made, a part of this Indenture and, to the extent applicable, the Company, the Guarantors and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby. However, to the extent any provision of any Note conflicts with the express provisions of this Indenture, the provisions of this Indenture shall govern and be controlling.

      (b) Notes issued in global form shall be substantially in the form of Exhibit A hereto (including the Global Note Legend thereon and the "Schedule of Exchanges of Interests in the Global Note" attached thereto). Notes issued in definitive form shall be substantially in the form of Exhibit A hereto (but without the Global Note Legend thereon and without the "Schedule of Exchanges of Interests in the Global Note" attached thereto). Each Global Note shall represent such of the outstanding Notes as shall be specified therein and each shall provide that it shall represent the aggregate principal amount of outstanding Notes from time to time endorsed thereon and that the aggregate principal amount of outstanding Notes represented thereby may from time to time be reduced or increased, as appropriate, to reflect exchanges and redemptions. Any endorsement of a Global Note to reflect the amount of any increase or decrease in the aggregate principal amount of outstanding Notes represented thereby shall be made by the Trustee or the Notes Custodian, at the direction of the Trustee, in accordance with instructions given by the Holder thereof as required by Section 2.06 hereof.

      (c) The provisions of the "Operating Procedures of the Euroclear System" and "Terms and Conditions Governing Use of Euroclear" and the "General Terms and Conditions of Clearstream" and "Customer Handbook" of Clearstream shall be applicable to transfers of beneficial interests in the Regulation S Global Notes that are held by Participants through Euroclear or Clearstream.

      (d) The Company shall exchange Global Notes for Definitive Notes if: (1) at any time the Depositary notifies the Company that it is unwilling or unable to continue to act as Depositary for the Global Notes or if at any time the Depositary shall no longer be eligible to act as such because it ceases to be a clearing agency registered under the Exchange Act, and, in either case, the Company shall not have appointed a successor Depositary within 90 days after the Company receives such notice or becomes aware of such ineligibility, (2) the Company, at its option, determines that the Global Notes shall be exchanged for Definitive Notes and delivers a written notice to such effect to the Trustee or
(3) upon written request of a Holder or the Trustee if a Default or Event of Default shall have occurred and be continuing.

      Upon the occurrence of any of the events set forth in clauses (1), (2) or
(3) above, the Company shall execute, and, upon receipt of an Authentication Order in accordance with Section 2.02 hereof, the Trustee shall authenticate and deliver, Definitive Notes, in authorized denominations, in an aggregate principal amount equal to the principal amount of the Global Notes in exchange for such Global Notes.

      Upon the exchange of a Global Note for Definitive Notes, such Global Note shall be cancelled by the Trustee or an agent of the Company or the Trustee. Definitive Notes issued in exchange for a Global Note pursuant to this Section
2.01 shall be registered in such names and in such authorized denominations as the Depositary, pursuant to instructions from its Participants or its Applicable Procedures, shall instruct the Trustee or an agent of the Company or the Trustee in writing. The Trustee or such agent shall deliver such Definitive Notes to or as directed by the Persons in whose names such Definitive Notes are so registered or to the Depositary.

      SECTION 2.02. Execution and Authentication; Aggregate Principal Amount.

      Two Officers shall sign (each of whom shall, in each case, have been duly authorized by all requisite corporate actions) the Notes for the Company by manual or facsimile signature.

      If an Officer whose signature is on a Note was an Officer at the time of such execution but no longer holds that office or position at the time the Trustee authenticates the Note, the Note shall nevertheless be valid.

      A Note shall not be valid until an authorized signatory of the Trustee or the Authenticating Agent manually signs the certificate of authentication on the Note. The signature shall be conclusive evidence that the Note has been authenticated under this Indenture.

      The Trustee shall, upon a written order of the Company (an "Authentication Order"), authenticate (i) Initial Notes for original issue in the aggregate principal amount not to exceed $250,000,000, (ii) subject to Section 2.15, Additional Notes, and (iii) Exchange Notes from time to time for issue only in exchange for a like principal amount of Initial Notes or Additional Notes, in each case upon written orders of the Company in the form of an Officers' Certificate. The Officers' Certificate shall specify the amount of Notes to be authenticated, the date on which the Notes are to be authenticated and the aggregate principal amount of Notes outstanding on the date of authentication, whether the Notes are to be Initial Notes or Additional Notes or Exchange Notes, and shall further specify the amount of such Notes to be issued as Global Notes or Definitive Notes. The aggregate principal amount of Notes outstanding at any time may not exceed $250,000,000 plus, if any Additional Notes are issued, the aggregate principal amount of such Additional Notes, except as provided in
Section 2.07.

      The Trustee shall not be required to authenticate Notes if the issuance of such Notes pursuant to this Indenture will affect the Trustee's own rights, duties or immunities under the Notes and this Indenture in a manner which is not reasonably acceptable to the Trustee.

      The Trustee may, at the expense of the Company, appoint an Authenticating Agent (the "Authenticating Agent") reasonably acceptable to the Company to authenticate Notes. Unless otherwise provided in the appointment, an Authenticating Agent may authenticate Notes whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such Authenticating Agent. An Authenticating Agent has the same rights as an Agent to deal with the Company and Affiliates of the Company.

      Any Person into which any Authenticating Agent may be merged or converted or with which it may be consolidated, or any Person resulting from any merger, conversion or consolidation to which any Authenticating Agent shall be a party, or any Person succeeding to all or substantially all of the corporate agency business of any Authenticating Agent, shall continue to be the Authenticating Agent without the execution or filing of any paper or any further act on the part of the Trustee or the Authenticating Agent.

      Any Authenticating Agent may at any time resign by giving at least 30 days' advance written notice of resignation to the Trustee and the Company. The Trustee may at any time terminate the agency of any Authenticating Agent by giving written notice of termination to such Authenticating Agent and the Company, and upon such a termination, the Trustee may appoint a successor Authenticating Agent, shall give written notice of such appointment to the Company and shall mail notice of such appointment (at the Company's expense) to all Holders. Any successor Authenticating Agent upon acceptance of its appointment hereunder shall become vested with all the rights, powers, duties and responsibilities of its predecessor hereunder, with like effect as if originally named as Authenticating Agent. Any such Authenticating Agent shall be entitled to reasonable compensation for its services and, if paid by the Trustee, it shall be a reimbursable expense pursuant to Section 7.07.

      The Notes shall be issuable in fully registered form only, without coupons, in minimum denominations of $1,000 and any integral multiple thereof.

      SECTION 2.03. Registrar and Paying Agent.

      The Company shall maintain an office or agency (which shall be located in the Borough of Manhattan in the City of New York, State of New York) where (a) Notes may be presented or surrendered for registration of transfer or for exchange (the "Registrar"), (b) Notes may be presented or surrendered for payment (the "Paying Agent") and (c) notices and demands to or upon the Company in respect of the Notes and this Indenture may be served. The Registrar shall keep a register of the Notes and of their transfer and exchange. The Company, upon prior written notice to the Trustee, may have one or more co-Registrars and one or more additional paying agents reasonably acceptable to the Trustee. The term "Paying Agent" includes any additional Paying Agent.

      The Company shall enter into an appropriate agency agreement with any Agent not a party to this Indenture, which agreement shall incorporate the provisions of the TIA and implement the provisions of this Indenture that relate to such Agent. The Company shall notify the Trustee, in advance, of the name and address of any such Agent. If the Company fails to maintain a Registrar, Paying Agent and/or agent for service of notices and demands, or fails to give the foregoing notice, the Trustee shall act as such.

      The Paying Agent or Registrar may resign upon 30 days written notice to the Company and the Trustee, provided that a replacement Paying Agent or Registrar, as the case may be, has been duly appointed and has agreed to act as such, or that the Trustee has assumed the duties of the Paying Agent or the Registrar, as the case may be. The Company may remove any Agent upon written notice to such Agent and the Trustee; provided that no such removal shall become effective until (i) the acceptance of an appointment by a successor Agent to such Agent as evidenced by an appropriate agency agreement entered into by the Company and such successor Agent and delivered to the Trustee or (ii) agreement by the Trustee that the Trustee shall serve as such Agent until the appointment of a successor Agent in accordance with clause (i) of this proviso.

      The Company initially appoints DTC to act as Depositary with respect to the Global Notes.

      The Company initially appoints the Trustee to act as Registrar and Paying Agent and to act as Notes Custodian with respect to the Global Notes.

      Upon the occurrence of an Event of Default described in Section 6.01(6) or
(7), the Trustee shall, or upon the occurrence of any other Event of Default by notice to the Company, the Registrar and the Paying Agent, the Trustee may, assume the duties and obligations of the Registrar and the Paying Agent hereunder.

      SECTION 2.04. Paying Agent To Hold Assets in Trust.

      The Company shall require each Paying Agent other than the Trustee to agree in writing that each Paying Agent shall hold in trust for the benefit of the Holders or the Trustee all assets held by the Paying Agent for the payment of principal of, or interest on, the Notes (whether such assets have been distributed to it by the Company or any other obligor on the Notes), and the Company and the Paying Agent shall notify the Trustee of any Default by the Company (or any other obligor on the Notes) in making any such payment. The Company at any time may require a Paying Agent to distribute all assets held by it to the Trustee and account for any assets disbursed and the Trustee may at any time during the continuance of any payment Default or Event of Default, upon written request to a Paying Agent, require such Paying Agent to distribute all assets held by it to the Trustee and to account for any assets distributed. Upon distribution to the Trustee of all assets that shall have been delivered by the Company to the Paying Agent, the Paying Agent shall have no further liability for such assets.

      SECTION 2.05. Noteholder Lists.

      The Registrar shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of the Holders. If the Trustee or any Paying Agent is not the Registrar, the Company shall furnish or cause the Registrar to furnish to the Trustee or any such Paying Agent on or before the third Business Day preceding each Record Date and at such other times as the Trustee or any such Paying Agent may request in writing a list as of such date and in such form as the Trustee may reasonably require of the names and addresses of the Holders, which list may be conclusively relied upon by the Trustee or any such Paying Agent.

      SECTION 2.06. Transfer and Exchange.

      (a) Transfer and Exchange of Global Notes. A Global Note may not be transferred as a whole except by the Depositary to a nominee of the Depositary, by a nominee of the Depositary to the Depositary or to another nominee of the Depositary, or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary. Upon the occurrence of any of the events set forth in Section 2.01(d) above, Definitive Notes shall be issued in denominations of $1,000 or integral multiples thereof and in such names as the Depositary shall instruct the Trustee in writing. Global Notes also may be exchanged or replaced, in whole or in part, as provided in Sections 2.07 and
2.10 hereof. Except as provided above, every Note authenticated and delivered in exchange for, or in lieu of, a Global Note or any portion thereof, pursuant to this Section 2.06 or Section 2.07 or 2.10 hereof, shall be authenticated and delivered in the form of, and shall be, a Global Note. A Global Note may not be exchanged for another Note other than as provided in this Section 2.06(a), and beneficial interests in a Global Note may not be transferred and exchanged other than as provided in Section 2.06(b), (c) or (f) hereof.

      (b) Transfer and Exchange of Beneficial Interests in the Global Notes. The transfer and exchange of beneficial interests in the Global Notes shall be effected through the Depositary, in accordance with the provisions of this Indenture and the Applicable Procedures. Beneficial interests in the Restricted Global Notes shall be subject to restrictions on transfer comparable to those set forth herein to the extent required by the Securities Act. Transfers of beneficial interests in Global Notes also shall require compliance with either clause (i) or (ii) below, as applicable, as well as one or more of the other following clauses, as applicable:

            (i) Transfer of Beneficial Interests in the Same Global Note. Beneficial interests in any Restricted Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in the same Restricted Global Note in accordance with the transfer restrictions set forth in the Private Placement Legend and any Applicable Procedures; provided, however, that prior to the expiration of the Distribution Compliance Period, transfers of beneficial interests in the Regulation S Global Note may not be made to or for the account or benefit of a "U.S. Person" (as defined in Rule 902(k) of Regulation S) (other than a "distributor" (as defined in Rule 902(d) of the Regulation S)). Beneficial interests in any Unrestricted Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in an Unrestricted Global Note. Except as may be required by any Applicable Procedures, no written orders or instructions shall be required to be delivered to the Registrar to effect the transfers described in this
      Section 2.06(b)(i).

            (ii) All Other Transfers and Exchanges of Beneficial Interests in Global Notes. In connection with all transfers and exchanges of beneficial interests that are not subject to Section 2.06(b)(i) above, the transferor of such beneficial interest must deliver to the Registrar either (A) (1) a written order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to credit or cause to be credited a beneficial interest in another Global Note in an amount equal to the beneficial interest to be transferred or exchanged and (2) instructions given in accordance with the Applicable Procedures containing information regarding the Participant account to be credited with such increase or (B) (1) if permitted under
      Section 2.06(a), a written order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to cause to be issued a Definitive
      Note in an amount equal to the beneficial interest to be transferred or exchanged and (2) instructions given by the Depositary to the Registrar containing information regarding the Person in whose name such Definitive Note shall be registered to effect the transfer or exchange referred to in
      (B)(1) above. Upon consummation of an Exchange Offer by the Company in accordance with Section 2.06(f) hereof, the requirements of this Section 2.06(b)(ii) shall be deemed to have been satisfied upon receipt by the Registrar of the instructions contained in the Letter of Transmittal delivered by the holder of such beneficial interests in the Restricted Global Notes. Upon satisfaction of all of the requirements for transfer or exchange of beneficial interests in Global Notes contained in this Indenture and the Notes, the Trustee shall adjust the principal amount of the relevant Global Note(s) pursuant to Section 2.06(h) hereof.

            (iii) Transfer of Beneficial Interests in a Restricted Global Note to Another Restricted Global Note. A holder of a beneficial interest in a Restricted Global Note may transfer such beneficial interest to a Person who takes delivery thereof in the form of a beneficial interest in another Restricted Global Note if the transfer complies with the requirements of
      Section 2.06(b)(ii) above and the Registrar receives the following:

                  (A) if the transferee will take delivery in the form of a
            beneficial interest in the 144A Global Note, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (1) thereof or, if permitted by the Applicable Procedures, item (3) thereof; and

                  (B) if the transferee will take delivery in the form of a
            beneficial interest in the Regulation S Global Note, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (2) thereof.

            (iv) Transfer or Exchange of Beneficial Interests in a Restricted Global Note for Beneficial Interests in an Unrestricted Global Note. A holder of a beneficial interest in a Restricted Global Note may exchange such beneficial interest for a beneficial interest in an Unrestricted Global Note or may transfer such beneficial interest to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note only if the exchange or transfer complies with the requirements of Section 2.06(b)(ii) above and:

                  (A) such exchange or transfer is effected pursuant to the
            Exchange Offer in accordance with a Registration Rights Agreement and the holder of the beneficial interest, in the case of an exchange, or the transferee, in the case of a transfer, makes any and all certifications required in the applicable Letter of Transmittal (or is deemed to have made such certifications if delivery is made through the Applicable Procedures) as may be required by such Registration Rights Agreement;

                  (B) such transfer is effected pursuant to the Shelf
            Registration Statement in accordance with the Registration Rights Agreement;

                  (C) such transfer is effected by a broker-dealer pursuant to the Exchange Offer Registration Statement in accordance with the Registration Rights Agreement; or

                  (D) the Registrar receives the following:

                        (1) if the holder of such beneficial interest in a
                  Restricted Global Note proposes to exchange such beneficial interest for a beneficial interest in an Unrestricted Global Note, a certificate from such holder in the form of Exhibit C hereto, including the certifications in item (1)(a) thereof; or

                        (2) if the holder of such beneficial interest in a
                  Restricted Global Note proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of a beneficial interest in an Unrestricted Global Note, a certificate from such holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;

            and, in each such case set forth in this clause (D), if the Registrar so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer complies with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

      If any such transfer or exchange is effected pursuant to clause (B) or (D) above at a time when an Unrestricted Global Note has not yet been issued, the Company shall execute and, upon receipt of an Authentication Order in accordance with Section 2.02 hereof, the Trustee shall authenticate one or more Unrestricted Global Notes in an aggregate principal amount equal to the aggregate principal amount of beneficial interests transferred or exchanged pursuant to clause (B) or (D) above.

            (v) Transfer or Exchange of Beneficial Interests in an Unrestricted Global Note for Beneficial Interests in a Restricted Global Note Prohibited. Beneficial interests in an Unrestricted Global Note may not be exchanged for, or transferred to Persons who take delivery thereof in the form of, beneficial interests in a Restricted Global Note.

      (c) Transfer and Exchange of Beneficial Interests in Global Notes for Definitive Notes.

            (i) Transfer or Exchange of Beneficial Interests in Restricted Global Notes for Restricted Definitive Notes. Subject to Section 2.06(a) hereof, if any holder of a beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a Restricted Definitive Note or to transfer such beneficial interest to a Person who takes delivery thereof in the form of a Restricted Definitive Note, then, upon receipt by the Registrar of the following documentation:

                  (A) if the holder of such beneficial interest in a Restricted
            Global Note proposes to exchange such beneficial interest for a Restricted Definitive Note, a certificate from such holder in the form of Exhibit C hereto, including the certifications in item
            (2)(a) thereof;

                  (B) if such beneficial interest is being transferred to a QIB in accordance with Rule 144A, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (1) thereof;

                  (C) if such beneficial interest is being transferred to a
            Non-U.S. Person in an offshore transaction (as defined in Section 902(k) of Regulation S) in accordance with Rule 903 or Rule 904, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (2) thereof;

                  (D) if such beneficial interest is being transferred to an
            Institutional Accredited Investor in reliance on an exemption from the registration requirements of the Securities Act other than those listed in clauses (B) and (C) above, a certificate to the effect set forth in Exhibit B hereto, including the certifications, certificates and Opinion of Counsel required by item (3)(d) thereof, if applicable; or

                  (E) if such beneficial interest is being transferred to the
            Company or any of its Subsidiaries, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item
            (3)(b) thereof,

      the Trustee shall reduce or cause to be reduced in a corresponding amount pursuant to Section 2.06(h) hereof, the aggregate principal amount of the applicable Restricted Global Note, and the Company shall execute and, upon receipt of an Authentication Order in accordance with Section 2.02 hereof, the Trustee shall authenticate and deliver a Restricted Definitive Note in the appropriate principal amount to the Person designated by the holder of such beneficial interest in the instructions delivered to the Registrar by the Depositary and the applicable Participant or Indirect Participant on behalf of such holder. Any Restricted Definitive Note issued in exchange for beneficial interests in a Restricted Global Note pursuant to this
      Section 2.06(c)(i) shall be registered in such name or names and in such authorized denomination or denominations as the holder of such beneficial interest shall designate in such instructions. The Trustee shall deliver such Restricted Definitive Notes to the Persons in whose names such Notes are so registered. Any Restricted Definitive Note issued in exchange for a beneficial interest in a Restricted Global Note pursuant to this Section 2.06(c)(i) shall bear the Private Placement Legend and shall be subject to all restrictions on transfer contained therein.

            (ii) Transfer or Exchange of Beneficial Interests in Restricted Global Notes for Unrestricted Definitive Notes. Subject to Section 2.06(a) hereof, a holder of a beneficial interest in a Restricted Global Note may exchange such beneficial interest for an Unrestricted Definitive Note or may transfer such beneficial interest to a Person who takes delivery thereof in the form of an Unrestricted Definitive Note only if:

                  (A) such exchange or transfer is effected pursuant to the
            Exchange Offer in accordance with the Registration Rights Agreement and the holder of such beneficial interest, in the case of an exchange, or the transferee, in the case of a transfer, makes any and all certifications in the applicable Letter of Transmittal (or is deemed to have made such certifications if delivery is made through the Applicable Procedures) as may be required by such Registration Rights Agreement;

                  (B) such transfer is effected pursuant to a Shelf Registration
            Statement in accordance with the Registration Rights Agreement;

                  (C) such transfer is effected by a broker-dealer pursuant to an Exchange Offer Registration Statement in accordance with the Registration Rights Agreement; or

                  (D) the Registrar receives the following:

                        (1) if the holder of such beneficial interest in a
                  Restricted Global Note proposes to exchange such beneficial interest for an Unrestricted Definitive Note, a certificate from such holder in the form of Exhibit C hereto, including the certifications in item (1)(b) thereof; or

                        (2) if the holder of such beneficial interest in a
                  Restricted Global Note proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of an Unrestricted Definitive Note, a certificate from such holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;

            and, in each such case set forth in this clause (D), if the Registrar so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer complies with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

            Upon satisfaction of any of the conditions of any of the clauses of this Section 2.06(c)(ii), the Company shall execute and, upon receipt of an Authentication Order in accordance with Section 2.02 hereof, the Trustee shall authenticate and deliver an Unrestricted Definitive Note in the appropriate principal amount to the Person designated by the holder of such beneficial interest in instructions delivered to the Registrar by the Depositary and the applicable Participant or Indirect Participant on behalf of such holder, and the Trustee shall reduce or cause to be reduced in a corresponding amount pursuant to Section 2.06(h), the aggregate principal amount of the applicable Restricted Global Note.

            (iii) Transfer or Exchange of Beneficial Interests in Unrestricted Global Notes for Unrestricted Definitive Notes. Subject to Section 2.06(a) hereof, if any holder of a beneficial interest in an Unrestricted Global Note proposes to exchange such beneficial interest for an Unrestricted Definitive Note or to transfer such beneficial interest to a Person who takes delivery thereof in the form of an Unrestricted Definitive Note, then, upon satisfaction of the applicable conditions set forth in Section 2.06(b)(ii) hereof, the Trustee shall reduce or cause to be reduced in a corresponding amount pursuant to Section 2.06(h) hereof, the aggregate principal amount of the applicable Unrestricted Global Note, and the Company shall execute and, upon receipt of an Authentication Order in accordance with Section 2.02 hereof, the Trustee shall authenticate and deliver an Unrestricted Definitive Note in the appropriate principal amount to the Person designated by the holder of such beneficial interest in instructions delivered to the Registrar by the Depositary and the applicable Participant or Indirect Participant on behalf of such holder. Any Unrestricted Definitive Note issued in exchange for a beneficial interest pursuant to this Section 2.06(c)(iii) shall be registered in such name or names and in such authorized denomination or denominations as the holder of such beneficial interest shall designate in such instructions. The Trustee shall deliver such Unrestricted Definitive Notes to the Persons in whose names such Notes are so registered. Any Unrestricted Definitive Note issued in exchange for a beneficial interest pursuant to this Section 2.06(c)(iii) shall not bear the Private Placement Legend.

      (d) Transfer and Exchange of Definitive Notes for Beneficial Interests the Global Notes.

            (i) Transfer or Exchange of Restricted Definitive Notes for Beneficial Interests in Restricted Global Notes. If any holder of a Restricted Definitive Note proposes to exchange such Restricted Definitive Note for a beneficial interest in a Restricted Global Note or to transfer such Restricted Definitive Note to a Person who takes delivery thereof in the form of a beneficial interest in a Restricted Global Note, then, upon receipt by the Registrar of the following documentation:

                  (A) if the holder of such Restricted Definitive Note proposes to exchange such Restricted Definitive Note for a beneficial interest in a Restricted Global Note, a certificate from such holder in the form of Exhibit C hereto, including the certifications in item (2)(b) thereof;

                  (B) if such Restricted Definitive Note is being transferred to a QIB in accordance with Rule 144A, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (1) thereof; or

                  (C) if such Restricted Definitive Note is being transferred to a "non-U.S. Person" in an offshore transaction (as defined in Rule 902(k) of Regulation S) in accordance with Rule 903 or Rule 904, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (2) thereof, the Trustee shall cancel the Restricted Definitive Note, increase or cause to be increased in a corresponding amount pursuant to Section 2.06(h) hereof, the aggregate principal amount of, in the case of clause (A) above, the appropriate Restricted Global Note, in the case of clause (B) above, a 144A Global Note, in the case of clause (C) above, a Regulation S Global Note.

            (ii) Transfer or Exchange of Restricted Definitive Notes for Beneficial Interests in Unrestricted Global Notes. A holder of a Restricted Definitive Note may exchange such Restricted Definitive Note for a beneficial interest in an Unrestricted Global Note or transfer such Restricted Definitive Note to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note only if:

                  (A) such exchange or transfer is effected pursuant to the
            Exchange Offer in accordance with the Registration Rights Agreement and the holder of such beneficial interest, in the case of an exchange, or the transferee, in the case of a transfer, makes any and all certifications in the applicable Letter of Transmittal (or is deemed to have made such certifications if delivery is made through the Applicable Procedures) as may be required by such Registration Rights Agreement;

                  (B) such transfer is effected pursuant to a Shelf Registration
            Statement in accordance with the Registration Rights Agreement;

                  (C) such transfer is effected by a broker-dealer pursuant to an Exchange Offer Registration Statement in accordance with the Registration Rights Agreement; or

                  (D) the Registrar receives the following:

                        (1) if the holder of such Restricted Definitive Note
                  proposes to exchange such Restricted Definitive Note for a beneficial interest in an Unrestricted Global Note, a certificate from such holder in the form of Exhibit C hereto, including the certifications in item (1)(c) thereof; or

                        (2) if the holder of such Restricted Definitive Note
                  proposes to transfer such Restricted Definitive Note to a Person who shall take delivery thereof in the form of a beneficial interest in an Unrestricted Global Note, a certificate from such holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;

            and, in each such case set forth in this clause (D), if the Registrar so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer shall be effected in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend shall no longer be required in order to maintain compliance with the Securities Act.

      Upon satisfaction of the conditions of any of the clauses in this Section 2.06(d)(ii), the Trustee shall cancel such Restricted Definitive Note and increase or cause to be increased in a corresponding amount pursuant to Section 2.06(h) hereof, the aggregate principal amount of the Unrestricted Global Note.

            (iii) Transfer or Exchange of Unrestricted Definitive Notes for Beneficial Interests in Unrestricted Global Notes. A holder of an Unrestricted Definitive Note may exchange such Unrestricted Definitive Note for a beneficial interest in an Unrestricted Global Note or transfer such Unrestricted Definitive Note to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note at any time. Upon receipt of a request for such an exchange or transfer, the Trustee shall cancel the applicable Unrestricted Definitive Note and increase or cause to be increased in a corresponding amount pursuant to
      Section 2.06(h) hereof the aggregate principal amount of one of the Unrestricted Global Notes.

            (iv) Transfer or Exchange of Unrestricted Definitive Notes for Beneficial Interests in Restricted Global Notes Prohibited. An Unrestricted Definitive Note may not be exchanged for, or transferred to Persons who take delivery thereof in the form of, beneficial interests in a Restricted Global Note.

      (e) Transfer and Exchange of Definitive Notes for Definitive Notes. Upon request by a holder of Definitive Notes and such holder's compliance with the provisions of this Section 2.06(e), the Registrar shall register the transfer or exchange of Definitive Notes. Prior to such registration of transfer or exchange, the requesting holder shall present or surrender to the Registrar the Definitive Notes duly endorsed or accompanied by a written instruction of transfer in form satisfactory to the Registrar duly executed by such holder. In addition, the requesting holder shall provide any additional certifications, documents and information, as applicable, required pursuant to the following provisions of this Section 2.06(e).

            (i) Transfer of Restricted Definitive Notes to Restricted Definitive Notes. Any Restricted Definitive Note may be transferred to and registered in the name of

      Persons who take delivery thereof in the form of a Restricted Definitive
      Note if the Registrar receives the following:

                  (A) if the transfer will be made pursuant to Rule 144A, a
            certificate in the form of Exhibit B hereto, including the certifications in item (1) thereof;

                  (B) if the transfer will be made pursuant to Rule 903 or Rule
            904, a certificate in the form of Exhibit B hereto, including the certifications in item (2) thereof;

                  (C) if the transfer will be made pursuant to any other
            exemption from the registration requirements of the Securities Act, a certificate in the form of Exhibit B hereto, including the certifications, certificates and Opinion of Counsel required by item
            (3) thereof, if applicable; or

                  (D) If the transfer will be made to the Company or any of its subsidiaries, a certificate to the effect set forth in Exhibit B hereto, including the certifications in Item 3(b) thereof.

            (ii) Transfer or Exchange of Restricted Definitive Notes for Unrestricted Definitive Notes. Any Restricted Definitive Note may be exchanged by the holder thereof for an Unrestricted Definitive Note or transferred to a Person or Persons who take delivery thereof in the form of an Unrestricted Definitive Note only if:

                  (A) such exchange or transfer is effected pursuant to the
            Exchange Offer in accordance with the Registration Rights Agreement and the holder, in the case of an exchange, or the transferee, in the case of a transfer, makes any and all certifications in the applicable Letter of Transmittal (or is deemed to have made such certifications if delivery is made through the Applicable Procedures) as may be required by a Registration Rights Agreement;

                  (B) any such transfer is effected pursuant to a Shelf
            Registration Statement in accordance with the Registration Rights Agreement;

                  (C) any such transfer is effected by a broker-dealer pursuant to an Exchange Offer Registration Statement in accordance with the Registration Rights Agreement; or

                  (D) the Registrar receives the following:

                        (1) if the holder of such Restricted Definitive Note
                  proposes to exchange such Restricted Definitive Note for an Unrestricted Definitive Note, a certificate from such holder in the form of Exhibit C hereto, including the certifications in item (1)(d) thereof; or

                        (2) if the holder of such Restricted Definitive Notes
                  proposes to transfer such Restricted Definitive Notes to a Person who shall take delivery thereof in the form of an Unrestricted Definitive Note, a certificate from such holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;

            and, in each such case set forth in this clause (D), if the Registrar so requests, an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer complies with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

      Upon satisfaction of the conditions of any of the clauses of this Section 2.06(e)(ii), the Trustee shall cancel the prior Restricted Definitive Note and the Company shall execute, and upon receipt of an Authentication Order in accordance with Section 2.02 hereof, the Trustee shall authenticate and deliver an Unrestricted Definitive Note in the appropriate aggregate principal amount to the Person designated by the holder of such prior Restricted Definitive Note in instructions delivered to the Registrar by such holder.

            (iii) Transfer of Unrestricted Definitive Notes to Unrestricted Definitive Notes. A holder of Unrestricted Definitive Notes may transfer such Unrestricted Definitive Notes to a Person who takes delivery thereof in the form of an Unrestricted Definitive Note. Upon receipt of a request to register such a transfer, the Registrar shall register the Unrestricted Definitive Notes pursuant to the instructions from the holder thereof.

      (f) Exchange Offer. Upon the occurrence of the Exchange Offer in accordance with the Registration Rights Agreement, the Company shall issue and, upon receipt of an Authentication Order in accordance with Section 2.02 hereof, the Trustee shall authenticate (A) one or more Unrestricted Global Notes in an aggregate principal amount equal to the aggregate principal amount of the beneficial interests in the applicable Restricted Global Notes (1) tendered for acceptance by Persons that make any and all certifications in the applicable Letters of Transmittal (or are deemed to have made such certifications if delivery is made through the Applicable Procedures) as may be required by such Registration Rights Agreement and (2) accepted for exchange in such Exchange Offer and (B) Unrestricted Definitive Notes in an aggregate principal amount equal to the aggregate principal amount of the Restricted Definitive Notes tendered for acceptance by Persons who made the foregoing certifications and accepted for exchange in the Exchange Offer. Concurrently with the issuance of such Notes, the Trustee shall reduce or cause to be reduced in a corresponding amount the aggregate principal amount of the applicable Restricted Global Notes, and the Company shall execute and, upon receipt of an Authentication Order in accordance with Section 2.02 hereof, the Trustee shall authenticate and deliver to the Persons designated by the holders of Restricted Definitive Notes so accepted Unrestricted Definitive Notes in the appropriate aggregate principal amount.

      (g) Legends. The following legends shall appear on the face of all Global Notes and Definitive Notes issued under this Indenture unless specifically stated otherwise in the applicable provisions of this Indenture.

            (i)Private Placement Legend.

                  (A) Except as permitted by subparagraph (B) below, each Global
            Note and each Definitive Note (and all Notes issued in exchange therefor or substitution thereof) shall bear the legend in substantially the following form:

                        THIS NOTE HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND ACCORDINGLY, MAY NOT BE OFFERED OR SOLD WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, U.S. PERSONS EXCEPT AS SET FORTH IN THE FOLLOWING SENTENCE. BY ITS ACQUISITION HEREOF, THE HOLDER (1) REPRESENTS THAT (A) IT IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT), (B) IT IS AN INSTITUTIONAL "ACCREDITED INVESTOR" (AS DEFINED IN RULE 501(a)(1), (2), (3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT) OR (C) IT IS NOT A U.S. PERSON AND IS ACQUIRING THIS NOTE IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH REGULATION S UNDER THE SECURITIES ACT, (2) AGREES THAT IT WILL NOT, WITHIN THE TIME PERIOD REFERRED TO IN RULE 144(K) UNDER THE SECURITIES ACT AS IN EFFECT ON THE DATE OF THE TRANSFER OF THIS NOTE, RESELL OR OTHERWISE TRANSFER THIS NOTE EXCEPT (A) TO THE COMPANY OR ANY SUBSIDIARY THEREOF, (B) TO A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT, (C) INSIDE THE UNITED STATES TO AN INSTITUTIONAL ACCREDITED INVESTOR THAT, PRIOR TO SUCH TRANSFER, FURNISHES TO THE TRUSTEE A SIGNED LETTER CONTAINING CERTAIN REPRESENTATIONS AND AGREEMENTS RELATING TO THE RESTRICTIONS ON TRANSFER OF THIS NOTE (THE FORM OF WHICH LETTER CAN BE OBTAINED FROM THE TRUSTEE), AND, IF SUCH TRANSFER IS IN RESPECT OF AN AGGREGATE PRINCIPAL AMOUNT OF LESS THAN $100,000, AN OPINION OF COUNSEL ACCEPTABLE TO THE COMPANY THAT SUCH TRANSFER IS IN COMPLIANCE WITH THE SECURITIES ACT, (D) OUTSIDE THE UNITED STATES IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH RULE 904 UNDER THE SECURITIES ACT, (E) PURSUANT TO THE EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE), OR (F) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, AND (3) AGREES THAT IT WILL DELIVER TO EACH PERSON TO WHOM THIS
                        NOTE IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND. IN CONNECTION WITH ANY TRANSFER OF THIS NOTE WITHIN THE TIME PERIOD REFERRED TO IN RULE 144(K) UNDER THE SECURITIES ACT AFTER THE ORIGINAL ISSUANCE OF THE NOTES, THE HOLDER MUST CHECK THE APPROPRIATE BOX SET FORTH ON THE REVERSE HEREOF RELATING TO THE MANNER OF SUCH TRANSFER AND SUBMIT THIS CERTIFICATE TO THE TRUSTEE. IF THE PROPOSED TRANSFEREE IS AN INSTITUTIONAL ACCREDITED INVESTOR, THE HOLDER MUST,

                        PRIOR TO SUCH TRANSFER, FURNISH TO THE TRUSTEE AND THE COMPANY SUCH CERTIFICATIONS, LEGAL OPINIONS OR OTHER INFORMATION AS EITHER OF THEM MAY REASONABLY REQUIRE TO CONFIRM THAT SUCH TRANSFER IS BEING MADE PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT. AS USED HEREIN, THE TERMS "OFFSHORE TRANSACTION," "UNITED STATES," AND "U.S. PERSON" HAVE THE MEANINGS GIVEN TO THEM BY REGULATION S UNDER THE SECURITIES ACT. THE INDENTURE CONTAINS A PROVISION REQUIRING THE TRUSTEE TO REFUSE TO REGISTER ANY TRANSFER OF THIS NOTE IN VIOLATION OF THE FOREGOING RESTRICTIONS;

                        (B) Notwithstanding the foregoing, any Global Note or
            Definitive Note issued pursuant to subparagraphs (b)(iv), (c)(ii),
            (c)(iii), (d)(ii), (d)(iii), (e)(ii), (e)(iii) or (f) to this
            Section 2.06 (and all Notes issued in exchange therefor or substitution thereof) shall not bear the Private Placement Legend.

            (ii) Global Note Legend. Each Global Note shall bear a legend in substantially the following form:

            "THIS GLOBAL NOTE IS HELD BY THE DEPOSITARY (AS DEFINED IN THE INDENTURE GOVERNING THIS NOTE) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (I) THE TRUSTEE MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO SECTION
            2.06 OR IN ACCORDANCE WITH SECTION 9.06 OF THE INDENTURE, (II) THIS GLOBAL NOTE MAY BE EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO
            SECTION 2.06(a) OF THE INDENTURE, (III) THIS GLOBAL NOTE MAY BE DELIVERED TO THE TRUSTEE FOR CANCELLATION PURSUANT TO SECTION 2.11 OF THE INDENTURE AND (IV) THIS GLOBAL NOTE MAY BE TRANSFERRED TO A SUCCESSOR DEPOSITARY WITH THE PRIOR WRITTEN CONSENT OF THE COMPANY."

            "UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR NOTES IN DEFINITIVE FORM, THIS NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY. UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW YORK) ("DTC"), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF

            CEDE & CO. OR SUCH OTHER NAME AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR SUCH OTHER ENTITY AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF
            DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN."

      (h) Cancellation and/or Adjustment of Global Notes. At such time as all beneficial interests in a particular Global Note have been exchanged for Definitive Notes or a particular Global Note has been redeemed, repurchased or cancelled in whole and not in part, each such Global Note shall be returned to or retained and cancelled by the Trustee in accordance with Section 2.11 hereof. At any time prior to such cancellation, if any beneficial interest in a Global
Note is exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note or for Definitive Notes, the aggregate principal amount of Notes represented by such Global Note shall be reduced accordingly and an endorsement shall be made on such Global Note by the Trustee or by the Depositary at the direction of the Trustee to reflect such reduction; and if the beneficial interest is being exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note, the aggregate principal amount of such other Global Note shall be increased accordingly and an endorsement shall be made on such Global Note by the Trustee or by the Depositary at the direction of the Trustee to reflect such increase.

      (i) General Provisions Relating to Transfers and Exchanges.

            (i) No service charge shall be made to a holder of a beneficial interest in a Global Note or to a holder of a Definitive Note for any registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than any such transfer taxes or similar governmental charge payable upon exchange or transfer pursuant to Sections 2.10, 3.06, 4.15, 4.16 and 9.06 hereof).

            (ii) All Global Notes and Definitive Notes issued upon any registration of transfer or exchange of Global Notes or Definitive Notes shall be the valid obligations of the Company, evidencing the same debt as the Global Notes or Definitive Notes surrendered upon such registration of transfer or exchange, and shall be entitled to all of the benefits of this Indenture equally and proportionately with all other Notes duly issued hereunder.

            (iii) Neither the Registrar nor the Company shall be required (A) to issue, to register the transfer of or to exchange any Notes during a period beginning at the opening of business 15 days before the day of any selection of Notes for redemption pursuant to this Indenture and ending at the close of business on the date of selection, (B) to register the transfer of or to exchange any Note so selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part, or (C) to register the transfer of or to exchange a Note between a record date and the next succeeding interest payment date.

            (iv) Prior to due presentment for the registration of transfer of any Note, the Trustee, any Agent and the Company may deem and treat the Person in whose name any Note is registered as the absolute owner of such Note for the purpose of receiving payment of principal of, premium, if any, and interest on such Note and for all other purposes, in each case regardless of any notice to the contrary.

            (v) All certifications, certificates and Opinions of Counsel required to be submitted to the Registrar pursuant to this Section 2.06 to effect a registration of transfer or exchange may be submitted by facsimile.

            (vi) The Trustee is hereby authorized and directed to enter into a letter of representation with the Depositary in the form provided by the Company and to act in accordance with such letter.

            (vii) Each Holder of a Note agrees to indemnify the Company and the Trustee against any liability that may result from the transfer, exchange or assignment of such Holder's Note in violation of any provision of this Indenture and/or applicable United States Federal or state securities law.

            (viii) The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Security (including any transfers between or among Depositary Participants or beneficial owners of interests in any Global Note) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by the terms of, this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

            (ix) Neither the Trustee nor any Agent shall have any responsibility for any actions taken or not taken by the Depositary.

      SECTION 2.07. Replacement Notes.

      If a mutilated Note is surrendered to the Registrar or if the Holder of a Note claims that the Note has been lost, destroyed or wrongfully taken, the Company shall issue and the Trustee or any Authenticating Agent of the Trustee shall authenticate a replacement Note if the Registrar's requirements are met. If required by the Registrar or the Company, such Holder must provide an affidavit of lost certificate and an indemnity bond or other indemnity, sufficient, in the judgment of both the Company and the Registrar, to protect the Company, the Trustee and any Agent from any loss which any of them may suffer if a Note is replaced. The Company may charge such Holder for its reasonable, out-of-pocket expenses in replacing a Note, including reasonable fees and expenses of counsel. Every replacement Note shall constitute an additional obligation of the Company.

      SECTION 2.08. Outstanding Notes.

      Notes outstanding at any time are all the Notes that have been authenticated by the Trustee except those cancelled by the Registrar, those received by the Registrar for cancellation and those described in this Section as not outstanding. Subject to the provisions of Section 2.09, a Note does not cease to be outstanding because the Company or any of its Affiliates holds the Note.

      If a Note is replaced pursuant to Section 2.07 (other than a mutilated Note surrendered for replacement), it ceases to be outstanding unless the Registrar receives an Opinion of Counsel that the replaced Note is held by a bona fide purchaser. A mutilated Note ceases to be outstanding upon surrender of such Note and replacement thereof pursuant to Section 2.07.

      If on a Redemption Date or the Maturity Date the Paying Agent (other than the Company or one of its Affiliates) holds U.S. Legal Tender or U.S. Government Obligations sufficient to pay all of the principal and interest due on the Notes payable on that date and is not prohibited from paying such money to the Holders thereof pursuant to the terms of this Indenture, then on and after that date such Notes cease to be outstanding and interest on them ceases to accrue.

      SECTION 2.09. Treasury Notes.

      In determining whether the Holders of the required principal amount of Notes have concurred in any direction, waiver, consent or notice, Notes owned by the Company or any of its Affiliates shall be considered as though they are not outstanding, except that for the purposes of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Notes which a Trust Officer of the Trustee actually knows are so owned shall be so considered. The Company shall notify the Trustee, in writing, when it or any of its Affiliates repurchases or otherwise acquires Notes, of the aggregate principal amount of such Notes so repurchased or otherwise acquired. If the Company or any of its Affiliates acquire any Initial Notes or Additional Notes, the Company shall not resell or transfer, and shall cause its Affiliate not to resell or transfer, any such Notes.

      SECTION 2.10. Temporary Notes.

      Until definitive Notes are ready for delivery, the Company may prepare and the Trustee shall authenticate temporary Notes upon receipt of a written order of the Company in the form of an Officers' Certificate. The Officers' Certificate shall specify the amount of temporary Notes to be authenticated and the date on which the temporary Notes are to be authenticated. Temporary Notes shall be substantially in the form of definitive Notes but may have variations that the Company considers appropriate for temporary Notes. Without unreasonable delay, the Company shall prepare, and the Trustee shall authenticate upon receipt of a written order of the Company pursuant to Section 2.02, definitive Notes in exchange for temporary Notes.

      SECTION 2.11. Cancellation.

      The Company at any time may deliver Notes to the Registrar for cancellation. The Paying Agent shall forward to the Registrar any Notes surrendered to it for registration of transfer, exchange, purchase or payment. The Registrar shall cancel and, at the written direction of the Company, shall dispose of all Notes surrendered for registration of transfer, exchange, purchase, payment or cancellation, provided that the Registrar shall not be required to destroy such cancelled Notes. Subject to Section 2.07, the Company may not issue new Notes to replace Notes that it has paid or delivered to the Registrar for cancellation. If the Company shall acquire any of the Notes, such acquisition shall not operate as a redemption or satisfaction of the

Indebtedness represented by such Notes unless and until the same are surrendered to the Registrar for cancellation pursuant to this Section 2.11.

      SECTION 2.12. Defaulted Interest.

      If the Company defaults in a payment of interest (including, without limitation, Additional Interest) on the Notes, it shall pay the defaulted interest, plus (to the extent lawful) any interest payable on the defaulted interest to the Persons who are Holders on a subsequent special record date, which date shall be the fifteenth day next preceding the date fixed by the Company for the payment of defaulted interest or the next succeeding Business Day if such date is not a Business Day. At least 15 days before the subsequent special record date, the Company shall mail to each Person who was a Holder as of a recent date selected by the Company, with a copy to the Trustee and the Paying Agent, a notice that states the subsequent special record date, the payment date and the amount of defaulted interest, and interest payable on such defaulted interest, if any, to be paid.

      SECTION 2.13. CUSIP Numbers.

      The Company in issuing the Notes may use "CUSIP" or "ISIN" numbers, and if so, the Trustee shall use the CUSIP or ISIN numbers in notices of redemption or exchange as a convenience to Holders; provided that no representation is hereby deemed to be made by the Trustee as to the correctness or accuracy of the CUSIP or ISIN numbers printed in the notice or on the Notes, and that reliance may be placed only on the other identification numbers printed on the Notes. The Company shall promptly notify the Trustee and the Registrar of any change in the CUSIP or ISIN numbers.

      SECTION 2.14. Deposit of Money.

      Prior to 11:00 a.m. New York City time on each Interest Payment Date and on the Maturity Date, any Redemption Date, Change of Control Payment Date, or Net Proceeds Offer Payment Date or any offer date for any payment on the Notes, the Company shall have deposited with the Paying Agent in immediately available funds money sufficient to make cash payments, if any, due on such date, in a timely manner which permits the Paying Agent to remit payment to the Holders on such date.

      SECTION 2.15. Issuance of Additional Notes.

      The Company may, subject to compliance with Article Four of this Indenture and applicable law, issue Additional Notes under this Indenture in an unlimited principal amount. The Additional Notes shall rank equally and ratably with, and identical to, the Initial Notes and the Exchange Notes in all respects. The Notes issued on the Issue Date and any Additional Notes subsequently issued and the Exchange Notes shall be treated as a single class of securities for all purposes under this Indenture.

                                 ARTICLE THREE

                                   REDEMPTION

      SECTION 3.01. Notices to Trustee.

      If the Company elects to redeem Notes pursuant to Section 3.07 of this Indenture or Section 6 of the Notes, it shall notify the Trustee and the Paying Agent in writing of the Redemption Date and the principal amount of the Notes to be redeemed.

      The Company shall give each notice provided for in this Section 3.01 at least 30 days but not more than 60 days before the Redemption Date (unless a shorter notice period shall be satisfactory to the Trustee and the Paying Agent, as evidenced in a writing signed on behalf of the Trustee and the Paying Agent), together with an Officers' Certificate stating that such redemption complies with the conditions contained herein and in the Notes.

      SECTION 3.02. Selection of Notes To Be Redeemed.

      If fewer than all of the Notes are to be redeemed, selection of the Notes to be redeemed will be made by the Trustee in compliance with the requirements of the principal national securities exchange applicable to it, if any, on which the Notes are listed or, if the Notes are not then listed on a national securities exchange, on a pro rata basis, by lot or in such other fair and reasonable manner chosen at the discretion of the Trustee; provided, however, that no Notes of a principal amount of $1,000 or less shall be redeemed in part; provided, further that if a partial redemption is made with the proceeds of a Equity Offering, selection of the Notes or portion thereof for redemption shall be made by the Trustee only on a pro rata basis, or on as nearly a pro rata basis as is practicable (subject to applicable procedures of the Depositary), unless such method is otherwise prohibited. The Company shall promptly notify the Trustee and the Paying Agent in writing of the date of listing and the name of the securities exchange if and when the Notes are listed on a principal national securities exchange. The Trustee shall make the selection from the Notes outstanding and not previously called for redemption and shall promptly notify the Company and the Paying Agent in writing of the Notes selected for redemption and, in the case of any Note selected for partial redemption, the principal amount thereof to be redeemed. Notes in denominations of $1,000 may be redeemed only in whole. The Trustee may select for redemption portions (equal to $1,000 or any integral multiple thereof) of the principal of Notes that have denominations larger than $1,000. Provisions of this Indenture that apply to Notes called for redemption also apply to portions of Notes called for redemption.

      SECTION 3.03. Notice of Redemption.

      At least 30 days but not more than 60 days before a Redemption Date, the Company shall mail or cause to be mailed a notice of redemption by first class mail, postage prepaid, to each Holder whose Notes are to be redeemed at its registered address, with a copy to the Trustee and any Paying Agent. At the Company's written request, the Trustee shall give the notice of redemption in the Company's name and at the Company's expense.

      Each notice for redemption shall identify the Notes to be redeemed and shall state:

            (1)   the Redemption Date;

            (2) the Redemption Price and the amount of premium and accrued interest, if any, to be paid;

            (3)   the name and address of the Paying Agent;

            (4) the subparagraph of the Notes pursuant to which such redemption is being made;

            (5) that Notes called for redemption must be surrendered to the Paying Agent to collect the Redemption Price plus accrued interest, if any, and that interest on the Notes to be redeemed will cease to accrue on and after the applicable Redemption Date, whether or not such Notes are presented for payment.

            (6) that, unless the Company defaults in making the redemption payment, interest on Notes called for redemption ceases to accrue on and after the Redemption Date, and the only remaining right of the Holders of such Notes is to receive payment of the Redemption Price plus accrued interest, if any, upon surrender to the Paying Agent of the Notes redeemed;

            (7) if any Note is being redeemed in part, the portion of the principal amount of such Note to be redeemed and that, after the Redemption Date, and upon surrender of such Note, a new Note or Notes in the aggregate principal amount equal to the unredeemed portion thereof will be issued; and

            (8) if fewer than all the Notes are to be redeemed, the identification of the particular Notes (or portion thereof) to be redeemed, as well as the aggregate principal amount of Notes to be redeemed and the aggregate principal amount of Notes to be outstanding after such partial redemption.

      SECTION 3.04. Effect of Notice of Redemption.

      Once notice of redemption is mailed in accordance with Section 3.03, Notes called for redemption become due and payable on the Redemption Date and at the Redemption Price plus accrued interest, if any. Upon surrender to the Paying Agent, such Notes called for redemption shall be paid at the Redemption Price, plus accrued interest, if any, to the Redemption Date, but installments of interest which are due and payable on dates falling on or prior to the Redemption Date, shall be payable to Holders of record at the close of business on the relevant Record Dates referred to in the Notes.

      SECTION 3.05. Deposit of Redemption Price.

      On or before 11:00 a.m. New York City time on the Redemption Date, the Company shall deposit with the Paying Agent U.S. Legal Tender sufficient to pay the Redemption Price plus accrued interest, if any, of all Notes to be redeemed on that date. The Paying Agent shall promptly (but in any event no later than two Business Days) return to the Company any U.S. Legal Tender so deposited which is not required for that purpose, except with respect to monies owed as obligations to the Trustee pursuant to Article Seven.

      If the Company complies with the preceding paragraph, then, unless the Company defaults in the payment of such Redemption Price plus accrued interest, if any, interest on the Notes to be redeemed will cease to accrue on and after the applicable Redemption Date, whether or not such Notes are presented for payment.

      SECTION 3.06. Notes Redeemed in Part.

      Upon surrender of a Note that is to be redeemed in part, the Company shall execute and the Trustee shall authenticate for the Holder a new Note or Notes equal in principal amount to the unredeemed portion of the Note surrendered.

      SECTION 3.07. Optional Redemption.

      (a) The Notes will be redeemable, at the Company's option, in whole at any time or in part from time to time, on and after February 15, 2010, upon not less than 30 nor more than 60 days' notice, at the following Redemption Prices (expressed as percentages of the principal amount of the Notes to be redeemed) if redeemed during the twelve-month period commencing on February 15 of the years set forth below, plus, in each case, accrued and unpaid interest thereon, if any, to the Redemption Date, except that installments of interest which are due and payable on dates falling on or prior to the applicable Redemption Date will be payable to the persons who were the Holders of record at the close of business on the relevant Record Dates.

Year                                      Percentage
----                                      ----------
2010.............................          103.375%
2011.............................          102.250%
2012.............................          101.125%
2013 and thereafter..............          100.00%

      (b) At any time, or from time to time, on or prior to February 15, 2008, the Company may, at its option, use the net cash proceeds of one or more Equity Offerings to redeem Notes in an aggregate principal amount equal to up to 35% of the aggregate principal amount of Notes (including any Additional Notes but excluding the Exchange Notes) originally issued at a Redemption Price equal to 106.750% of the principal amount of the Notes to be redeemed plus accrued and unpaid interest thereon, if any, to the Redemption Date, except that installments of interest which are due and payable on dates falling on or prior to the applicable Redemption Date will be payable to the persons who were the Holders of record at the close of business on the relevant Record Dates; provided that Notes in aggregate principal amount equal to at least 65% of the principal amount of Notes (excluding any Additional Notes and also excluding the Exchange Notes) originally issued remains outstanding immediately after any such redemption.

      In order to effect the foregoing redemption with the proceeds of any Equity Offering, the Company shall make such redemption not more than 150 days after the consummation of any such Equity Offering.

                                  ARTICLE FOUR

                                    COVENANTS

      SECTION 4.01. Payment of Notes.

      The Company shall pay the principal of and interest on the Notes on the dates and in the manner provided in the Notes and in this Indenture. An installment of principal of or interest on the Notes shall be considered paid on the date it is due if the Trustee or Paying Agent (other than the Company or an Affiliate of the Company) holds on that date U.S. Legal Tender designated for and sufficient to pay the installment in full and is not prohibited from paying such money to the Holders pursuant to the terms of this Indenture.

      In the event that the Exchange Offer is not consummated or a Shelf Registration Statement is not declared effective on or prior to February 8, 2006, the annual interest rate borne by the Notes will be increased by 0.5% until the Exchange Offer is consummated or the Shelf Registration Statement is declared effective. Such 0.5% increase in the per annum rate of interest is referred to herein as "Additional Interest."

      The Company shall pay, to the extent such payments are lawful, interest on overdue principal and on overdue installments of interest (without regard to any applicable grace periods) from time to time on demand at the rate borne by the Notes plus 2% per annum. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months.

      Notwithstanding anything to the contrary contained in this Indenture, the Company may, to the extent it is required to do so by law, deduct or withhold income or other similar taxes imposed by the United States from principal or interest payments hereunder.

      SECTION 4.02. Maintenance of Office or Agency.

      (a)   The Company shall maintain the office or agency required under
Section 2.03. The Company shall give prior written notice to the Trustee and the Paying Agent of the location, and any change in the location, of such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee and the Paying Agent with the address thereof, such presentations, surrenders, notices and demands may be made or served at the address of the Trustee set forth in Section 13.02.

      (b) The Company may also from time to time designate one or more other offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in the Borough of Manhattan, The City of New York, for such purposes. The Company shall give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

      SECTION 4.03. Corporate Existence.

      Except as otherwise permitted by Article Four, Article Five and Section 4.16, the Company shall do or cause to be done, at its own cost and expense, all things necessary to preserve and keep in full force and effect its corporate existence and the corporate existence of each of its Restricted Subsidiaries in accordance with the respective organizational documents of each such Restricted Subsidiary and the material rights (charter and statutory) and franchises of the Company and each such Restricted Subsidiary.

      SECTION 4.04. Payment of Taxes and Other Claims.

      The Company shall pay or discharge or cause to be paid or discharged, before the same shall become delinquent, (i) all material taxes, assessments and governmental charges (including withholding taxes and any penalties, interest and additions to taxes) levied or imposed upon it or any of its Subsidiaries or properties of it or any of its Subsidiaries and (ii) all lawful claims for labor, materials and supplies that, if unpaid, might by law become a Lien upon the property of it or any of its Subsidiaries; provided, however, that the Company shall not be required to pay or discharge or cause to be paid or discharged any such tax, assessment, charge or claim whose amount, applicability or validity is being contested in good faith by appropriate proceedings properly instituted and diligently conducted for which adequate reserves, to the extent required under GAAP, have been taken.

      SECTION 4.05. Maintenance of Properties and Insurance.

      (a) The Company shall, and shall cause each of its Restricted Subsidiaries to, maintain its material properties in good working order and condition (subject to ordinary wear and tear) and make all necessary repairs, renewals, replacements, additions, betterments and improvements thereto and actively conduct and carry on its business; provided, however, that nothing in this Section 4.05 shall prevent the Company or any of its Restricted Subsidiaries from discontinuing the operation and maintenance of any of its properties, if such discontinuance is, in the good faith judgment of the Board of Directors of the Company or the Restricted Subsidiary, as the case may be, desirable in the conduct of their respective businesses and is not disadvantageous in any material respect to the Holders.

      (b) The Company shall provide or cause to be provided, for itself and each of its Restricted Subsidiaries, insurance (including appropriate self-insurance) against loss or damage of the kinds that, in the good faith judgment of the Board of Directors of the Company, are adequate and appropriate for the conduct of the business of the Company and such Restricted Subsidiaries in a prudent manner, with reputable insurers or with the government of the United States or an agency or instrumentality thereof, in such amounts, with such deductibles, and by such methods as shall be customary, in the good faith judgment of the Board of Directors of the Company, for companies similarly situated in the industry.

      SECTION 4.06. Compliance Certificate; Notice of Default.

      (a) The Company and each Guarantor shall deliver to the Trustee, within 90 days after the end of the Company's fiscal year, commencing with the first full fiscal year after the date of this Indenture, an Officers' Certificate stating that a review of its activities and the activities of its Subsidiaries during the preceding fiscal year has been made under the supervision of the signing Officers with a view to determining whether the Company or such Guarantor, as the case may be, has kept, observed, performed and fulfilled its obligations under this Indenture and further stating, as to each such Officer signing such certificate, that to the best of such Officer's knowledge the Company or such Guarantor, as the case may be, during such preceding fiscal year has kept, observed, performed and fulfilled each and every such covenant and no Default or Event of Default occurred during such year and at the date of such certificate there is no Default or Event of Default that has occurred and is continuing or, if such signers do know of such Default or Event of Default, the certificate shall describe the Default or Event of Default and its status with particularity. The Company shall also notify the Trustee should the Company elect to change the manner in which it fixes its fiscal year end.

      (b) The annual financial statements delivered pursuant to Section 4.08 shall be accompanied by a written report of the Company's independent accountants (who shall be a firm of established national reputation) providing that in conducting their audit of such financial statements nothing has come to their attention that would lead them to believe that the Company has violated any provisions of Article Four, Five or Six of this Indenture insofar as they relate to accounting matters or, if any such violation has occurred, specifying the nature and period of existence thereof, it being understood that such accountants shall not be liable directly or indirectly to any Person for any failure to obtain knowledge of any such violation.

      (c) (i) If any Default or Event of Default has occurred and is continuing or (ii) if any Holder seeks to exercise any remedy hereunder with respect to a claimed Default under this Indenture or the Notes, the Company shall deliver to the Trustee, at its address set forth in Section 13.02 hereof, by registered or certified mail or by facsimile transmission followed by hard copy by registered or certified mail an Officers' Certificate specifying such event, notice or other action within five Business Days of its becoming aware of such occurrence. The Trustee shall not be deemed to have notice of any Default or Event of Default unless one of its Trust Officers receives written notice thereof from the Company or any of the Holders.

      SECTION 4.07. Compliance with Laws.

      The Company shall comply, and shall cause each of its Restricted Subsidiaries to comply, with all applicable statutes, rules, regulations, orders and restrictions of the United States, all states and municipalities thereof, and of any governmental department, commission, board, regulatory authority, bureau, agency and instrumentality of the foregoing, in respect of the conduct of their respective businesses and the ownership of their respective properties, except for such noncompliances as are not in the aggregate reasonably likely to have a material adverse effect on the financial condition or results of operations of the Company and its Restricted Subsidiaries, taken as a whole.

      SECTION 4.08. SEC Reports.

      (a) So long as the Notes are outstanding the Company shall deliver to the Trustee within 15 days after the filing of the same with the SEC, copies of the quarterly and annual reports and of the information, documents and other reports, if any, which the Company is required to file with the SEC, pursuant to
Section 13 or 15(d) of the Exchange Act. Notwithstanding that the Company may not be subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, so long as the Notes are outstanding the Company shall file with the SEC, to the extent permitted, and provide the Trustee and Holders with such annual

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reports and such information, documents and other reports specified in Sections
13 and 15(d) of the Exchange Act. For purposes of the foregoing provisions of this paragraph, so long as:

      (1) Holdings owns all of the issued and outstanding Capital Stock of the Company;

      (2) the aggregate amount of all Investments made by Holdings in any Persons other than the Company and its Restricted Subsidiaries does not in the aggregate exceed $5.0 million at any time outstanding; and

      (3) the Company is not required to file separate reports with the SEC pursuant to Section 13 or 15(d) of the Exchange Act;

the filing and delivery of reports, information or documents which Holdings is required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act in accordance with the provisions of this paragraph will satisfy the Company's obligations under this paragraph. To the extent permitted by Section 314(a) of the TIA, each of the Company and Holdings, as the case may be, shall be deemed to have provided such reports to the Trustee if it has filed such reports with the SEC via the Edgar filing system (or any electronic filing system that is a successor thereto). The Company shall also comply with the other provisions of TIA Section 314(a).

      SECTION 4.09. Waiver of Stay, Extension or Usury Laws.

      The Company covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law or any usury law or other law that would prohibit or forgive the Company from paying all or any portion of the principal of or interest on the Notes as contemplated herein, wherever enacted, now or at any time hereafter in force, or which may affect the covenants or the performance of this Indenture; and (to the extent that it may lawfully do so) the Company hereby expressly waives all benefit or advantage of any such law, and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

      SECTION 4.10. Limitation on Restricted Payments.

      (a) The Company will not, and will not cause or permit any of its Restricted Subsidiaries to, directly or indirectly,

            (w) declare or pay any dividend or make any distribution (other than dividends or distributions payable in Qualified Capital Stock of the Company or in options, warrants or other rights to purchase such Qualified Capital Stock) on or in respect of shares of the Company's Capital Stock to holders of such Capital Stock,

            (x) purchase, redeem or otherwise acquire or retire for value any Capital Stock of the Company or any warrants, rights or options to purchase or acquire shares of any class of such Capital Stock (in each case other than in exchange for Qualified Capital Stock of the Company or options, warrants or other rights to purchase such Qualified Capital Stock),

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

            (y) make any principal payment on, purchase, defease, redeem, prepay, decrease or otherwise acquire or retire for value, prior to any scheduled final maturity, scheduled repayment or scheduled sinking fund payment, any Indebtedness of the Company that is subordinate or junior in right of payment to the Notes or any Indebtedness of a Subsidiary Guarantor that is subordinate or junior in right of payment to a Guarantee, except the purchase, repurchase or other acquisition of any such Indebtedness in anticipation of satisfying a sinking fund obligation, principal installment or final maturity, in each case, due within one year of the date of such purchase, repurchase or other acquisition, or

            (z) make any Investment (other than Permitted Investments), (each of the foregoing actions set forth in clauses (w), (x), (y) and (z) being referred to as a "Restricted Payment"), if at the time of such Restricted Payment or immediately after giving effect thereto,

                  (i) a Default or an Event of Default shall have occurred and be continuing, or

                  (ii) the Company is not able to incur at least $1.00 of additional Indebtedness (other than Permitted Indebtedness) in compliance with Section 4.12, or

                  (iii) the aggregate amount of Restricted Payments (including such proposed Restricted Payment) made subsequent to the Issue Date shall exceed the sum of:

                        (A) 50% of the cumulative Consolidated Net Income (or if cumulative Consolidated Net Income shall be a loss, minus 100% of such loss) of the Company earned subsequent to September 30, 2002 and on or prior to the date on which the Restricted Payment occurs or is to occur (the "Reference Date") (treating such period as a single accounting period); plus

                        (B) 100% of the aggregate net cash proceeds received by the Company from any Person (other than a Subsidiary of the Company) from the issuance and sale subsequent to the Issue Date and on or prior to the Reference Date of Qualified Capital Stock of the Company (including by conversion of Indebtedness into Qualified Capital Stock) and 100% of the fair market value of non-cash consideration received in any such issuance and sale; (provided that, as further provided in clause (vii) of Section 4.10(b), to the extent that the Company does not realize cash from the proceeds of the payment, sale or disposition of any such non-cash consideration, the only Restricted Payments which shall be permitted by reason of such non-cash consideration shall be Restricted Payments which are made in kind of the non-cash consideration so received) plus

                        (C) without duplication of any amounts included in clause (iii) (B) above, 100% of the aggregate net cash proceeds of any equity contribution received by the Company subsequent to the Issue Date and on

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

                  or prior to such Reference Date from a holder of the Company's Capital Stock and 100% of the fair market value of non-cash consideration of any such equity contribution received by the Company from a holder of the Company's Capital Stock (provided that, as further provided in clause (vii) of Section 4.10(b), to the extent that the Company does not realize cash from the proceeds of the payment, sale or disposition of any such non-cash consideration, the only Restricted Payments which shall be permitted by reason of such non-cash consideration shall be Restricted Payments which are made in kind of the non-cash consideration so received); plus

                        (D)   without duplication, the sum of

                              (1) the aggregate amount returned in cash
                        subsequent to the Issue Date on or with respect to Investments (other than Permitted Investments), whether through interest payments, principal payments, dividends or other distributions or payments,

                              (2) the net cash proceeds received by the Company
                        or any Restricted Subsidiary subsequent to the Issue Date from the disposition of all or any portion of Investments (other than Permitted Investments) (other than any disposition to a Subsidiary of the Company) and 100% of the fair market value of non-cash consideration received in any such disposition (provided that, as further provided in clause (vii) of Section 4.10(b), to the extent that the Company does not realize cash from the proceeds of the payment, sale or disposition of any such non-cash consideration, the only Restricted Payments which shall be permitted by reason of such non-cash consideration shall be Restricted Payments which are made in kind of the non-cash consideration so received), and

                              (3) upon redesignation of an Unrestricted
                        Subsidiary as a Restricted Subsidiary, the fair market value of such Subsidiary, plus

                        (E)   $125.0 million;

provided, however, that with respect to all Investments made in any Unrestricted Subsidiary or joint venture, the sum of paragraphs (D)(1), (D)(2) and (D)(3) above with respect to such Investment shall not exceed the aggregate amount of all such Investments made subsequent to December 20, 2002 in such Unrestricted Subsidiary or joint venture.

      (b) Notwithstanding the foregoing, the provisions set forth in Section 4.10(a) do not prohibit:

            (i) the payment of any dividend or the consummation of any irrevocable redemption of debt that is subordinate to the Notes, within 60 days after the date of declaration of such dividend or the delivery of any irrevocable notice of redemption, as the case may be, if the dividend or redemption payment, as the case may be, would have

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

      been permitted on the date of declaration or the date of the notice of redemption, as the case may be;

            (ii)  the making of any Restricted Payment either:

                  (A) solely in exchange for shares of Qualified Capital Stock of the Company or

                  (B) through the application of net proceeds of a substantially concurrent sale for cash (other than to a Subsidiary of the Company) of shares of Qualified Capital Stock of the Company;

            (iii) the repurchase, redemption, defeasance or other acquisition or retirement of any Indebtedness of the Company that is subordinate or junior in right of payment to the Notes or any Indebtedness of any Subsidiary Guarantor that is subordinate or junior in right of payment to a Guarantee either:

                  (A) in exchange for shares of Qualified Capital Stock of the Company or Refinancing Indebtedness of the Company or such Subsidiary Guarantor, as the case may be, or

                  (B) through the application of net proceeds of a substantially concurrent incurrence or sale, as the case may be, for cash (other than to a Subsidiary of the Company) of:

                        (1) shares of Qualified Capital Stock of the Company or Holdings, provided that, in the case of Qualified Capital Stock of Holdings, Holdings contributes to the capital of the Company all or a portion of the net cash proceeds from the sale of such Qualified Capital Stock in at least the amount necessary to pay the aggregate acquisition cost of such Indebtedness, or

                        (2)   Refinancing Indebtedness;

            (iv) so long as no Default or Event of Default shall have occurred and be continuing, payments for the purpose of and in an amount equal to the amount required to permit Holdings to redeem or repurchase Common Stock of Holdings or options in respect thereof from employees, officers or directors of Holdings or any of its Subsidiaries or their estates or authorized representatives upon the death, disability or termination of employment of such employees, officers or directors; provided, that the aggregate price paid for all such redeemed or repurchased Common Stock may not exceed $10.0 million in any fiscal year; provided, further that the amount available in any given fiscal year shall be increased by the excess, if any, of (i) $10.0 million over (ii) the amount used pursuant to this clause (iv) in the immediately preceding two fiscal years; provided, further, that the amount available in any given fiscal year shall be increased in an amount not to exceed the cash proceeds from the issue or sale of Qualified Capital Stock to any such employees, officers or directors during such fiscal year to the extent proceeds from the issue or sale of such Qualified Capital Stock have not otherwise been applied to make Restricted Payments;

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

            (v) the making of distributions, loans or advances in an amount not to exceed $5.0 million per annum sufficient to permit Holdings to pay the ordinary operating expenses of Holdings;

            (vi)  the payment of any amounts pursuant to the Tax Sharing
      Agreement;

            (vii) in the event that the Company has not realized cash from the proceeds of the payment, sale or disposition of any non-cash consideration referred to in clauses (iii)(B), (iii)(C) and (iii)(D)(2) of Section 4.10(a), Restricted Payments permitted by reason of such non-cash consideration; provided, that such Restricted Payments may be made only in kind of the non-cash consideration so received;

            (viii) the declaration and payment of dividends to holders of any class or series of Disqualified Capital Stock of the Company issued on or after the Issue Date in compliance with Section 4.12;

            (ix) the payment of any dividend by a Restricted Subsidiary of the Company to the holders of its Common Stock on a pro rata basis; and

            (x) other Restricted Payments in an aggregate amount since the Issue Date not to exceed $75.0 million.

In determining the aggregate amount of Restricted Payments made subsequent to December 20, 2002 in accordance with Section 4.10(a)(iii), amounts expended pursuant to clauses (i), (ii), (vii), (viii), (ix), to the extent not paid to the Company or its Restricted Subsidiaries, and (x) of this Section 4.10(b) shall be included in such calculation and amounts expended pursuant to clauses
(ii), (iii), (v) and (vi) of this Section 4.10(b) shall be excluded from such calculation.

      (c) The amount of all Restricted Payments (other than cash) shall be the fair market value on the date of the Restricted Payment of the asset(s) or securities proposed to be transferred or issued by the Company or such Restricted Subsidiary, as the case may be, pursuant to the Restricted Payment. The fair market value of any assets or securities that are required to be valued by this Section 4.10 for a Restricted Payment or any series of related Restricted Payments shall be determined by (a) senior management of the Company if the value of the assets or securities transferred or issued in such Restricted Payment or series of related Restricted Payments is less than $10.0 million or (b) in all other cases, the Board of Directors of the Company.

      (d) Not later than the date of making any Restricted Payment, the Company shall deliver to the Trustee an Officers' Certificate stating that such Restricted Payment complies with this Indenture and setting forth in reasonable detail the basis upon which the required calculations were computed, which calculations may be based upon the Company's or Holdings' latest available internal quarterly financial statements. The Trustee shall have no duty or obligation to recalculate or otherwise verify the accuracy of the calculations set forth in any such Officers' Certificate.

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

      SECTION 4.11. Limitation on Transactions with Affiliates.

      (a) The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, enter into or permit to exist any transaction or series of related transactions (including, without limitation, the purchase, sale, lease or exchange of any property or the rendering of any service) with, or for the benefit of, any of its Affiliates (each an "Affiliate Transaction"), other than

            (x) Affiliate Transactions permitted under Section 4.11(b) below, and

            (y) Affiliate Transactions on terms that are no less favorable to the Company or the relevant Restricted Subsidiary than those that might reasonably have been obtained in a comparable transaction at such time on an arm's-length basis from a Person that is not an Affiliate of the Company or such Restricted Subsidiary.

All Affiliate Transactions (and each series of related Affiliate Transactions which are part of a common plan) involving aggregate payments or other property with a fair market value in excess of $20.0 million shall be approved by the Board of Directors of the Company or such Restricted Subsidiary, as the case may be, such approval to be evidenced by a Board Resolution stating that such Board of Directors has determined that such transaction complies with the foregoing provisions. If the Company or any Restricted Subsidiary of the Company enters into an Affiliate Transaction (or a series of related Affiliate Transactions related to a common plan) that involves an aggregate fair market value or payments to an Affiliate, as the case may be, of more than $50.0 million, the Company or such Restricted Subsidiary, as the case may be, shall, prior to the consummation thereof, obtain a favorable opinion as to the fairness of such transaction or series of related transactions to the Company or the relevant Restricted Subsidiary, as the case may be, from a financial point of view, from an Independent Financial Advisor and file the same with the Trustee.

      (b)   The restrictions set forth in clause (a) shall not apply to:

                  (i) reasonable fees and compensation paid to (including issuances and grant of securities and stock options, employment agreements and stock option and ownership plans for the benefit of), and indemnity provided on behalf of, officers, directors, employees or consultants of the Company or any Restricted Subsidiary of the Company as determined in good faith by the Company's Board of Directors or senior management;

                  (ii) transactions between or among the Company and any of its Restricted Subsidiaries or exclusively between or among such Restricted Subsidiaries, provided that such transactions are not otherwise prohibited by this Indenture;

                  (iii) any agreement as in effect as of the Issue Date or any amendment thereto or any transaction contemplated thereby (including pursuant to any amendment thereto or any replacement agreement thereto so long as any such amendment or replacement agreement is not more disadvantageous to the Holders, as determined in good faith by the Company's Board of Directors, in any material respect than the original agreement as in effect on the Issue Date);

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

                  (iv)  (x) Restricted Payments that are permitted by Section
            4.10 of the Indenture and (y) Permitted Investments in Affiliates of the Company that are Affiliates solely because the Company, directly or indirectly, owns Capital Stock of, or controls, such Person;

                  (v) the issuance of Qualified Capital Stock of the Company or any Restricted Subsidiary of the Company;

                  (vi) loans or advances to employees and officers of the Company and its Restricted Subsidiaries in the ordinary course of business for bona fide business purposes not in excess of $15.0 million at any one time outstanding;

                  (vii) transactions permitted by, and complying with, Sections
            5.01, 5.03 and 5.05; and

                  (viii) transactions with suppliers or other purchasers or
            sales of goods or services, in each case in the ordinary course of business (including, without limitation, pursuant to joint venture agreements) and otherwise in compliance with the terms of this Indenture which are fair to the Company in the good faith determination of the Board of Directors of the Company or the senior management of the Company and on terms at least as favorable as might reasonably have been obtained at such time from an unaffiliated party;

                  (ix) any reasonable and customary directors' fees, indemnification and similar arrangements, consulting fees, employee salaries, bonuses or employment agreements, compensation or employee benefit arrangements and incentive arrangements with any officer, director or employee of the Company or a Restricted Subsidiary of the Company; and

                  (x)   Qualified Receivables Transactions.

      SECTION 4.12. Limitation on Incurrence of Additional Indebtedness.

      The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, assume, guarantee, acquire, become liable, contingently or otherwise, with respect to, or otherwise become responsible for payment of (collectively, "incur") any Indebtedness (other than Permitted Indebtedness); provided, however, that if no Default or Event of Default shall have occurred and be continuing at the time or as a consequence of the incurrence of any such Indebtedness, the Company or its Restricted Subsidiaries may incur Indebtedness (including, without limitation, Acquired Indebtedness) if on the date of the incurrence of such Indebtedness, after giving effect to the incurrence thereof on a pro forma basis, the Consolidated Fixed Charge Coverage Ratio of the Company is greater than 2.0 to 1.0.

      SECTION 4.13. Limitation on Dividends and Other Payment Restrictions
                    Affecting Subsidiaries.

      (a) The Company will not, and will not cause or permit any of its Restricted Subsidiaries to, directly or indirectly, create or otherwise cause or permit to exist or become

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

effective any consensual encumbrance or restriction on the ability of any Restricted Subsidiary of the Company to:

            (i) pay dividends or make any other distributions on or in respect of its Capital Stock;

            (ii) make loans or advances or to pay any Indebtedness or other obligation owed to the Company or any other Restricted Subsidiary of the Company; or

            (iii) transfer any of its property or assets to the Company or any other Restricted Subsidiary of the Company.

      (b) Section 4.13(a) shall not apply to encumbrances or restrictions existing under or by reason of:

            (i) applicable law, rule, regulation or order (including agreements with regulatory authorities);

            (ii)  this Indenture, including any Guarantee;

            (iii) customary net worth and non-assignment provisions of any lease, license or other contract;

            (iv) any agreement or other instrument governing Acquired Indebtedness, which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person or the properties or assets of the Person so acquired;

            (v) any agreement or other instrument of a Person acquired by the Company or a Restricted Subsidiary of the Company in existence at the time of such acquisition, but not created in contemplation thereof, which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person or the property or assets of the Person so acquired, so long as the agreement containing the restriction does not violate any other provision of this Indenture;

            (vi) agreements existing on the Issue Date (including, without limitation, the Credit Agreement) to the extent and in the manner such agreements are in effect on the Issue Date;

            (vii) secured Indebtedness otherwise permitted to be incurred pursuant to the provisions of Sections 4.12 and 4.18 of this Indenture that limit the right of the debtor to dispose of the assets securing such Indebtedness;

            (viii) Purchase Money Indebtedness for property acquired in the ordinary course of business that imposes encumbrances or restrictions of the nature described in Section 4.13(a)(iii);

            (ix) customary restrictions with respect to a Restricted Subsidiary pursuant to an agreement that has been entered into for the sale or disposition of all or substantially all of the assets or Capital Stock of such Restricted Subsidiary;

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            (x)   customary provisions in joint venture agreements and other similar agreements relating solely to the securities, assets and revenues of such joint venture or other business venture;

            (xi) an agreement governing Indebtedness incurred to Refinance the Indebtedness issued, assumed or incurred pursuant to an agreement referred to in clause (ii), (iv), (v) or (vi) of this Section 4.13(b); provided, however, that the provisions relating to such encumbrance or restriction contained in any such Indebtedness are not, in the aggregate, materially less favorable, taken as a whole, to the Company as determined by the Board of Directors of the Company in its reasonable and good faith judgment than the provisions relating to such encumbrance or restriction contained in agreements referred to in such clause
(ii), (iv), (v) or (vi); and

            (xii) Standard Securitization Undertakings relating to a Receivables Subsidiary or Special Purpose Vehicle.

      SECTION 4.14. Prohibition on Incurrence of Senior Subordinated Debt.

      The Company will not incur or suffer to exist any Indebtedness that is senior in right of payment to the Notes and subordinate in right of payment to any other Indebtedness of the Company. The Company will not cause or permit any Subsidiary Guarantor to incur or suffer to exist any Indebtedness (including any guarantee) that is senior in right of payment to the Guarantee of such Subsidiary Guarantor and subordinate in right of payment to any other Indebtedness (including any other guarantee) of such Subsidiary Guarantor.

      SECTION 4.15. Change of Control.

      (a) At any time on or prior to February 15, 2010, the Company may, at its option, redeem the Notes, in whole, upon the occurrence of a Change of Control, upon not less than 30 nor more than 60 days' prior notice (but in no event more than 90 days after the occurrence of such Change of Control) at a Redemption Price equal to 100% of the principal amount thereof plus the Applicable Premium as of, and accrued and unpaid interest, if any, to, the date fixed for such redemption (the "Change of Control Redemption Date"), except that installments of interest which are due and payable on dates falling on or prior to the applicable Change of Control Redemption Date will be payable to the Persons who were the Holders of record at the close of business on the relevant Record Dates.

      "Applicable Premium" means, with respect to a Note at any Change of Control Redemption Date, the excess of (i) the present value at such Change of Control Redemption Date of (A) the Redemption Price of such Note at February 15, 2010, determined in accordance with Section 3.07(a) above, plus (B) all required interest payments due on such Note through February 15, 2010, computed using a discount rate equal to the Treasury Rate plus 0.5% per annum, over (ii) the principal amount of such Note.

      "Treasury Rate" means the yield to maturity at the time of computation of U.S. Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Release H.15 (519) which has become publicly available at least two Business Days prior to the Change of Control Redemption Date (or, if such statistical release is no longer published, any publicly available source or similar market data)) closest to the period from the

                                       69
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Change of Control Redemption Date to February 15, 2010; provided, however, that if the period from the Change of Control Redemption Date to February 15, 2010 is not equal to the constant maturity of a U.S. Treasury security for which a weekly average yield is given, the Treasury Rate shall be obtained by linear interpolation (calculated to the nearest one-twelfth of one year) from the weekly average yields of U.S. Treasury securities for which such yields are given, except that if the period from the Change of Control Redemption Date to February 15, 2010 is less than one year, the weekly average yield on actually traded U.S. Treasury securities adjusted to a constant maturity of one year shall be used.

      (b) Upon the occurrence of a Change of Control Triggering Event, if the Company does not redeem the Notes as provided in Section 4.15(a) of this Indenture, the Company or Holdings shall make a "Change of Control Offer," and each Holder shall have the right to require that the Company or Holdings, as applicable, purchase all or a portion of such Holder's Notes pursuant to such Change of Control Offer, at a purchase price equal to 101% of the principal amount thereof plus accrued and unpaid interest, if any, to the date of purchase.

      (c) Prior to the mailing of the notice referred to in Section 4.15(d) below, but in any event within 60 days following any Change of Control Triggering Event, the Company and Holdings will:

            (i) repay in full and terminate all commitments under all Indebtedness under the Credit Agreement, all other Senior Debt and all Guarantor Senior Debt of any Guarantor the terms of which require repayment upon a Change of Control Triggering Event or offer to repay in full and terminate all commitments under all Indebtedness under the Credit Agreement and all other such Senior Debt and Guarantor Senior Debt and to repay the Indebtedness owed to each lender which has accepted such offer in full; or

            (ii) obtain the requisite consents under the Credit Agreement, all other Senior Debt and all Guarantor Senior Debt to permit the repurchase of the Notes as provided below.

      The Company and Holdings shall first comply with Section 4.15(c) before the Company shall be required to repurchase Notes pursuant to the provisions described herein. The failure by the Company or Holdings to comply with Section 4.15(c) shall constitute an Event of Default under Section 6.01(a)(3) of this Indenture and not under Section 6.01(2) of this Indenture

      (d) Within 60 days following the date upon which the Change of Control Triggering Event occurred (the "Change of Control Date"), unless the Company has mailed a notice with respect to a redemption pursuant to Section 4.15(a) with respect to all the Notes in connection with a Change of Control occurring on or prior to February 15, 2010, and subject to compliance by the Company and Holdings with Section 4.15(c) of this Indenture, the Company or Holdings must send, by first class mail, a notice to each Holder, with a copy to the Trustee and each Paying Agent, which notice shall govern the terms of the Change of Control Offer. The notice to the Holders shall contain all instructions and materials necessary to enable such Holders to tender Notes pursuant to the Change of Control Offer. Such notice shall state:

            (1) that the Change of Control Offer is being made pursuant to this Section 4.15 and that all Notes tendered and not withdrawn will be accepted for payment;

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

            (2) the purchase price (including the amount of accrued interest) and the purchase date (which shall be no earlier than 30 days nor later than 45 days from the date such notice is mailed, other than as may be required by law or permitted by Section 4.15(g) of this Indenture) (the "Change of Control Payment Date");

            (3)   that any Note not tendered will continue to accrue interest;

            (4) that, unless the Company defaults in making payment therefor, any Note accepted for payment pursuant to the Change of Control Offer shall cease to accrue interest on and after the Change of Control Payment Date;

            (5) that Holders electing to have a Note purchased pursuant to a Change of Control Offer will be required to surrender the Note, with the form entitled "Option of Holder to Elect Purchase" on the reverse of the Note completed, to the Paying Agent at the address specified in the notice prior to the close of business on the third Business Day prior to the Change of Control Payment Date; provided that if the Company elects to make a Change of Control Offer in compliance with Section 4.15(g), Holders will be able to surrender Notes until the tenth Business Day following the Change of Control Date;

            (6) that Holders will be entitled to withdraw their election if the Paying Agent receives, not later than five Business Days prior to the Change of Control Payment Date (or on or before the tenth Business Day following the Change of Control Date if the Company is relying on Section 4.15(g) of this Indenture), a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Notes the Holder delivered for purchase and a statement that such Holder is withdrawing his election to have such Notes purchased;

            (7) that Holders whose Notes are purchased only in part will be issued new Notes in a principal amount equal to the unpurchased portion of the Notes surrendered; provided that each Note purchased and each new Note issued shall be in an original principal amount of $1,000 or integral multiples thereof; and

            (8) the circumstances and relevant facts regarding such Change of Control Triggering Event.

      (e)   On or before the Change of Control Payment Date, the Company shall:

                  (i) accept for payment Notes or portions thereof tendered pursuant to the Change of Control Offer;

                  (ii) deposit with the Paying Agent U.S. Legal Tender sufficient to pay the purchase price plus accrued interest, if any, of all Notes so tendered; and

                  (iii) deliver to the Registrar Notes so accepted together with an Officers' Certificate stating the Notes or portions thereof being purchased by the Company. The Paying Agent shall promptly mail to the Holders of Notes so accepted payment in an amount equal to the purchase price plus accrued interest, if any, and the Trustee shall promptly authenticate and mail to such Holders new Notes equal in principal amount to any unpurchased portion of the Notes

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            surrendered. Any Notes not so accepted shall be promptly mailed by the Company to the Holder thereof.

      Any amounts remaining after the purchase of Notes pursuant to a Change of Control Offer shall be returned by the Paying Agent to the Company.

      (f) Neither the Company nor Holdings will be required to make a Change of Control Offer upon a Change of Control Triggering Event if a third party makes a Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in this Indenture applicable to a Change of Control Offer made by the Company or Holdings and purchases all Notes validly tendered and not withdrawn under such Change of Control Offer at the price, including accrued and unpaid interest, if any, at the times and in the manner specified in this Indenture.

      (g) A Change of Control Offer may be made in advance of a Change of Control Triggering Event, and conditioned upon the occurrence of such Change of Control Triggering Event, if a definitive agreement with respect to the Change of Control relating to such Change of Control Triggering Event is in place at the time of making the Change of Control Offer and the Change of Control Offer remains open for at least ten Business Days following the date of the Change of Control Triggering Event. Notes repurchased by the Company pursuant to a Change of Control Offer shall have the status of Notes issued but not outstanding or shall be retired and canceled, at the option of the Company. Notes purchased by a third party pursuant to Section 4.15(f) of this Indenture will have the status of Notes issued and outstanding.

      (h) The Company or Holdings, as the case may be, will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of Notes pursuant to a Change of Control Offer. To the extent that the provisions of any securities laws or regulations conflict with this Section 4.15, the Company or Holdings, as the case may be, shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under this Section 4.15 by virtue thereof.

      SECTION 4.16. Limitation on Asset Sales.

      (a) The Company will not, and will not permit any of its Restricted Subsidiaries to, consummate an Asset Sale unless:

            (i) The Company or the applicable Restricted Subsidiary, as the case may be, receives consideration at the time of such Asset Sale (including by way of relief from or by any Person assuming responsibility for any liabilities, contingent or otherwise) at least equal to the fair market value of the assets or Capital Stock issued or sold or otherwise disposed of (in each case as determined in good faith by the Company's Board of Directors or, in the case of an Asset Sale or series of related Asset Sales having a fair market value of less than $35.0 million, senior management);

            (ii) at least 75% of the consideration received by the Company or the Restricted Subsidiary, as the case may be, from such Asset Sale shall be in the form of cash or Cash Equivalents and shall be received at the time of such disposition; provided that

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                  (A)   the amount of any liabilities (as shown on the Company's

            or such Restricted Subsidiary's most recent balance sheet) of the Company or any such Restricted Subsidiary (other than liabilities that are by their terms subordinated to the Notes or any Guarantee) that are assumed by the transferee of any such assets,

                  (B) the fair market value of any marketable securities received by the Company or a Restricted Subsidiary in exchange for any such assets that are converted into cash within 180 days after such Asset Sale,

                  (C) cash held in escrow as security for any purchase price settlement, for damages in respect of a breach of representations and warranties or covenants or for payment of other contingent obligations in connection with the Asset Sale, and

                  (D) any Designated Noncash Consideration received by the Company or any of its Restricted Subsidiaries in such Asset Sale having an aggregate fair market value, when taken together with all other Designated Noncash Consideration received pursuant to this clause (D) since the Issue Date that is at that time outstanding, not to exceed 10% of the Consolidated Net Tangible Assets of the Company based on its most recent available internal consolidated balance sheet at the time of the receipt of such Designated Noncash Consideration from such Asset Sale (with the fair market value of each item of Designated Noncash Consideration being measured at the time received and without giving effect to subsequent changes in value)

      shall be deemed to be cash for purposes of this provision; and provided, further, that the Company and its Restricted Subsidiaries may make Asset Sales not exceeding $40.0 million in the aggregate in each year for non-cash consideration; and

            (iii) in the event and to the extent that the Net Cash Proceeds received by the Company or any of its Restricted Subsidiaries from one or more Asset Sales occurring on or after the Issue Date in any period of 12 consecutive months exceed 10% of Consolidated Net Tangible Assets (determined as of the date closest to the commencement of such 12-month period for which an internal consolidated balance sheet of the Company and its Subsidiaries has been prepared), then the Company shall or shall cause the relevant Restricted Subsidiary, within 360 days after the date Net Cash Proceeds so received exceed 10% of Consolidated Net Tangible Assets, to apply such excess Net Cash Proceeds:

                  (A) to prepay any (x) Senior Debt, (y) Guarantor Senior Debt or (z) Indebtedness of a Restricted Subsidiary that is not a Subsidiary Guarantor, other than Indebtedness of such Restricted Subsidiary owed to Holdings, the Company or any of its Restricted Subsidiaries and, in the case of any prepaid Senior Debt, Guarantor Senior Debt or Indebtedness of a Restricted Subsidiary that is not a Subsidiary Guarantor under any revolving credit facility, effect a permanent reduction in the availability under such revolving credit facility,

                  (B) to make an Investment (or enter into a definitive agreement committing to so invest within 360 days after the date of such agreement and to make such Investment as provided in such agreement) in properties and assets that

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

            replace the properties and assets that were the subject of such Asset Sale or in properties and assets that will be used in the business of the Company and its Restricted Subsidiaries as it exists on the date of such Asset Sale or in businesses that are the same as such business of the Company and its Restricted Subsidiaries on the date of such Asset Sale or similar or reasonably related thereto ("Replacement Assets"), or

                  (C) a combination of prepayment and investment permitted by the foregoing clauses (iii) (A) and (iii) (B).

      (b) Pending the final application of such Net Cash Proceeds, the Company or any Restricted Subsidiary of the Company may temporarily reduce borrowings under the Credit Agreement or any other revolving credit facility, if any, or otherwise invest such Net Cash Proceeds in Cash Equivalents, in each case in a manner not prohibited by this Indenture. Subject to the last sentence of this
Section 4.16(b), on the 361st day after an Asset Sale or such earlier date, if any, as the Board of Directors of the Company or of such Restricted Subsidiary determines not to apply the Net Cash Proceeds relating to such Asset Sale as set forth in Section 4.16(a) (iii) (A), (iii) (B) or (iii) (C) (each, a "Net Proceeds Offer Trigger Date"), such aggregate amount of Net Cash Proceeds which have not been applied (or committed to be applied pursuant to a definitive agreement as described above) on or before such Net Proceeds Offer Trigger Date as permitted in Section 4.16(a) (iii) (A), (iii) (B) and (iii) (C) (each a "Net Proceeds Offer Amount") shall be applied by the Company or such Restricted Subsidiary to make an offer to purchase (the "Net Proceeds Offer") on a date (the "Net Proceeds Offer Payment Date") not less than 30 nor more than 60 days following the applicable Net Proceeds Offer Trigger Date, from all Holders (and, if required by the terms of any other Indebtedness of the Company ranking pari passu with the Notes in right of payment and which has similar provisions requiring the Company either to make an offer to repurchase or to otherwise repurchase, redeem or repay such Indebtedness with the proceeds from Asset Sales (the "Pari Passu Indebtedness"), from the holders of such Pari Passu Indebtedness) on a pro rata basis (in proportion to the respective principal amounts or accreted value, as the case may be, of the Notes and any such Pari Passu Indebtedness) an aggregate principal amount of Notes (plus, if applicable, an aggregate principal amount or accreted value, as the case may be, of Pari Passu Indebtedness) equal to the Net Proceeds Offer Amount at a price equal to 100% of the principal amount of the Notes (or 100% of the principal amount or accreted value, as the case may be, of such Pari Passu Indebtedness), plus accrued and unpaid interest thereon, if any, to the Net Proceeds Offer Payment Date; provided, however, that if at any time any non-cash consideration (including any Designated Noncash Consideration) received by the Company or any Restricted Subsidiary of the Company, as the case may be, in connection with any Asset Sale is converted into or sold or otherwise disposed of for cash (other than interest received with respect to any such non-cash consideration), then such conversion or disposition shall be deemed to constitute an Asset Sale hereunder and the Net Cash Proceeds thereof shall be applied in accordance with this Section 4.16. The Company may defer the Net Proceeds Offer until there is an aggregate unutilized Net Proceeds Offer Amount equal to or in excess of $25.0 million resulting from one or more Asset Sales (at which time the entire unutilized Net Proceeds Offer Amount, and not just the amount in excess of $25.0 million, shall be applied as required pursuant to this paragraph, and in which case the Net Proceeds Offer Trigger Date shall be deemed to be the earliest date that the Net Proceeds Offer Amount is equal to or in excess of $25.0 million).

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      (c)   In the event of the transfer of substantially all (but not all) of the property and assets of the Company and its Restricted Subsidiaries as an entirety to a Person in a transaction permitted by Section 5.01 of this Indenture, the successor corporation shall be deemed to have sold the properties and assets of the Company and its Restricted Subsidiaries not so transferred for purposes of this Section 4.16, and shall comply with the provisions of this
Section 4.16 with respect to such deemed sale as if it were an Asset Sale. In addition, the fair market value of such properties and assets of the Company or its Restricted Subsidiaries deemed to be sold shall be deemed to be Net Cash Proceeds for purposes of this Section 4.16.

      (d) Each Net Proceeds Offer shall be mailed to the record Holders as shown on the register of Holders within 25 days following the Net Proceeds Offer Trigger Date, with a copy to the Trustee, and shall comply with the procedures set forth in this Indenture. Upon receiving notice of the Net Proceeds Offer, Holders may elect to tender their Notes in whole or in part in integral multiples of $1,000 in exchange for cash.

      (e) To the extent that the aggregate principal amount of Notes (plus, if applicable, the aggregate principal amount or accreted value, as the case may be, of Pari Passu Indebtedness) validly tendered by the Holders thereof and not withdrawn exceeds the Net Proceeds Offer Amount, Notes of tendering Holders (and, if applicable, Pari Passu Indebtedness tendered by the holders thereof) will be purchased on a pro rata basis (based on the principal amount of the Notes and, if applicable, the principal amount or accreted value, as the case may be, of any such Pari Passu Indebtedness tendered and not withdrawn). To the extent that the aggregate amount of the Notes (plus, if applicable, the aggregate principal amount or accreted value, as the case may be, of any Pari Passu Indebtedness) tendered pursuant to a Net Proceeds Offer is less than the Net Proceeds Offer Amount, the Company may use such excess Net Proceeds Offer Amount for general corporate purposes or for any other purpose not prohibited by the Indenture. Upon completion of any such Net Proceeds Offer, the Net Proceeds Offer Amount shall be reset at zero. A Net Proceeds Offer shall remain open for a period of 20 Business Days or such longer period as may be required by law.

      (f) Each notice of a Net Proceeds Offer pursuant to this Section 4.16 shall be mailed by first class mail by the Company within 25 days following the Net Proceeds Offer Trigger Date to all Holders, with a copy to the Trustee and each Paying Agent. The notice shall contain all instructions and materials necessary to enable such Holders to tender Notes pursuant to the Net Proceeds Offer and shall state the following terms:

            (i)   that the Net Proceeds Offer is being made pursuant to Section
      4.16 of this Indenture and that all Notes tendered will be accepted for payment; provided however, that if the aggregate principal amount of Notes tendered in a Net Proceeds Offer exceeds the aggregate amount of the Net Proceeds Offer, the Company shall select the Notes to be purchased on a pro rata basis (with such adjustments as may be deemed appropriate by the Company so that only Notes in denominations of $1,000 or multiples thereof shall be purchased);

            (ii) the purchase price (including the amount of accrued interest) and the purchase date (which shall be 20 Business Days from the date of mailing of notice of such Net Proceeds Offer, or such longer period as required by law) (the "Proceeds Purchase Date");

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

            (iii) that any Note not tendered will continue to accrue interest;

            (iv) that, unless the Company defaults in making payment therefor, any Note accepted for payment pursuant to the Net Proceeds Offer shall cease to accrue interest on and after the Proceeds Purchase Date;

            (v) that Holders electing to have a Note purchased pursuant to a Net Proceeds Offer will be required to surrender the Note, with the form entitled "Option of Holder to Elect Purchase" on the reverse of the Note completed, to the Paying Agent at the address specified in the notice prior to the close of business on the third Business Day prior to the Proceeds Purchase Date;

            (vi) that Holders will be entitled to withdraw their election if the Paying Agent receives, not later than five Business Days prior to the Proceeds Purchase Date, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Notes the Holder delivered for purchase and a statement that such Holder is withdrawing his election to have such Note purchased; and

            (vii) that Holders whose Notes are purchased only in part will be issued new Notes in a principal amount equal to the unpurchased portion of the Notes surrendered; provided that each Note purchased and each new Note issued shall be in an original principal amount of $1,000 or integral multiples thereof.

      (g) On or before the Proceeds Purchase Date, the Company shall (i) accept for payment Notes or portions thereof tendered pursuant to the Net Proceeds Offer which are to be purchased in accordance with item (f)(i) above,
(ii) deposit with the Paying Agent U.S. Legal Tender sufficient to pay the purchase price plus accrued interest, if any, of all Notes to be purchased and
(iii) deliver to the Paying Agent Notes so accepted together with an Officers' Certificate stating the Notes or portions thereof being purchased by the Company. The Paying Agent shall promptly mail to the Holders of Notes so accepted payment in an amount equal to the purchase price plus accrued interest, if any.

      (h) The Company or the applicable Restricted Subsidiary, as the case may be, will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of Notes pursuant to a Net Proceeds Offer. To the extent that the provisions of any securities laws or regulations conflict with this Section 4.16, the Company or such Restricted Subsidiary shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under this
Section 4.16 by virtue thereof.

      (i) Notwithstanding the provisions of this Section 4.16, the Company and its Restricted Subsidiaries will be permitted to consummate an Asset Swap if:

                  (i) at the time of entering into such Asset Swap or immediately after giving effect to such Asset Swap, no Default or Event of Default shall have occurred or be continuing or would occur as a consequence thereof, and

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            (ii)  in the event that such Asset Swap involves an aggregate amount in excess of $25.0 million, the terms of such Asset Swap have been approved by a majority of the members of the Board of Directors of the Company.

      SECTION 4.17. Limitation on Preferred Stock of Restricted Subsidiaries.

      The Company shall not permit any of its Restricted Subsidiaries (other than a Receivables Subsidiary or a Special Purpose Vehicle) to issue any Preferred Stock (other than to the Company or to a Wholly Owned Restricted Subsidiary of the Company) or permit any Person (other than the Company or a Wholly Owned Restricted Subsidiary of the Company) to own any Preferred Stock of any Restricted Subsidiary of the Company (other than a Receivables Subsidiary or a Special Purpose Vehicle).

      SECTION 4.18. Limitation on Liens.

      (a) The Company will not, and will not cause or permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, assume or permit or suffer to exist any Liens of any kind against or upon any property or assets of the Company or any of its Restricted Subsidiaries whether owned on the Issue Date or acquired after the Issue Date, or any proceeds therefrom, or assign or otherwise convey any right to receive income or profits therefrom for purposes of security unless:

            (i) in the case of Liens securing Indebtedness that is expressly subordinate or junior in right of payment to the Notes, the Notes are secured by a Lien on such property, assets or proceeds or such right to receive income or profits, as the case may be, that is senior in priority to such Liens and

            (ii)  in all other cases, the Notes are equally and ratably secured;

      (b) Notwithstanding the foregoing, Section 4.18(a) shall not apply to the following Liens:

                  (i) Liens existing as of the Issue Date to the extent and in the manner such Liens are in effect on the Issue Date;

                  (ii) Liens securing Senior Debt, Guarantor Senior Debt or any guarantees of Senior Debt by any Subsidiary Guarantor;

                  (iii) Liens securing the Notes;

                  (iv) Liens of the Company or a Restricted Subsidiary of the Company on assets of any Restricted Subsidiary of the Company;

                  (v) Liens securing Refinancing Indebtedness which is incurred to Refinance any Indebtedness which has been secured by a Lien permitted under this Indenture and which has been incurred in accordance with the provisions of this Indenture; provided, however, that such Liens

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                        (A)   are not materially less favorable to the Holders
                  and are not materially more favorable to the lienholders with respect to such Liens than the Liens in respect of the Indebtedness being Refinanced and

                        (B) do not extend to or cover any property or assets of the Company or any of its Restricted Subsidiaries not securing the Indebtedness so Refinanced;

                  (vi) Liens securing other Indebtedness or other obligations as long as the amount of outstanding Indebtedness or other obligations secured by such Liens do not exceed $15.0 million at any one time outstanding; and

                  (vii) Permitted Liens.

      SECTION 4.19. Limitation on Guarantees by Domestic Restricted
                    Subsidiaries.

      (a) The Company will not permit any of its domestic Restricted Subsidiaries that are not Subsidiary Guarantors, directly or indirectly, by way of the pledge of any intercompany note or otherwise, to assume, guarantee or in any other manner become liable with respect to any Indebtedness of the Company or any other Restricted Subsidiary (other than Permitted Indebtedness of a Restricted Subsidiary), unless, in any such case, such Restricted Subsidiary simultaneously executes and delivers to the Trustee a supplemental indenture to this Indenture, providing a Guarantee of such Restricted Subsidiary substantially similar to the Guarantee of the Subsidiary Guarantors contained in Article Eleven of this Indenture, which Guarantee shall be a senior subordinated obligation of such Restricted Subsidiary and shall be subordinated in right of payment to all Guarantor Senior Debt of such Restricted Subsidiary on terms substantially similar to those described in Article 12 of this Indenture. Neither the Company nor any such Restricted Subsidiary shall be required to make a notation on the Notes to reflect any such subsequent Guarantee. Nothing contained in this paragraph shall be construed to permit any Restricted Subsidiary of the Company to incur Indebtedness otherwise prohibited by this Indenture or the Credit Agreement.

      Each Guarantee of a Restricted Subsidiary shall be limited in amount to an amount not to exceed the maximum amount that can be guaranteed by such Restricted Subsidiary without rendering such Guarantee, as it relates to such Restricted Subsidiary, void or voidable under applicable laws relating to fraudulent conveyance or fraudulent transfer or other similar laws affecting the rights of creditors generally.

      (b) Notwithstanding Section 4.19(a) of this Indenture, any such Guarantee by a Restricted Subsidiary shall provide by its terms that it shall be automatically and unconditionally released and discharged, without any further action required on the part of the Trustee or any Holder, upon:

            (i) the unconditional release of such Restricted Subsidiary from its liability in respect of the Indebtedness in connection with which such Guarantee was executed and delivered pursuant to Section 4.19(a) of this Indenture; or

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            (ii)  any sale or other disposition (by merger or otherwise) to any
      Person which is not a Restricted Subsidiary of the Company, of all of the Company's Capital Stock in, or all or substantially all of the assets of, such Restricted Subsidiary; provided that

                  (A) such sale or disposition of such Capital Stock or such assets is otherwise in compliance with the terms of this Indenture, and

                  (B) such assumption, guarantee or other liability of such Restricted Subsidiary has been released by the holders of the other Indebtedness so guaranteed.

      SECTION 4.20. Restriction of Lines of Business to Food, Food Distribution
                    and Related Businesses.

      The Company will not, and will not permit any Restricted Subsidiary to, engage in any material business activity except for food, food distribution and related businesses.

      SECTION 4.21. Rule 144A Information.

      If and to the extent required to permit resales or other transfers of the Notes to be made pursuant to Rule 144A, the Company shall prepare and shall furnish to any Holder of Notes, any beneficial owner of Notes (including, without limitation, any owner of a beneficial interest in a Global Note) and any prospective purchaser or other prospective transferee of Notes designated by a Holder or beneficial owner of Notes, promptly upon request and at the expense of the Company, the financial statements and other information specified in Rule 144A(d)(4) (or any successor provision thereto).

      SECTION 4.22. Termination of Certain Covenants

      (a) During any period beginning after the date of this Indenture in which the Notes have an Investment Grade Rating from both Rating Agencies and no Default or Event of Default has occurred and is continuing under this Indenture (a "Suspension Period"), the Company and its Restricted Subsidiaries shall no longer be subject to Sections 4.10, 4.11, 4.12, 4,13, 4.14, 4.16, 4.17 and
5.01(a)(2) of this Indenture (the "Suspended Covenants").

      (b) If, during any Suspension Period, either of the Rating Agencies withdraws its ratings or downgrades the Notes so that the Notes fail to have an Investment Grade Rating from either Rating Agency or a Default or Event of Default occurs (a "Spring-back Date"), then the Company and the Restricted Subsidiaries of the Company shall, following such Spring-back Date, again be subject to the Suspended Covenants. Restricted Payments made after any Spring-back Date shall be calculated in accordance with Section 4.10 of this Indenture as though Section 4.10 had been in effect during the entire period of time since the Issue Date. Notwithstanding the foregoing and any other provision of this Indenture, the Notes or the Guarantees, no Default, Event of Default or breach of any kind shall be deemed to exist under this Indenture, the Notes or the Guarantees with respect to the Suspended Covenants based on, and none of the Company, Holdings or any of the Subsidiaries of the Company shall bear any liability with respect to the Suspended Covenants for, (i) any actions taken or events occurring during a Suspension Period (including without limitation any agreements, Liens, Preferred Stock, obligations (including Indebtedness), or any other facts or circumstances or obligations that were incurred or otherwise

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came into existence during a Suspension Period) or (ii) any actions taken at any time pursuant to any contractual obligation entered into during a Suspension Period, regardless of whether such actions or events would have been permitted if the applicable Suspended Covenants remained in effect during such period.

      (c) The Company will promptly give written notice to the Trustee following (i) any date on which the Company is no longer subject to the Suspended Covenants and (ii) any Spring-back Date.

                                  ARTICLE FIVE

                              SUCCESSOR CORPORATION

      SECTION 5.01. Merger, Consolidation and Sale of Assets of the Company.

      (a) The Company will not, in a single transaction or a series of related transactions, consolidate or merge with or into any Person, or sell, assign, transfer, lease, convey or otherwise dispose of (or cause or permit any Restricted Subsidiary of the Company to sell, assign, transfer, lease, convey or otherwise dispose of) all or substantially all of the Company's assets (determined on a consolidated basis for the Company and its Restricted Subsidiaries), whether as an entirety or substantially as an entirety, to any Person unless:

            (i) either: (A) the Company shall be the surviving or continuing corporation or (B) the Person (if other than the Company) formed by such consolidation or into which the Company is merged or the Person which acquires by sale, assignment, transfer, lease, conveyance or other disposition the properties and assets of the Company and its Restricted Subsidiaries as an entirety or substantially as an entirety (the "Surviving Entity") (x) shall be a corporation organized and validly existing under the laws of the United States or any state thereof or the District of Columbia and (y) shall expressly assume, by supplemental indenture (in form and substance reasonably satisfactory to the Trustee), executed and delivered to the Trustee, the due and punctual payment of the principal of and premium, if any, and interest (including, without limitation, any Additional Interest) on all of the Notes and the performance of every covenant of the Notes, this Indenture and the Registration Rights Agreement on the part of the Company to be performed or observed;

            (ii) immediately after giving pro forma effect to such transaction or series of transactions and the assumption contemplated by clause
      (i)(B)(y) above (including giving effect to any Indebtedness and Acquired Indebtedness incurred or anticipated to be incurred in connection with or in respect of such transaction), (A) the Company or such Surviving Entity, as the case may be, shall be able to incur at least $1.00 of additional Indebtedness (other than Permitted Indebtedness) in compliance with
      Section 4.12 or (B) the Consolidated Fixed Charge Coverage Ratio of the Surviving Entity shall not be less than the Consolidated Fixed Charge Coverage Ratio of the Company and its Restricted Subsidiaries immediately prior to such transaction or series of transactions; provided, however, that this clause (ii) shall no longer be applicable during any Suspension Period;

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

            (iii) immediately after giving effect to such transaction or series of transactions and the assumption contemplated by clause (i)(B)(y) above (including, without limitation, giving effect to any Indebtedness and Acquired Indebtedness incurred or anticipated to be incurred and any Lien granted in connection with or in respect of such transaction), no Default or Event of Default shall have occurred and be continuing; and

            (iv) the Company or the Surviving Entity, as the case may be, shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that such consolidation, merger, sale, assignment, transfer, lease, conveyance or other disposition and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture complies with the applicable provisions of this Indenture and that all conditions precedent in this Indenture relating to such transaction have been satisfied.

      (b) For purposes of the foregoing, the transfer (by lease, assignment, sale or otherwise, in a single transaction or series of transactions) of all or substantially all of the properties or assets of one or more Restricted Subsidiaries of the Company the Capital Stock of which constitutes all or substantially all of the properties and assets of the Company, shall be deemed to be the transfer of all or substantially all of the properties and assets of the Company.

      (c) Notwithstanding the foregoing, the merger of the Company with an Affiliate incorporated solely for the purpose of reincorporating the Company in another jurisdiction shall be permitted without regard to Section 5.01(a)(ii) hereof.

      SECTION 5.02. Successor Corporation Substituted for the Company.

      Upon any consolidation or merger of the Company or any sale, assignment, transfer, lease, conveyance or other disposition of all or substantially all of the assets of the Company in accordance with the foregoing in which the Company is not the continuing corporation, the successor Person formed by such consolidation or into which the Company is merged or to which such sale, assignment, transfer, lease, conveyance or other disposition is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture and the Notes with the same effect as if such Surviving Entity had been named as such; provided, however, that the Company shall not be released from its obligations under this Indenture or the Notes in the case of a lease.

      SECTION 5.03. Merger, Consolidation and Sale of Assets of Holdings.

      (a) Holdings will not, in a single transaction or a series of related transactions, consolidate or merge with or into any Person, or sell, assign, transfer, lease, convey or otherwise dispose of (or cause or permit any Subsidiary of Holdings to sell, assign, transfer, lease, convey or otherwise dispose of) all or substantially all of Holdings' assets (determined on a consolidated basis for Holdings and its Subsidiaries), whether as an entirety or substantially as an entirety, to any Person unless:

            (i) either: (A) Holdings shall be the surviving or continuing corporation or (B) the Person (if other than Holdings) formed by such consolidation or into which Holdings is merged or the Person which acquires by sale, assignment, transfer, lease, conveyance or other disposition the properties and assets of Holdings as an entirety or

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      substantially as an entirety (the "Surviving Parent Entity") (x) shall be a corporation organized and validly existing under the laws of the United States or any state thereof or the District of Columbia and (y) shall expressly assume, by supplemental indenture (in form and substance reasonably satisfactory to the Trustee), executed and delivered to the Trustee, the obligations of Holdings of the due and punctual payment of the principal of and premium, if any, and interest (including, without limitation, any Additional Interest) on the Notes and all of Holdings' obligations under this Indenture, including its Guarantee;

            (ii) Holdings or such Surviving Parent Entity, as the case may be, shall not, immediately after giving effect to such transaction or series of transactions, be in default in the performance of any covenants or obligations of Holdings or Surviving Parent Entity under this Indenture, including its Guarantee; and

            (iii) Holdings or such Surviving Parent Entity, as the case may be, shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that such consolidation, merger, sale, assignment, transfer, lease, conveyance or other disposition and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture complies with the applicable provisions of this Indenture and that all conditions precedent in this Indenture relating to such transaction have been satisfied.

      (b) For purposes of the foregoing, the transfer (by lease, assignment, sale or otherwise, in a single transaction or series of transactions) of all or substantially all of the properties and assets of one or more Subsidiaries of Holdings, the Capital Stock of which constitutes all or substantially all of the properties and assets of Holdings, shall be deemed to be the transfer of all or substantially all of the properties and assets of Holdings.

      (c) Notwithstanding the foregoing, the merger of Holdings with and into the Company shall be permitted without regard to compliance with Section 5.03(a); provided that such merger shall be permitted pursuant to and shall comply with the provisions of Sections 5.01 and 5.02.

      SECTION 5.04. Successor Corporation Substituted for Holdings.

      Upon any consolidation or merger of Holdings or any sale, assignment, transfer, lease, conveyance or other disposition of all or substantially all of the assets of Holdings in accordance with the foregoing in which Holdings is not the continuing corporation, the successor Person formed by such consolidation or into which Holdings is merged or to which such sale, assignment, transfer, lease, conveyance or other disposition is made shall succeed to, and be substituted for, and may exercise every right and power of, Holdings under this Indenture, including its Guarantee, with the same effect as if such Surviving Parent Entity had been named as such; provided, however, that Holdings shall not be released from its obligations under this Indenture, including its Guarantee, in the case of a lease.

      SECTION 5.05. Merger, Consolidation and Sale of Assets of Subsidiary
                    Guarantors.

      (a) Each Subsidiary Guarantor (other than any Subsidiary Guarantor whose Guarantee is to be released in accordance with the terms of this Indenture) will not, and the

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Company will not cause or permit any Subsidiary Guarantor (other than any
Subsidiary Guarantor whose Guarantee is to be released in accordance with this Indenture) to, in a single transaction or series of related transactions, consolidate or merge with or into any Person other than the Company or any other Subsidiary Guarantor, unless:

            (i) the entity formed by or surviving any such consolidation or merger (if other than the Subsidiary Guarantor) is a corporation organized and existing under the laws of the United States or any State thereof or the District of Columbia;

            (ii) such entity assumes by supplemental indenture all of the obligations of the Subsidiary Guarantor on its Guarantee;

            (iii) immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing;

            (iv) immediately after giving effect to such transaction and the use of any net proceeds therefrom on a pro forma basis, the Company could satisfy the provisions of Section 5.01(a)(ii); and

            (v) such entity shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that such consolidation or merger and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture complies with the applicable provisions of this Indenture and that all conditions precedent in this Indenture relating to such transaction have been satisfied.

      SECTION 5.06. Successor Corporation Substituted for Subsidiary Guarantors

      Upon any consolidation or merger of a Subsidiary Guarantor in accordance with the foregoing in which such Subsidiary Guarantor is not the continuing corporation, the successor Person formed by such consolidation or into which such Subsidiary Guarantor is merged shall succeed to, and be substituted for, and may exercise every right and power of, such Guarantor under this Indenture, including its Guarantee, with the same effect as if such successor Person had been named as such; provided, however, that such Guarantor shall not be released from its obligations under this Indenture, including its Guarantee, in the case of a lease.

                                  ARTICLE SIX

                              DEFAULT AND REMEDIES

      SECTION 6.01. Events of Default.

      (a)   The following events are "Events of Default":

      (1) the failure to pay interest (including, without limitation, any Additional Interest) on any Note when the same becomes due and payable and the Default continues for a period of 30 days (whether or not such payment shall be prohibited by Article Ten); or

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      (2) the failure to pay the principal on any Notes when such principal becomes due and payable, at maturity, upon redemption or otherwise (including the failure to make a payment to purchase Notes tendered pursuant to a Change of Control Offer or a Net Proceeds Offer) (whether or not such payment shall be prohibited by Article Ten of this Indenture); or

      (3) a default by the Company, Holdings or any Subsidiary Guarantor in the observance or performance of any other covenant or agreement contained in this Indenture and which default continues for a period of 30 days after written notice specifying the default (and demanding that such default be remedied) is received by the Company from the Trustee or by the Company and the Trustee from the Holders of at least 25% of the outstanding principal amount of the Notes; or

      (4) the failure to pay at final stated maturity (giving effect to any applicable grace periods and any extensions thereof) the principal amount of any Indebtedness for borrowed money of the Company or any Restricted Subsidiary of the Company or the acceleration of the final stated maturity of any such Indebtedness, in either case, if the aggregate principal amount of such Indebtedness, together with the aggregate principal amount of any other such Indebtedness in default for failure to pay principal at final stated maturity or which has been accelerated, aggregates $35.0 million or more at any time; or

      (5) one or more judgments for the payment of money in an aggregate amount in excess of $35.0 million (to the extent not covered by insurance) shall have been rendered against the Company or any of its Restricted Subsidiaries and such judgments remain undischarged, unpaid or unstayed for a period of 60 days after such judgment or judgments become final and non-appealable; or

      (6) the Company or any Significant Subsidiary of the Company (A) commences a voluntary case or proceeding under any Bankruptcy Law with respect to itself,
(B) consents to the entry of a judgment, decree or order for relief against it in an involuntary case or proceeding under any Bankruptcy Law, (C) consents to the appointment of a Custodian of it or for substantially all of its property,
(D) consents to or acquiesces in the institution of a bankruptcy or an insolvency proceeding against it, (E) makes a general assignment for the benefit of its creditors, or (F) takes any corporate action to authorize or effect any of the foregoing; or

      (7) a court of competent jurisdiction enters a judgment, decree or order for relief in respect of the Company or any Significant Subsidiary of the Company in an involuntary case or proceeding under any Bankruptcy Law, which shall (A) approve as properly filed a petition seeking reorganization, arrangement, adjustment or composition in respect of the Company or any such Significant Subsidiary, (B) appoint a Custodian of the Company or any such Significant Subsidiary or for substantially all of its property or (C) order the winding-up or liquidation of its affairs; and such judgment, decree or order shall remain unstayed and in effect for a period of 60 consecutive days; or

      (8) the failure of a Guarantee of the Notes given by a Guarantor to be in full force and effect (except if such Guarantee shall have been released and discharged pursuant to the terms of this Indenture) or the denial or disaffirmation of such obligations by a Guarantor.

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      SECTION 6.02. Acceleration.

      (a) If an Event of Default (other than an Event of Default specified in Section 6.01(a)(6) or (7) with respect to the Company) occurs and is continuing and has not been waived pursuant to Section 6.04, then the Trustee or the Holders of at least 25% in principal amount of outstanding Notes may declare the principal of and accrued and unpaid interest on all the Notes to be due and payable by notice in writing to the Company and the Trustee specifying the respective Event of Default and that it is a "notice of acceleration" (the "Acceleration Notice"), and the same (i) shall become immediately due and payable; or (ii) if there are any amounts outstanding under the Credit Agreement, shall become immediately due and payable upon the first to occur of an acceleration under the Credit Agreement or five Business Days after receipt by the Company and the Representative under the Credit Agreement of such Acceleration Notice, but only if such Event of Default is then continuing. Upon any such declaration, but subject to the immediately preceding sentence, such amount shall be immediately due and payable.

      (b) If an Event of Default specified in Section 6.01(a)(6) or (7) occurs and is continuing with respect to the Company, all unpaid principal of and premium, if any, and accrued and unpaid interest on all of the outstanding Notes shall ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holder.

      (c) If an Event of Default specified in Section 6.01(a)(4) has occurred and is continuing, such Event of Default shall be automatically annulled if the payment default triggering such Event of Default pursuant to Section 6.01(a)(4) shall be remedied or cured by the Company or a Restricted Subsidiary of the Company or waived by the holders of the relevant Indebtedness within 60 days of its occurrence and all other Events of Default, if any, under this Indenture have been cured or waived.

      (d) At any time after the delivery of an Acceleration Notice with respect to the Notes in accordance with Section 6.02(a), the Holders of a majority in principal amount of the outstanding Notes may, on behalf of the Holders of all of the Notes, rescind and cancel such declaration and its consequences: (i) if the rescission would not conflict with any judgment or decree; (ii) if all existing Events of Default have been cured or waived except nonpayment of principal or interest that has become due solely because of the acceleration;
(iii) to the extent the payment of such interest is lawful, interest on overdue installments of interest and overdue principal which has become due otherwise than by such declaration of acceleration, has been paid; (iv) if the Company has paid the Trustee its reasonable compensation and reimbursed the Trustee for its expenses, disbursements and advances and any other amounts due the Trustee under this Indenture; and (v) in the event of the cure or waiver of an Event of Default of the type described in Section 6.01(a)(6) or (7), the Trustee shall have received an Officers' Certificate and an Opinion of Counsel that such Event of Default has been cured or waived. No such rescission shall affect any subsequent Default or impair any right consequent thereto.

      SECTION 6.03. Other Remedies.

      If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy by proceeding at law or in equity to collect the payment of principal of or interest on the Notes or to enforce the performance of any provision of the Notes or this Indenture.

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      The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Holder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. No remedy is exclusive of any other remedy. All available remedies are cumulative to the extent permitted by law.

      SECTION 6.04. Waiver of Past Defaults.

      Subject to Sections 2.09, 6.07 and 9.02, the Holders of a majority in principal amount of the outstanding Notes by notice to the Trustee may waive an existing Default or Event of Default and its consequences, except a Default in the payment of principal of or interest on any Note as specified in clauses (1) and (2) of Section 6.01(a). When a Default or Event of Default is waived, it is cured and ceases.

      SECTION 6.05. Control by Majority.

      Subject to all provisions of this Indenture and applicable law, the Holders of a majority in aggregate principal amount of the then outstanding Notes may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on it, including, without limitation, any remedies provided for in Section 6.03. Subject to Section 7.01, however, the Trustee may refuse to follow any direction that the Trustee reasonably believes conflicts with any law or this Indenture, that the Trustee determines may be unduly prejudicial to the rights of another Holder, or that may involve the Trustee in personal liability; provided that the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction; and provided further that this provision shall not affect the rights of the Trustee set forth in Section 7.01(d).

      SECTION 6.06. Limitation on Suits.

      A Holder may not pursue any remedy with respect to this Indenture or the Notes unless:

      (1) the Holder gives to the Trustee written notice of a continuing Event of Default;

      (2) Holders of at least 25% in principal amount of the outstanding Notes make a written request to the Trustee to pursue the remedy;

      (3) such Holders offer to the Trustee indemnity in its sole discretion satisfactory to the Trustee against any loss, liability or expense to be incurred in compliance with such request;

      (4) the Trustee does not comply with the request within 45 days after receipt of the request and the offer of satisfactory indemnity; and

      (5) during such 45-day period the Holders of a majority in principal amount of the outstanding Notes do not give the Trustee a direction which, in the opinion of the Trustee, is inconsistent with the request.

      A Holder may not use this Indenture to prejudice the rights of another Holder or to obtain a preference or priority over such other Holder.

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      SECTION 6.07. Rights of Holders To Receive Payment.

      Notwithstanding any other provision of this Indenture, the right of any Holder to receive payment of principal of and interest on a Note, on or after the respective due dates expressed in such Note, or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder.

      SECTION 6.08. Collection Suit by Trustee.

      If an Event of Default in payment of principal or interest specified in clause (1) or (2) of Section 6.01 occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Company or any other obligor on the Notes for the whole amount of principal and accrued interest remaining unpaid, together with interest on overdue principal and, to the extent that payment of such interest is lawful, interest on overdue installments of interest at the rate set forth in Section 4.01 and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and its counsel, and any other amounts due the Trustee under Section 7.07.

      SECTION 6.09. Trustee May File Proofs of Claim.

      The Trustee may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable expenses and disbursements of the Trustee, its agents and counsel, and any other amounts due the Trustee under
Section 7.07) and the Holders allowed in any judicial proceedings relating to the Company or any other obligor upon the Notes, any of their respective creditors or any of their respective property and shall be entitled and empowered to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same, and any Custodian in any such judicial proceedings is hereby authorized by each Holder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable expenses and disbursements of the Trustee, its agents and its counsel, and any other amounts due the Trustee under Section
7.07. The Company's payment obligations under this Section 6.09 shall be secured in accordance with the provisions of Section 7.07 hereunder. Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

      SECTION 6.10. Priorities.

      If the Trustee collects any money or property pursuant to this Article Six, it shall pay out the money in the following order:

            First: to the Trustee for any and all amounts due and owing under
      Section 7.07;

            Second: to Holders for amounts due and unpaid on the Notes for principal and interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for principal and interest, respectively;

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            Third: if the Holders are forced to proceed against the Company directly without the Trustee, to Holders for their collection costs; and

            Fourth: to the Company or any other obligor on the Notes, as their interests may appear, or as a court of competent jurisdiction may direct.

      The Trustee, upon prior notice to the Company, may fix a record date and payment date for any payment to Holders pursuant to this Section 6.10.

      SECTION 6.11. Undertaking for Costs.

      In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 6.11 does not apply to a suit by the Trustee, a suit by a Holder pursuant to Section 6.07, or a suit by a Holder or Holders of more than 10% in principal amount of the outstanding Notes.

                                 ARTICLE SEVEN

                                     TRUSTEE

      SECTION 7.01.     Duties of Trustee.

      (a) If a Default or an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture and use the same degree of care and skill in its exercise thereof as a prudent person would exercise or use under the circumstances in the conduct of his own affairs.

      (b) Except during the continuance of a Default or an Event of Default:

            (1) The Trustee need perform only those duties as are specifically set forth in this Indenture and no covenants or obligations shall be implied in this Indenture against the Trustee.

            (2) In the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture, but need not confirm or investigate the accuracy of the mathematical calculations or other facts stated therein.

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      (c) Notwithstanding anything to the contrary herein contained, the Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

            (1) This paragraph does not limit the effect of paragraph (b) of this Section 7.01.

            (2) The Trustee shall not be liable for any error of judgment made in good faith by a Trust Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts.

            (3) The Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.02, 6.04 or 6.05.

      (d) No provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

      (e) Whether or not herein expressly provided, every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a),
(b), (c) and (d) of this Section 7.01.

      (f) The Trustee shall not be liable for interest on any money or assets received by it except as the Trustee may agree in writing with the Company. Assets held in trust by the Trustee need not be segregated from other assets except to the extent required by law.

      SECTION 7.02. Rights of Trustee.

      Subject to Section 7.01:

            (a) The Trustee may conclusively rely and shall be fully protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, note or other paper or document believed by it to be genuine and to have been signed or presented by the proper Person. The Trustee need not investigate any fact or matter stated in the document.

            (b) Before the Trustee acts or refrains from acting, it may consult with counsel of its choice and the advice or any opinion of counsel shall be full and complete authorization and protection with respect of any action taken or omitted by it hereunder in good faith and in accordance with such advice or opinion of counsel and may require an Officers' Certificate, an Opinion of Counsel or both, which shall conform to Sections 13.04 and 13.05. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such Officers' Certificate or Opinion of Counsel.

            (c) The Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or indirectly or by or through agents, attorneys, custodians or nominees and the Trustee shall not be responsible for the misconduct or negligence of any agent, attorney, custodian or nominee appointed with due care.

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            (d) The Trustee shall not be liable for any action that it takes or omits to take in good faith which it reasonably believes to be authorized or within its rights or powers.

            (e) The Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, notice, request, direction, consent, order, bond, debenture, or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled, upon reasonable notice to the Company and to the extent reasonably related to such facts or matters to examine the books, records, and premises of the Company, personally or by agent or attorney and to consult with the officers and representatives of the Company, including the Company's accountants and attorneys.

            (f) The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request, order or direction of any of the Holders pursuant to the provisions of this Indenture, unless such Holders shall have offered to the Trustee security or indemnity satisfactory to the Trustee in its sole discretion against the costs, expenses and liabilities which may be incurred by it in compliance with such request, order or direction.

            (g) The Trustee shall not be required to give any bond or surety in respect of the performance of its powers and duties hereunder.

            (h) The Trustee shall not be liable for any action taken, suffered, or omitted to be taken by it in good faith and reasonably believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Indenture.

            (i) The Trustee shall not be deemed to have notice of any Default or Event of Default unless a Trust Officer of the Trustee has actual knowledge thereof or unless written notice of any event which is in fact such a default is received by the Trustee at the corporate trust office of the Trustee set forth in Section 13.02 hereof, and such notice references the Notes and this Indenture.

            (j) The rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and each agent, custodian and other Person employed to act hereunder.

            (k) The Trustee may request that the Company deliver an Officers' Certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Indenture, which Officers' Certificate may be signed by any person authorized to sign an Officers' Certificate, including any person specified as so authorized in any such certificate previously delivered and not superseded.

            (l) Anything in this Indenture to the contrary notwithstanding, in no event shall the Trustee, be liable under or in connection with this Indenture for indirect, special, incidental, punitive or consequential losses or damages of any kind whatsoever, including but not limited to lost profits, whether or not foreseeable, even if the Trustee, has been

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      advised of the possibility thereof and regardless of the form of action in which such damages are sought.

      SECTION 7.03. Individual Rights of Trustee.

      The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Company, any Subsidiary of the Company or their respective Affiliates with the same rights it would have if it were not Trustee. Any Agent may do the same with like rights. However, the Trustee must comply with Sections 7.10 and 7.11.

      SECTION 7.04. Trustee's Disclaimer.

      The recitals contained herein and in the Notes shall be taken as statements of the Company and the Trustee assumes no responsibility for their correctness. The Trustee makes no representation as to the validity or adequacy of this Indenture or the Notes, and it shall not be accountable for the Company's use of the proceeds from the Notes, and it shall not be responsible for any statement of the Company in this Indenture or the Notes other than the Trustee's certificate of authentication.

      SECTION 7.05. Notice of Default.

      If a Default or an Event of Default occurs and is continuing and if it is actually known to a Trust Officer of the Trustee, the Trustee shall mail to each Holder notice of the uncured Default or Event of Default within 90 days after such Default or Event of Default occurs. Except in the case of a Default or an Event of Default in payment of principal of, or interest on, any Note, including an accelerated payment and the failure to make payment on the Change of Control Payment Date pursuant to a Change of Control Offer or on the Proceeds Purchase Date pursuant to a Net Proceeds Offer and, except in the case of a failure to comply with Article Five hereof, the Trustee may withhold such notice if and so long as its Board of Directors, the executive committee of its Board of Directors or a committee of its directors and/or Trust Officers in good faith determines that withholding the notice is in the interest of the Holders.

      SECTION 7.06. Reports by Trustee to Holders.

      Within 60 days after each May 15, the Trustee shall, to the extent that any of the events described in TIA Section 313(a) occurred within the previous twelve months, but not otherwise, mail to each Holder a brief report dated as of such date that complies with TIA Section 313(a). The Trustee also shall comply with TIA Sections 313(b), (c) and (d).

      A copy of each report at the time of its mailing to Holders shall be mailed to the Company and filed with the SEC and each stock exchange, if any, on which the Notes are listed.

      The Company shall promptly notify the Trustee in writing if the Notes become listed on any stock exchange and the Trustee shall comply with TIA
Section 313(d).

      SECTION 7.07. Compensation and Indemnity.

      The Company shall pay to the Trustee and each Agent from time to time such compensation for their respective services as the Company and the Trustee and each Agent may

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from time to time agree. The Trustee's compensation shall not be limited by any law on compensation of a trustee of an express trust. The Company shall reimburse the Trustee upon request for all reasonable fees and expenses, including reasonable and documented out-of-pocket expenses incurred or made by it in connection with the performance of its duties under this Indenture. Such expenses shall include the reasonable fees and expenses of the Trustee's and such Agent's agents, consultants and counsel.

      The Company shall indemnify the Trustee and each Agent and their respective agents, employees, stockholders and directors and officers for, and hold them harmless against, any loss, liability or expense incurred by them except for such actions to the extent caused by any negligence, bad faith or willful misconduct on their part, arising out of or in connection with the acceptance or administration of this trust including the reasonable costs and expenses of defending themselves against any claim or liability in connection with the exercise or performance of any of their rights, powers or duties hereunder. The Trustee and each Agent shall notify the Company as soon as practicable of any claim asserted against the Trustee or such Agent for which it may seek indemnity. At the Trustee's or such Agent's, as the case may be, sole discretion, the Company shall defend the claim and the Trustee or such Agent, as the case may be, shall cooperate and may participate in the defense; provided that any settlement of a claim shall be approved in writing by the Trustee or such Agent, as the case may be. Alternatively, the Trustee or such Agent, as the case may be, may at its option have separate counsel of its own choosing and the Company shall pay the reasonable fees and expenses of such counsel. The Company need not pay for any settlement made without its written consent. The Company need not reimburse any expense or indemnify against any loss or liability to the extent incurred by the Trustee through its negligence, bad faith or willful misconduct.

      To secure the Company's payment obligations in this Section 7.07, the Trustee shall have a lien prior to the Notes on all assets or money held or collected by the Trustee, in its capacity as Trustee, except assets or money held in trust to pay principal of or interest on particular Notes. The Trustee's right to receive payment of any amounts due under this Section 7.07 shall not be subordinate to any other liability or indebtedness of the Company (even though the Notes may be subordinate to such other liability or indebtedness).

      When the Trustee incurs expenses or renders services after an Event of Default specified in Section 6.01(6) or (7) shall have occurred, such expenses and the compensation for such services are intended to constitute expenses of administration under any Bankruptcy Law; provided, however, that this shall not affect the Trustee's rights as set forth in the preceding paragraph or Section 6.10.

      The Company's obligations under this Section 7.07 and any lien arising hereunder shall survive the resignation or removal of the Trustee, the discharge of the Company's obligations pursuant to Article Eight or other termination of this Indenture and any rejection or termination of this Indenture under any Bankruptcy Law.

      SECTION 7.08. Replacement of Trustee.

      The Trustee may resign by so notifying the Company. The Holders of a majority in principal amount of the outstanding Notes may remove the Trustee by so notifying the Company and the Trustee in writing and may appoint a successor Trustee reasonably acceptable to the Company. The Company may remove the Trustee if:

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            (1) the Trustee fails to comply with Section 7.10;

            (2) the Trustee is adjudged bankrupt or insolvent;

            (3) a receiver or other public officer takes charge of the Trustee or its property; or

            (4) the Trustee becomes incapable of acting.

      If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Company shall notify each Holder of such event and shall promptly appoint a successor Trustee. Within one year after the successor Trustee takes office, the Holders of a majority in principal amount of the Notes may appoint a successor Trustee reasonably acceptable to the Company to replace the successor Trustee appointed by the Company.

      A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Immediately thereafter, the retiring Trustee shall transfer all property held by it as Trustee to the successor Trustee, subject to the lien provided in Section 7.07, the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. A successor Trustee shall mail notice of its succession to each Holder.

      If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Company or the Holders of at least 10% in principal amount of the outstanding Notes may petition any court of competent jurisdiction for the appointment of a successor Trustee.

      If the Trustee fails to comply with Section 7.10, any Holder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

      Notwithstanding replacement of the Trustee pursuant to this Section 7.08, the Company's obligations under Section 7.07 shall continue for the benefit of the retiring Trustee.

      SECTION 7.09. Successor Trustee by Merger, Etc.

      If the Trustee consolidates with, merges or converts into, or transfers all or substantially all of its corporate trust business to another corporation, the resulting, surviving or transferee corporation without any further act shall, if such resulting, surviving or transferee corporation is otherwise eligible hereunder, be the successor Trustee; provided that such corporation shall be otherwise qualified and eligible under this Article Seven.

      SECTION 7.10. Eligibility; Disqualification.

      This Indenture shall always have a Trustee who satisfies the requirement of TIA Sections 310(a)(1), (2) and (5). The Trustee (or, in the case of a corporation included in a bank holding company system, the related bank holding company) shall have a combined capital and surplus of at least $50 million as set forth in its most recent published annual report of condition. In addition, if the Trustee is a corporation included in a bank holding company system, the Trustee, independently of such bank holding company, shall meet the capital requirements of TIA Section 310(a)(2). The Trustee shall comply with TIA Section 310(b); provided, however, that there shall be

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excluded from the operation of TIA Section 310(b)(1) any indenture or indentures under which other securities, or certificates of interest or participation in other securities, of the Company are outstanding, if the requirements for such exclusion set forth in TIA Section 310(b)(1) are met. The provisions of TIA
Section 310 shall apply to the Company, as obligor of the Notes.

      SECTION 7.11. Preferential Collection of Claims Against Company.

      The Trustee shall comply with TIA Section 311(a), excluding any creditor relationship listed in TIA Section 311(b). A Trustee who has resigned or been removed shall be subject to TIA Section 311(a) to the extent indicated therein. The provisions of TIA Section 311 shall apply to the Company, as obligor on the Notes.

                                 ARTICLE EIGHT

                       DISCHARGE OF INDENTURE; DEFEASANCE

      SECTION 8.01. Termination of the Company's Obligations.

      The Company may terminate its obligations under the Notes and this Indenture, except those obligations referred to in the penultimate paragraph of this Section 8.01, if all Notes previously authenticated and delivered (other than destroyed, lost or stolen Notes which have been replaced or paid or Notes for whose payment U.S. Legal Tender has theretofore been deposited with the Trustee or the Paying Agent in trust or segregated and held in trust by the Company and thereafter repaid to the Company, as provided in Section 8.05) have been delivered to the Registrar for cancellation and the Company has paid all sums payable by it hereunder, and the Company has delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent providing for or relating to the termination of the Company's obligations under the Notes and this Indenture have been complied with, or if:

            (a) either (i) pursuant to Article Three, the Company shall have given notice to the Trustee and each Paying Agent and mailed a notice of redemption to each Holder of the redemption of all of the Notes under arrangements satisfactory to the Trustee for the giving of such notice or
      (ii) all Notes have otherwise become due and payable hereunder;

            (b) the Company shall have irrevocably deposited or caused to be deposited with the Trustee or a trustee satisfactory to the Trustee, under the terms of an irrevocable trust agreement in form and substance satisfactory to the Trustee, as trust funds in trust solely for the benefit of the Holders for that purpose, U.S. Legal Tender in such amount as is sufficient without consideration of reinvestment of any interest thereon, to pay principal of, premium, if any, and interest on the outstanding Notes to maturity or redemption; provided that the Trustee shall have been irrevocably instructed to apply such U.S. Legal Tender to the payment of said principal, premium, if any, and interest with respect to the Notes and; provided, further, that from and after the time of deposit, the money deposited shall not be subject to the rights of holders of Senior Debt pursuant to the provisions of Article Ten;

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            (c) no Default or Event of Default with respect to this Indenture or the Notes shall have occurred and be continuing on the date of such deposit or shall occur as a result of such deposit and such deposit will not result in a breach or violation of, or constitute a default under, any other instrument to which the Company is a party or by which it is bound;

            (d) the Company shall have paid all other sums payable by it hereunder; and

            (e) the Company shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent providing for or relating to the termination of the Company's obligations under the Notes and this Indenture have been complied with. Such Opinion of Counsel shall also state that such satisfaction and discharge does not result in a default under the Credit Agreement (if then in effect) or any other agreement or instrument then known to such counsel that binds or affects the Company.

      Notwithstanding the foregoing paragraph, the Company's obligations in Sections 2.05, 2.06, 2.07, 2.08, 4.01, 4.02, 7.07, 8.05 and 8.06 shall survive until the Notes are no longer outstanding pursuant to the last paragraph of
Section 2.08. After the Notes are no longer outstanding, the Company's obligations in Sections 7.07, 8.05 and 8.06 shall survive.

      After such delivery or irrevocable deposit, the Trustee upon request shall acknowledge in writing the discharge of the Company's obligations under the Notes and this Indenture except for those surviving obligations specified above.

      SECTION 8.02. Legal Defeasance and Covenant Defeasance.

      (a) The Company may, at its option by Board Resolution, at any time, elect to have either paragraph (b) or (c) below be applied to all outstanding Notes upon compliance with the conditions set forth in Section 8.03.

      (b) Upon the Company's exercise under paragraph (a) hereof of the option applicable to this paragraph (b), the Company shall, subject to the satisfaction of the conditions set forth in Section 8.03, be deemed to have been discharged from its obligations with respect to all outstanding Notes on the date the conditions set forth below are satisfied (hereinafter, "Legal Defeasance"). For this purpose, Legal Defeasance means that the Company shall be deemed to have paid and discharged the entire Indebtedness represented by the outstanding Notes, which shall thereafter be deemed to be "outstanding" only for the purposes of Section 8.04 hereof and the other Sections of this Indenture referred to in (i) and (ii) below, and to have satisfied all its other obligations under such Notes and this Indenture (and the Trustee, on demand of and at the expense of the Company, shall execute proper instruments acknowledging the same), and Holders of the Notes and any amounts deposited under Section 8.03 hereof shall cease to be subject to any obligations to, or the rights of, any holder of Senior Debt under Article Ten or otherwise, except for the following provisions, which shall survive until otherwise terminated or discharged hereunder: (i) the rights of Holders of outstanding Notes to receive solely from the trust fund described in Section 8.04 hereof, and as more fully set forth in such Section, payments in respect of the principal of and interest on such Notes when such payments are due, (ii) the Company's obligations with respect to such Notes under Article Two and Section 4.02 hereof, (iii) the rights, powers, trusts, duties and immunities of the Trustee hereunder and the Company's

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obligations in connection therewith and (iv) this Article Eight. Subject to compliance with this Article Eight, the Company may exercise its option under this paragraph (b) notwithstanding the prior exercise of its option under paragraph (c) hereof.

      (c) Upon the Company's exercise under paragraph (a) hereof of the option applicable to this paragraph (c), the Company shall, subject to the satisfaction of the conditions set forth in Section 8.03 hereof, be released from its obligations under the covenants contained in Sections 4.10 through 4.20 and
Section 4.22 and Article Five hereof with respect to the outstanding Notes on and after the date the conditions set forth below are satisfied (hereinafter, "Covenant Defeasance"), and the Notes shall thereafter be deemed not "outstanding" for the purposes of any direction, waiver, consent or declaration or act of Holders (and the consequences of any thereof) in connection with such covenants, but shall continue to be deemed "outstanding" for all other purposes hereunder (it being understood that such Notes shall not be deemed outstanding for accounting purposes) and Holders of the Notes and any amounts deposited under Section 8.03 hereof shall cease to be subject to any obligations to, or the rights of, any holder of Senior Debt under Article Ten or otherwise. For this purpose, such Covenant Defeasance means that, with respect to the outstanding Notes, the Company may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply shall not constitute a Default or an Event or Default under Section 6.01(3) hereof, but, except as specified above, the remainder of this Indenture and such Notes shall be unaffected thereby. In addition, upon the Company's exercise under paragraph (a) hereof of the option applicable to this paragraph
(c), subject to the satisfaction of the conditions set forth in Section 8.03 hereof, Sections 6.01(3), 6.01(4) and 6.01(5) shall not constitute Events of Default.

      SECTION 8.03. Conditions to Legal Defeasance or Covenant Defeasance.

      The following shall be the conditions to the application of either Section 8.02(b) or 8.02(c) hereof to the outstanding Notes:

      In order to exercise either Legal Defeasance or Covenant Defeasance:

            (a) the Company must irrevocably deposit with the Trustee, in trust, for the benefit of the Holders, U.S. Legal Tender, non-callable U.S. Government Obligations or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal of, premium, if any, and interest on the Notes on the stated date for payment thereof or on the applicable Redemption Date, as the case may be;

            (b) in the case of an election under Section 8.02(b) hereof, the Company shall have delivered to the Trustee an Opinion of Counsel in the United States reasonably acceptable to the Trustee confirming that (A) the Company has received from, or there has been published by, the Internal Revenue Service a ruling or (B) since the date of this Indenture, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, the Holders of the Notes shall not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and shall be subject to federal income tax

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      on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

            (c) in the case of an election under Section 8.02(c) hereof, the Company shall have delivered to the Trustee an Opinion of Counsel in the United States reasonably acceptable to the Trustee confirming that the Holders of the Notes shall not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and shall be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

            (d) no Default or Event of Default shall have occurred and be continuing on the date of such deposit (other than a Default or Event of Default resulting from the incurrence of Indebtedness all or a portion of the proceeds of which will be used to defease the Notes pursuant to this Article Eight concurrently with such incurrence) or insofar as Sections 6.01(a)(6) and 6.01(a)(7) hereof are concerned, at any time in the period ending on the 91st day after the date of such deposit (it being understood that this condition shall not be satisfied and such Legal Defeasance or Covenant Defeasance, as the case may be, shall not be effective until expiration of such 91-day period);

            (e) such Legal Defeasance or Covenant Defeasance shall not result in a breach or violation of or constitute a default under this Indenture or any other material agreement or instrument to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound;

            (f) the Company shall have delivered to the Trustee an Officers' Certificate stating that the deposit was not made by the Company with the intent of preferring the Holders over any other creditors of the Company or with the intent of defeating, hindering, delaying or defrauding any other creditors of the Company or others;

            (g) the Company shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent provided for or relating to the Legal Defeasance or the Covenant Defeasance have been complied with; and

            (h) the Company shall have delivered to the Trustee an Opinion of Counsel to the effect that (i) the trust funds will not be subject to any rights of any holders of Senior Debt, including, without limitation, those arising under this Indenture, and (ii) assuming no intervening bankruptcy or insolvency of the Company between the date of deposit and the 91st day following the deposit and that no Holder is an insider of the Company, after the 91st day following the deposit, the trust funds will not be subject to the effect of any applicable Bankruptcy Law; and

            (i) if the cash or U.S. Government Obligations or combination thereof, as the case may be, deposited under subparagraph (a) above are sufficient to pay the principal of, premium, if any, and interest on the Notes provided the Notes are redeemed on a particular Redemption Date, the Company shall have given the Trustee irrevocable instructions to redeem the Notes on that Redemption Date and to provide notice of that redemption to Holders as provided in this Indenture.

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      SECTION 8.04. Application of Trust Money.

      The Trustee or Paying Agent shall hold in trust U.S. Legal Tender or U.S. Government Obligations deposited with it pursuant to Article Eight, and shall apply the deposited U.S. Legal Tender and the proceeds from U.S. Government Obligations in accordance with this Indenture to the payment of principal of, premium, if any, and interest on the Notes. The Trustee shall be under no obligation to invest said U.S. Legal Tender or U.S. Government Obligations except as it may agree with the Company.

      The Company shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the U.S. Legal Tender or U.S. Government Obligations deposited pursuant to Section 8.03 hereof or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the outstanding Notes.

      Anything in this Article Eight to the contrary notwithstanding, the Trustee shall, or shall request the Paying Agent to, deliver or pay to the Company from time to time upon the Company's request any U.S. Legal Tender or U.S. Government Obligations held by it as provided in Section 8.03 hereof which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, are in excess of the amount thereof that would then be required to be deposited to effect an equivalent Legal Defeasance or Covenant Defeasance.

      SECTION 8.05. Repayment to the Company.

      Subject to this Section 8.05 and the other provisions of this Article Eight, the Trustee and the Paying Agent shall promptly pay to the Company upon written request any excess U.S. Legal Tender or U.S. Government Obligations held by them at any time and thereupon shall be relieved from all liability with respect thereto. The Trustee and the Paying Agent shall pay to the Company upon written request any money held by them for the payment of principal or interest that remains unclaimed for two years; provided that the Trustee or such Paying Agent, before being required to make any payment, may at the expense of the Company cause to be published once in a newspaper of general circulation in the City of New York or mail to each Holder entitled to such money notice that such money remains unclaimed and that after a date specified therein which shall be at least 30 days from the date of such publication or mailing any unclaimed balance of such money then remaining will be repaid to the Company. After payment to the Company, Holders entitled to such money must look to the Company for payment as general creditors unless an applicable law designates another Person to whom such Holders may look.

      SECTION 8.06. Reinstatement.

      If the Trustee or Paying Agent is unable to apply any U.S. Legal Tender or U.S. Government Obligations in accordance with Article Eight by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Company's obligations under this Indenture and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to Article Eight until such time as the Trustee or Paying Agent is permitted to apply all such U.S. Legal Tender or U.S. Government Obligations in accordance with Article Eight; provided that if the

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Company has made any payment of interest on or principal of any Notes because of the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Notes to receive such payment from the U.S. Legal Tender or U.S. Government Obligations held by the Trustee or Paying Agent.

                                  ARTICLE NINE

                       AMENDMENTS, SUPPLEMENTS AND WAIVERS

      SECTION 9.01. Without Consent of Holders.

      The Company, when authorized by a Board Resolution, and the Trustee may amend or supplement this Indenture or the Notes without notice to or consent of any Holder:

            (1) to cure any ambiguity herein, or to correct or supplement any provision hereof which may be inconsistent with any other provision hereof or to add any other provisions with respect to matters or questions arising under this Indenture; provided that such actions shall not adversely affect the interests of the Holders of Notes in any material respect;

            (2) to comply with Article Five;

            (3) to provide for uncertificated Notes in addition to or in place of certificated Notes;

            (4) to comply with any requirements of the SEC in order to effect or maintain the qualification of this Indenture under the TIA;

            (5) to make any change that would provide any additional benefit or rights to the Holders;

            (6) to provide for issuance of the Exchange Notes, which will have terms substantially identical in all material respects to the Initial Notes (except that the transfer restrictions contained in the Initial Notes will be modified or eliminated, as appropriate), and which will be treated together with any outstanding Initial Notes, as a single issue of securities;

            (7) to add a Guarantor;

            (8) to secure the Notes;

            (9) to add to the covenants of the Company or any Guarantor for the benefit of the Holders or to surrender any right or power conferred upon the Company or any Guarantor;

            (10) to evidence and provide for the acceptance of appointment under this Indenture by a successor Trustee;

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            (11) to make any other change that does not, in the good faith judgment of the Board of Directors of the Company, adversely affect in any material respect the rights of any Holders hereunder; and

            (12) to conform the Indenture or the Notes to the section entitled "Description of the Notes" in the Offering Memorandum;

provided that the Company has delivered to the Trustee an Opinion of Counsel stating that such amendment or supplement complies with the provisions of this
Section 9.01.

      SECTION 9.02. With Consent of Holders.

      Subject to Section 6.07, the Company, when authorized by a Board Resolution, and the Trustee, upon receipt of the written consent of the Holder or Holders of at least a majority of the aggregate outstanding principal amount of the Notes, may amend or supplement this Indenture or the Notes, without notice to any other Holders. Subject to Section 6.07, the Holder or Holders of a majority in aggregate outstanding principal amount of the Notes may waive compliance by the Company with any provision of this Indenture or the Notes without notice to any other Holder. Notwithstanding the forgoing, no amendment, supplement or waiver, including a waiver pursuant to Section 6.04, shall, without the consent of each Holder of each Note affected thereby:

            (1) reduce the amount of Notes whose Holders must consent to an amendment or waiver, including the waiver of Defaults or Events of Default, or to a rescission and cancellation of a declaration of acceleration of the Notes;

            (2) reduce the rate of or change or have the effect of changing the time for payment of interest, including defaulted interest and Additional Interest, if any, on any Notes;

            (3) reduce the principal of or change or have the effect of changing the fixed maturity of any Notes, or change the date on which any Notes may be subject to redemption, or reduce the Redemption Price therefor;

            (4) make any Notes payable in a currency other than that stated in the Notes;

            (5) make any change in provisions of this Indenture protecting the right of each Holder to receive payment of principal of and interest on such Note on or after the due date thereof or to bring suit to enforce such payment;

            (6) amend, modify, change or waive any provision of this Section
      9.02;

            (7) change the price payable by the Company for Notes repurchased pursuant to Section 4.15 or 4.16 or after the occurrence of a Change of Control Triggering Event, modify or change in any material respect the obligation of the Company or Holdings to make and consummate a Change of Control Offer or modify any of the provisions or definitions with respect thereto; or

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            (8) waive a default in the payment of principal of or interest on any Note; provided that this clause (8) shall not limit the right of the Holders of a majority in aggregate principal amount of the outstanding Notes to rescind and cancel a declaration of acceleration of the Notes following delivery of an Acceleration Notice as provided in Section 6.02(d).

      Any amendment to, or waiver of, the provisions of the Indenture relating to subordination that adversely affects the rights of the Holders of the Notes shall require the consent of the Holders of at least 75% in aggregate principal amount of Notes then outstanding.

      It shall not be necessary for the consent of the Holders under this Section to approve the particular form of any proposed amendment, supplement or waiver, but it shall be sufficient if such consent approves the substance thereof.

      After an amendment, supplement or waiver under this Section 9.02 becomes effective, the Company shall mail to the Holders affected thereby a notice briefly describing the amendment, supplement or waiver. Any failure of the Company to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such supplemental indenture.

      SECTION 9.03. Effect on Senior Debt.

      No amendment of this Indenture shall adversely affect the rights of any holder of Designated Senior Debt under Article Ten of this Indenture or any holder of Guarantor Designated Senior Debt under Article Twelve of this Indenture without the consent of such holder.

      SECTION 9.04. Compliance with TIA.

      Every amendment, waiver or supplement of this Indenture or the Notes shall comply with the TIA as then in effect.

      SECTION 9.05. Revocation and Effect of Consents.

      Until an amendment, waiver or supplement becomes effective, a consent to it by a Holder is a continuing consent by the Holder and every subsequent Holder of a Note or portion of a Note that evidences the same debt as the consenting Holder's Note, even if notation of the consent is not made on any Note. Subject to the following paragraph, any such Holder or subsequent Holder may revoke the consent as to such Holder's Note or portion of such Note by written notice to the Trustee or the Company received before the date on which the Trustee receives an Officers' Certificate certifying that the Holders of the requisite principal amount of Notes have consented (and not theretofore revoked such consent) to the amendment, supplement or waiver.

      The Company may, but shall not be obligated to, fix a record date for the purpose of determining the Holders entitled to consent to any amendment, supplement or waiver, which record date shall be at least 10 days prior to the first solicitation of such consent. If a record date is fixed, then notwithstanding the last sentence of the immediately preceding paragraph, those Persons who were Holders at such record date (or their duly designated proxies), and only those Persons, shall be entitled to revoke any consent previously given, whether or not such Persons

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continue to be Holders after such record date. No such consent shall be valid or effective for more than 90 days after such record date.

      After an amendment, supplement or waiver becomes effective, it shall bind every Holder, unless it makes a change described in any of clauses (1) through
(9) of Section 9.02, in which case the amendment, supplement or waiver shall bind only each Holder of a Note who has consented to it and every subsequent Holder of a Note or portion of a Note that evidences the same debt as the consenting Holder's Note; provided that any such waiver shall not impair or affect the right of any Holder to receive payment of principal of and interest on a Note on or after the respective due dates expressed in such Note, or to bring suit for the enforcement of any such payment on or after such respective dates without the consent of such Holder.

      SECTION 9.06. Notation on or Exchange of Notes.

      If an amendment, supplement or waiver changes the terms of a Note, the Trustee may require the Holder of such Note to deliver it to the Trustee. The Trustee may place an appropriate notation on the Note about the changed terms and return it to the Holder. Alternatively, if the Company or the Trustee so determines, the Company in exchange for the Note shall issue and the Trustee shall authenticate a new Note that reflects the changed terms. Any such notation or exchange shall be made at the sole cost and expense of the Company.

      SECTION 9.07. Trustee To Sign Amendments, Etc.

      The Trustee shall execute any amendment, supplement or waiver authorized pursuant to this Article Nine; provided that the Trustee may, but shall not be obligated to, execute any such amendment, supplement or waiver which affects the Trustee's own rights, duties or immunities under this Indenture. The Trustee shall be entitled to receive, and shall be fully protected in relying upon, an Opinion of Counsel and an Officers' Certificate each complying with Section
13.04 and 13.05 and stating that the execution of any amendment, supplement or waiver authorized pursuant to this Article Nine is authorized or permitted by this Indenture. Such Opinion of Counsel shall not be an expense of the Trustee.

      SECTION 9.08. Effect of Supplemental Indentures.

      Upon the execution of any supplemental indenture under this Article Nine, this Indenture shall be modified in accordance therewith, and such supplemental indenture shall form a part of this Indenture for all purposes; and every Holder of Notes theretofore or thereafter authenticated and delivered hereunder shall be bound thereby.

                                  ARTICLE TEN

                                  SUBORDINATION

      SECTION 10.01. Notes Subordinated to Senior Debt.

      The Company covenants and agrees, and each Holder of the Notes, by its acceptance thereof, likewise covenants and agrees, that all Notes shall be issued subject to the provisions of

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this Article Ten; and each Person holding any Note, whether upon original issue or upon registration of transfer, assignment or exchange thereof, accepts and agrees that the payment of all Obligations on the Notes by the Company shall, to the extent and in the manner herein set forth, be subordinated and junior in right of payment to the prior payment in full in cash or Cash Equivalents of all Obligations on or in respect of Senior Debt; that the subordination is for the benefit of, and shall be enforceable directly by, the holders of Senior Debt, and that each holder of Senior Debt whether now outstanding or hereafter created, incurred, assumed or guaranteed shall be deemed to have acquired Senior Debt in reliance upon the covenants and provisions contained in this Indenture and the Notes.

      SECTION 10.02. No Payment on Notes in Certain Circumstances.

      (a) If any default occurs and is continuing in the payment when due, whether at maturity, upon redemption, by declaration or otherwise, of any principal of, interest on, unpaid drawings for letters of credit issued in respect of, or regularly accruing fees with respect to, any Designated Senior Debt, no payment of any kind or character shall be made by, or on behalf of, the Company or any other Person on its or their behalf with respect to any Obligations on the Notes, or to acquire any of the Notes for cash or property or otherwise. In addition, if any other event of default occurs and is continuing with respect to any Designated Senior Debt, as such event of default is defined in the instrument creating or evidencing such Designated Senior Debt, permitting the holders of such Designated Senior Debt then outstanding to accelerate the maturity thereof and if the Representative for the respective issue of Designated Senior Debt gives written notice of such event of default to the Trustee (a "Default Notice"), then, unless and until all such events of default have been cured or waived or have ceased to exist or the Trustee receives notice thereof from the Representative for the respective issue of Designated Senior Debt terminating the Blockage Period (as defined below), during the 179 days after the delivery of such Default Notice (the "Blockage Period"), neither the Company nor any other Person on its behalf shall (x) make any payment of any kind or character with respect to any Obligations on the Notes (other than payment of amounts already deposited in accordance with the defeasance and satisfaction and discharge provisions of this Indenture) or (y) acquire any of the Notes for cash or property or otherwise. Notwithstanding anything herein to the contrary, in no event will a Blockage Period extend beyond 180 days from the date the payment on the Notes was due and only one such Blockage Period may be commenced within any 360 consecutive days. No event of default which existed or was continuing on the date of the commencement of any Blockage Period with respect to the Designated Senior Debt shall be, or be made, the basis for the commencement of a second Blockage Period by the Representative of such Designated Senior Debt whether or not within a period of 360 consecutive days, unless such event of default shall have been cured or waived for a period of not less than 90 consecutive days (it being acknowledged that any subsequent action or any breach of any financial covenants for a period commencing after the date of commencement of such Blockage Period that, in either case, would give rise to an event of default pursuant to any provisions under which an event of default previously existed or was continuing shall constitute a new event of default for this purpose).

      (b) In the event that, notwithstanding the foregoing, any payment shall be received by the Trustee, any Paying Agent or any Holder when such payment is prohibited by Section 10.02(a), such payment shall be held in trust for the benefit of, and shall be forthwith paid over or delivered to, the holders of Senior Debt (pro rata to such holders on the basis of the respective amount of Senior Debt held by such holders) or their respective Representatives, as their respective interests may appear for application to the payment of such Senior Debt until all

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such Senior Debt shall have been paid in full, after giving effect to any concurrent payment or distribution or provision therefor to the holders of such Senior Debt. The Trustee and each Paying Agent shall be entitled to rely on information regarding amounts then due and owing on the Senior Debt, if any, received from the holders of Senior Debt (or their Representatives) or, if such information is not received from such holders or their Representatives, from the Company and only amounts included in the information provided to the Trustee or any Paying Agent shall be paid to the holders of Senior Debt.

      Nothing contained in this Article Ten shall limit the right of the Trustee or the Holders of Notes to take any action to accelerate the maturity of the Notes pursuant to Section 6.02 or to pursue any rights or remedies hereunder; provided that all Senior Debt thereafter due or declared to be due shall first be paid in full in cash or Cash Equivalents before the Holders are entitled to receive any payment of any kind or character with respect to Obligations on the Notes.

      SECTION 10.03. Payment Over of Proceeds upon Dissolution, Etc.

      (a) Upon any payment or distribution of assets of the Company of any kind or character to creditors, whether in cash, property or securities upon any total or partial liquidation, dissolution, winding-up, reorganization, assignment for the benefit of creditors or marshaling of assets of the Company or in a bankruptcy, reorganization, insolvency, receivership or other similar proceeding relating to the Company or its property, whether voluntary or involuntary, all Obligations due or to become due upon all Senior Debt shall first be paid in full in cash or Cash Equivalents, or such payment duly provided for to the satisfaction of the holders of Senior Debt, before any payment or distribution of any kind or character is made on account of any Obligations on the Notes, or for the acquisition of any of the Notes for cash or property or otherwise. Upon any such dissolution, winding-up, liquidation, reorganization, receivership or similar proceeding, any payment or distribution of assets of the Company of any kind or character, whether in cash, property or securities, to which the Holders of the Notes would be entitled, except for the provisions hereof, shall be paid by the Company or by any receiver, trustee in bankruptcy, liquidating trustee, agent or other Person making such payment or distribution, or by the Holders if received by them, directly to the holders of Senior Debt (pro rata to such holders on the basis of the respective amounts of Senior Debt held by such holders) or their respective Representatives, or to the trustee or trustees under any indenture pursuant to which any of such Senior Debt may have been issued, as their respective interests may appear, for application to the payment of Senior Debt remaining unpaid until all such Senior Debt has been paid in full in cash or Cash Equivalents after giving effect to any concurrent payment, distribution or provision therefor to or for the holders of Senior Debt.

      (b) To the extent any payment of Senior Debt (whether by or on behalf of the Company, as proceeds of security or enforcement of any right of setoff or otherwise) is declared to be fraudulent or preferential, set aside or required to be paid to any receiver, trustee in bankruptcy, liquidating trustee, agent or other similar Person under any bankruptcy, insolvency, receivership, fraudulent conveyance or similar law, then, if such payment is recovered by, or paid over to, such receiver, trustee in bankruptcy, liquidating trustee, agent or other similar Person, the Senior Debt or part thereof originally intended to be satisfied shall be deemed to be reinstated and outstanding as if such payment had not occurred.

      (c) In the event that, notwithstanding the foregoing, any payment or distribution of assets of the Company of any kind or character, whether in cash, property or securities, shall be

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received by any Holder when such payment or distribution is prohibited by this
Section 10.03, such payment or distribution shall be held in trust for the benefit of, and shall be forthwith paid over or delivered to, the holders of Senior Debt (pro rata to such holders on the basis of the respective amount of Senior Debt held by such holders) or their respective Representatives, or to the trustee or trustees under any indenture pursuant to which any of such Senior Debt may have been issued, as their respective interests may appear, for application to the payment of Senior Debt remaining unpaid until all such Senior Debt has been paid in full in cash or Cash Equivalents, after giving effect to any concurrent payment, distribution or provision therefor to or for the holders of such Senior Debt.

      (d) The consolidation of the Company with, or the merger of the Company with or into, another Person or the liquidation or dissolution of the Company following the conveyance or transfer of all or substantially all of its assets, to another Person upon the terms and conditions provided in Article Five hereof shall not be deemed a dissolution, winding-up, liquidation or reorganization for the purposes of this Section 10.03 if such other Person shall, as a part of such consolidation, merger, conveyance or transfer, assume the Company's obligations hereunder in accordance with Article Five hereof.

      SECTION 10.04. Payments May Be Paid Prior to Dissolution.

      Nothing contained in this Article Ten or elsewhere in this Indenture shall prevent (i) the Company, except under the conditions described in Sections 10.02 and 10.03, from making payments at any time in respect of principal of and interest on the Notes, or from depositing with the Trustee any moneys for such payments, or (ii) in the absence of actual knowledge by the Trustee that a given payment would be prohibited by Section 10.02 or 10.03, the application by the Trustee of any moneys deposited with it for the purpose of making such payments of principal of, and interest on, the Notes to the Holders entitled thereto unless at least two Business Days prior to the date upon which such payment would otherwise become due and payable a Trust Officer shall have actually received the written notice provided for in the second sentence of Section 10.02(a) or in Section 10.07 (provided that, notwithstanding the foregoing, such application shall otherwise be subject to the provisions of the first sentence of Section 10.02(a) and Section 10.03). The Company shall give prompt written notice to the Trustee of any dissolution, winding-up, liquidation or reorganization of the Company.

      SECTION 10.05. Subrogation.

      Subject to the payment in full in cash or Cash Equivalents of all Senior Debt, the Holders of the Notes shall be subrogated to the rights of the holders of Senior Debt to receive payments or distributions of cash, property or securities of the Company applicable to the Senior Debt until the Notes shall be paid in full; and, for the purposes of such subrogation, no such payments or distributions to the holders of the Senior Debt by or on behalf of the Company or by or on behalf of the Holders by virtue of this Article Ten which otherwise would have been made to the Holders shall, as between the Company and the Holders of the Notes, be deemed to be a payment by the Company to or on account of the Senior Debt, it being understood that the provisions of this Article Ten are and are intended solely for the purpose of defining the relative rights of the Holders of the Notes, on the one hand, and the holders of the Senior Debt, on the other hand.

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      SECTION 10.06. Obligations of the Company Unconditional.

      Nothing contained in this Article Ten or elsewhere in this Indenture or in the Notes is intended to or shall impair, as among the Company, its creditors other than the holders of Senior Debt, and the Holders, the obligation of the Company, which is absolute and unconditional, to pay to the Holders the principal of and any interest on the Notes as and when the same shall become due and payable in accordance with their terms, or is intended to or shall affect the relative rights of the Holders and creditors of the Company other than the holders of the Senior Debt, nor shall anything herein or therein prevent the Holder of any Note or the Trustee on its behalf from exercising all remedies otherwise permitted by applicable law upon default under this Indenture, subject to the rights, if any, in respect of cash, property or securities of the Company received upon the exercise of any such remedy.

      SECTION 10.07. Notice to Trustee and Paying Agents.

      The Company shall give prompt written notice to the Trustee and each Paying Agent of any fact known to the Company which would prohibit the making of any payment to or by the Trustee or any Paying Agent in respect of the Notes pursuant to the provisions of this Article Ten. Regardless of anything to the contrary contained in this Article Ten or elsewhere in this Indenture, neither the Trustee nor any Paying Agent shall be charged with knowledge of the existence of any default or event of default with respect to any Senior Debt or of any other facts which would prohibit the making of any payment to or by the Trustee or any Paying Agent unless and until the Trustee or such Paying Agent, as the case may be, shall have received notice in writing from the Company, or from a holder of Senior Debt or a Representative therefor, together with proof satisfactory to the Trustee or such Paying Agent, as the case may be, of such holding of Senior Debt or of the authority of such Representative, and, prior to the receipt of any such written notice, the Trustee shall be entitled to assume (in the absence of actual knowledge to the contrary) that no such facts exist.

      In the event that the Trustee or any Paying Agent determines in good faith that any evidence is required with respect to the right of any Person as a holder of Senior Debt to participate in any payment or distribution pursuant to this Article Ten, the Trustee or such Paying Agent, as the case may be, may request such Person to furnish evidence to the reasonable satisfaction of the Trustee or such Paying Agent, as the case may be, as to the amounts of Senior Debt held by such Person, the extent to which such Person is entitled to participate in such payment or distribution and any other facts pertinent to the rights of such Person under this Article Ten, and if such evidence is not furnished the Trustee or such Paying Agent, as the case may be, may defer any payment to such Person pending judicial determination as to the right of such Person to receive such payment.

      SECTION 10.08. Reliance on Judicial Order or Certificate of Liquidating Agent.

      Upon any payment or distribution of assets of the Company referred to in this Article Ten, the Trustee, subject to the provisions of Article Seven hereof, each Paying Agent and the Holders ofhe Notes shall be entitled to rely upon any order or decree made by any court of competent jurisdiction in which any insolvency, bankruptcy, receivership, dissolution, winding-up, liquidation, reorganization or similar case or proceeding is pending, or upon a certificate of the receiver, trustee in bankruptcy, liquidating trustee, assignee for the benefit of creditors, agent or other Person making such payment or distribution, delivered to the Trustee or the Holders of

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the Notes, for the purpose of ascertaining the Persons entitled to participate in such payment or distribution, the holders of the Senior Debt and other Indebtedness of the Company, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article Ten provided that such court, trustee, assignee, agent or other Person has been made aware of this Article Ten.

      SECTION 10.09. Trustee's Relation to Senior Debt.

      The Trustee, each Agent and any agent of the Company, of the Trustee or any Agent shall be entitled to all the rights set forth in this Article Ten with respect to any Senior Debt which may at any time be held by it in its individual or any other capacity to the same extent as any other holder of Senior Debt and nothing in this Indenture shall deprive the Trustee, any Agent or any such agent of any of its rights as such a holder.

      With respect to the holders of Senior Debt, the Trustee and each Agent undertakes to perform or to observe only such of its covenants and obligations as are specifically set forth in this Article Ten, and no implied covenants or obligations with respect to the holders of Senior Debt shall be read into this Indenture against the Trustee or any Agent. Neither the Trustee nor any Agent shall be deemed to owe any fiduciary duty to the holders of Senior Debt and shall not be liable to any such holders if the Trustee shall in good faith mistakenly pay over or distribute to Holders of Notes or to the Company or to any other person cash, property or securities to which any holders of Senior Debt shall be entitled by virtue of this Article or otherwise.

      Whenever a distribution is to be made or a notice is to be given to holders or owners of Senior Debt, the distribution may be made and the notice may be given to their Representatives, if any.

      SECTION 10.10. Subordination Rights Not Impaired by Acts or Omissions of
                     the Company or Holders of Senior Debt.

      No right of any present or future holders of any Senior Debt to enforce subordination as provided herein shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of the Company or by any act or failure to act, in good faith, by any such holder, or by any noncompliance by the Company with the terms of this Indenture, regardless of any knowledge thereof which any such holder may have or otherwise be charged with.

      Without in any way limiting the generality of the foregoing paragraph, the holders of Senior Debt may, at any time and from time to time, without the consent of or notice to the Trustee, without incurring responsibility to the Trustee or the Holders of the Notes and without impairing or releasing the subordination provided in this Article Ten or the obligations hereunder of the Holders of the Notes to the holders of the Senior Debt do any one or more of the following: (i) change the manner, place or terms of payment or extend the time of payment of, or renew or alter, Senior Debt, or otherwise amend or supplement in any manner Senior Debt, or any instrument evidencing the same or any agreement under which Senior Debt is outstanding; (ii) sell, exchange, release or otherwise deal with any property pledged, mortgaged or otherwise securing Senior Debt; (iii) release any Person liable in any manner for the payment or collection of Senior Debt; and (iv) exercise or refrain from exercising any rights against the Company and any other Person.

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      SECTION 10.11. Noteholders Authorize Trustee and Paying Agent To
                     Effectuate Subordination of Notes.

      Each Holder of Notes by its acceptance of them authorizes and expressly directs the Trustee and each Paying Agent on its behalf to take such action as may be necessary or appropriate to effectuate, as between the holders of Senior Debt and the Holders of Notes, the subordination provided in this Article Ten, and appoints the Trustee and each Paying Agent its attorney-in-fact for such purposes, including, in the event of any dissolution, winding-up, liquidation or reorganization of the Company (whether in bankruptcy, insolvency, receivership, reorganization or similar proceedings or upon an assignment for the benefit of creditors or otherwise) tending towards liquidation of the business and assets of the Company, the filing of a claim for the unpaid balance of its Notes and accrued interest in the form required in those proceedings.

      If the Trustee does not file a proper claim or proof of debt in the form required in such proceeding prior to 30 days before the expiration of the time to file such claim or claims, then the holders of the Senior Debt or their Representatives are hereby authorized to have the right to file and are hereby authorized to file an appropriate claim for and on behalf of the Holders of said Notes. Nothing herein contained shall be deemed to authorize the Trustee or the holders of Senior Debt or their Representatives to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder thereof, or to authorize the Trustee or the holders of Senior Debt or their Representatives to vote in respect of the claim of any Holder in any such proceeding.

      SECTION 10.12. This Article Ten Not To Prevent Events of Default.

      The failure to make a payment on account of principal of or interest on the Notes by reason of any provision of this Article Ten shall not be construed as preventing the occurrence of an Event of Default.

      SECTION 10.13. Trustee's Compensation Not Prejudiced.

      Nothing in this Article Ten shall apply to amounts due to the Trustee pursuant to other sections in this Indenture.

                                 ARTICLE ELEVEN

                                    GUARANTEE

      SECTION 11.01. Unconditional Guarantee.

      Each of the Guarantors unconditionally guarantees, jointly and severally, (such guarantees to be referred to herein as the "Guarantees"), to each Holder of a Note authenticated and delivered by the Trustee and to the Trustee and its successors and assigns, the Notes and the Obligations of the Company hereunder and thereunder, that: (i) the principal of and interest on the Notes will be promptly paid in full when due, subject to any applicable grace period, whether

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at maturity, by acceleration or otherwise and, to the extent lawful, interest on the overdue principal of and interest on the Notes and all other Obligations of the Company to the Holders or the Trustee hereunder or thereunder will be promptly paid in full or performed, all in accordance with the terms hereof and thereof; and (ii) in case of any extension of time of payment or renewal of any Notes or of any such other obligations, the same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, subject to any applicable grace period, whether at stated maturity, by acceleration or otherwise. Each Guarantor hereby agrees that its obligations hereunder shall be unconditional, irrespective of the validity, regularity or enforceability of the Notes or this Indenture, the absence of any action to enforce the same, any waiver or consent by any Holder of the Notes with respect to any provisions hereof or thereof, the recovery of any judgment against the Company, any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a guarantor. Each Guarantor hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Company, any right to require a proceeding first against the Company, protest, notice and all demands whatsoever and covenants that the Guarantees will not be discharged except by complete performance of the obligations contained in the Notes, this Indenture and in the Guarantees. If any Noteholder, the Trustee or any Paying Agent is required by any court or otherwise to return to the Company, any Guarantor, or any Custodian acting in relation to the Company or any Guarantor, any amount paid by the Company or any Guarantor to the Trustee or such Paying Agent or Noteholder, the Guarantees, to the extent theretofore discharged, shall be reinstated in full force and effect. Each Guarantor further agrees that, as between the Guarantors, on the one hand, and the Holders and the Trustee, on the other hand, (x) the maturity of the obligations guaranteed hereby may be accelerated as provided in Article Six for the purposes of the Guarantees, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed hereby, and (y) in the event of any acceleration of such obligations as provided in Article Six, such obligations (whether or not due and payable) shall forthwith become due and payable by each Guarantor for the purpose of such Guarantees.

      SECTION 11.02. Subordination of Guarantees.

      The obligations of each Guarantor to the Holders of the Notes and to the Trustee on behalf of the Holders pursuant to the Guarantees and this Indenture are expressly subordinate and subject in right of payment to the prior payment in full of all Guarantor Senior Debt of such Guarantor, to the extent and in the manner provided in Article Twelve.

      SECTION 11.03. Severability.

      In case any provision of the Guarantees shall be invalid, illegal or unenforceable, the validity, legality, and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

      SECTION 11.04. Release of Guarantees.

      (a) The Guarantee of any Subsidiary Guarantor shall be released, without any further action required on the part of the Trustee or any Holder:

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            (i) (A) At such time as less than $10.0 million principal amount of the Existing Notes remains outstanding (provided that any Existing Notes purchased by the Company and its Subsidiaries have been cancelled and that any Existing Notes that have been redeemed by the Company have been permanently redeemed) and (B) as long as the Subsidiary Guarantors are not guarantors of any other Indebtedness other than Indebtedness under the Credit Agreement, each of the Subsidiary Guarantors shall be released from its obligations under its Guarantee;

            (ii) upon any sale or other disposition (by merger or otherwise) to any Person which is not a Restricted Subsidiary of the Company of all of the Company's Capital Stock in such Subsidiary Guarantor, provided that such sale or disposition of such Capital Stock is otherwise in compliance with the terms of this Indenture; or

            (iii) upon the designation of such Restricted Subsidiary as an Unrestricted Subsidiary in accordance with the terms of this Indenture.

      (b) Upon the release by the lenders under the Credit Agreement (including any future refinancings thereof) of all guarantees of any Guarantor of or relating to the Credit Agreement and all Indebtedness thereunder, such Guarantor shall be deemed released from all obligations under this Article Eleven without any further action required on the part of the Trustee or any Holder; provided, however, that any such release shall occur only to the extent that all obligations of such Guarantor under all of its guarantees of or relating to the Credit Agreement (including any future refinancings thereof) and all Indebtedness thereunder shall also be released and if any payment is made by the Company or any Guarantor to the lenders under the Credit Agreement in connection with any such release, a pro rata payment shall be made to the Holders based on the ratio of the outstanding principal amount of the Notes to the maximum amount which could be borrowed under the Credit Agreement.

      (c) The Trustee shall deliver an appropriate instrument evidencing such release upon receipt of a request by the Company accompanied by an Officers' Certificate certifying as to the compliance with this Section 11.04.

      SECTION 11.05. Waiver of Subrogation.

      Until payment in full is made of the Notes and all other obligations of the Company to the Holders or the Trustee on behalf of the Holders hereunder and under the Notes, each Guarantor hereby irrevocably waives any claim or other rights which it may now or hereafter acquire against the Company that arise from the existence, payment, performance or enforcement of such Guarantors' obligations under its Guarantee of this Indenture, including without limitation, any right of subrogation, reimbursement, exoneration, indemnification, and any right to participate in any claim or remedy of any Holder of Notes against the Company, whether or not such claim, remedy or right arises in equity, or under contract, statute or common law, including, without limitation, the right to take or receive from the Company, directly or indirectly, in cash or other property or by set-off or any other manner, payment or security on account of such claim or other rights. If any amount shall be paid to any Guarantor in violation of the preceding sentence and the Notes shall not have been paid in full, such amount shall have been deemed to have been paid to such Guarantor for the benefit of, and held in trust for the benefit of, the Holders of the Notes, and shall forthwith be paid to the Trustee for the benefit of such Holders to be credited and applied upon the Notes, whether matured or unmatured, in

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accordance with the terms of this Indenture. Each Guarantor acknowledges that it will receive direct and indirect benefits from the financing arrangements contemplated by this Indenture and that the waiver set forth in this Section
11.05 is knowingly made in contemplation of such benefits.

      SECTION 11.06. Execution of Guarantees.

      To evidence its guarantee to the Noteholders set forth in this Article Eleven, each Guarantor hereby agrees to execute a Guarantee in substantially the form included in Exhibit A, which shall be endorsed on such Note ordered to be authenticated and delivered by the Trustee. Each Guarantor hereby agrees that the Guarantees set forth in this Article Eleven shall remain in full force and effect notwithstanding any failure to endorse on each Note a notation of each such Guarantee. Each such Guarantee shall be signed on behalf of each Guarantor by two Officers, or an Officer and an Assistant Secretary prior to the authentication of the Note on which it is endorsed, and the delivery of such Note by the Trustee, after the authentication thereof hereunder, shall constitute due delivery of such Guarantee on behalf of such Guarantor. Such signatures upon the Guarantees may be by manual or facsimile signature of such officers and may be imprinted or otherwise reproduced on the Guarantees, and in case any such officer who shall have signed such Guarantee shall cease to be such officer before the Note on which such Guarantee is endorsed shall have been authenticated and delivered by the Trustee or disposed of by the Company, such Note nevertheless may be authenticated and delivered or disposed of as though the person who signed the Guarantee had not ceased to be such officer of such Guarantor.

      SECTION 11.07. Waiver of Stay, Extension or Usury Laws.

      Each Guarantor covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law or any usury law or other law that would prohibit or forgive it from performing its Guarantee as contemplated herein, wherever enacted, now or at any time hereafter in force, or which may affect the covenants or the performance of this Indenture; and (to the extent that it may lawfully do so) each Guarantor hereby expressly waives all benefit or advantage of any such law, and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

                                 ARTICLE TWELVE

                     SUBORDINATION OF GUARANTEE OBLIGATIONS

      SECTION 12.01. Guarantee Obligations Subordinated to Guarantor Senior
                     Debt.

      Each Guarantor covenants and agrees, and each Holder of the Notes, by its acceptance thereof, likewise covenants and agrees, that any payment of obligations by any Guarantor in respect of its Guarantee (its "Guarantee Obligations") shall be made subject to the provisions of this Article Twelve; and each Person holding any Note, whether upon original issue or upon registration of transfer, assignment or exchange thereof, accepts and agrees that the payment of all Guarantee Obligations by any Guarantor shall, to the extent and in the manner herein set

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forth, be subordinated and junior in right of payment to the prior payment in full in cash or Cash Equivalents of all Obligations on the Guarantor Senior Debt of such Guarantor, that the subordination is for the benefit of, and shall be enforceable directly by, the holders of Guarantor Senior Debt of such Guarantor, and that each holder of Guarantor Senior Debt of such Guarantor whether now outstanding or hereafter created, incurred, assumed or guaranteed shall be deemed to have acquired Guarantor Senior Debt of such Guarantor in reliance upon the covenants and provisions contained in this Indenture and the Notes.

      SECTION 12.02. No Payment on Notes in Certain Circumstances.

      (a) If any default occurs and is continuing in the payment when due, whether at maturity, upon redemption, by declaration or otherwise, of any principal of, interest on, unpaid drawings for letters of credit issued in respect of, or regularly accruing fees with respect to, any Guarantor Designated Senior Debt of any Guarantor, no payment of any kind or character shall be made by, or on behalf of, such Guarantor or any other Person on its or their behalf with respect to any Guarantee Obligations, or to acquire any of the Notes for cash or property or otherwise. In addition, if any other event of default occurs and is continuing with respect to any Guarantor Senior Debt of such Guarantor, as such event of default is defined in the instrument creating or evidencing such Guarantor Senior Debt of such Guarantor, permitting the holders of such Guarantor Senior Debt of such Guarantor then outstanding to accelerate the maturity thereof and if the Representative for the respective issue of Guarantor Senior Debt of such Guarantor gives notice of the event of default to the Trustee (a "Guarantor Default Notice"), then, unless and until all events of default have been cured or waived or have ceased to exist or the Trustee receives notice thereof from the Representative for the respective issue of Guarantor Senior Debt of such Guarantor terminating the Guarantor Blockage Period (as defined below), during the 179 days after the delivery of such Guarantor Default Notice (the "Guarantor Blockage Period"), neither such Guarantor nor any other Person on its behalf shall (x) make any payment of any kind or character with respect to any Guarantee Obligations or (y) acquire any of the Notes for cash or property or otherwise. Notwithstanding anything herein to the contrary, in no event will a Guarantor Blockage Period extend beyond 180 days from the date the payment on the Notes was due and only one such Guarantor Blockage Period may be commenced within any 360 consecutive days. No event of default which existed or was continuing on the date of the commencement of any Guarantor Blockage Period with respect to the Guarantor Senior Debt of such Guarantor shall be, or be made, the basis for the commencement of a second Guarantor Blockage Period by the Representative of such Guarantor Senior Debt of such Guarantor whether or not within a period of 360 consecutive days, unless such event of default shall have been cured or waived for a period of not less than 90 consecutive days (it being acknowledged that any subsequent action or any breach of any financial covenants for a period commencing after the date of commencement of such Guarantor Blockage Period that, in either case, would give rise to an event of default pursuant to any provisions under which an event of default previously existed or was continuing shall constitute a new event of default for this purpose).

      (b) In the event that, notwithstanding the foregoing, any payment shall be received by the Trustee, any Paying Agent or any Holder when such payment is prohibited by Section 12.02(a), such payment shall be held in trust for the benefit of, and shall be forthwith paid over or delivered to, the holders of Guarantor Senior Debt of such Guarantor (pro rata to such holders on the basis of the respective amount of Guarantor Senior Debt of such Guarantor held by such holders) or their respective Representatives, as their respective interests may appear for application to the payment of such Senior Debt until all such Senior Debt shall have been

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paid in full, after giving effect to any concurrent payment or distribution or provision therefor to the holders of such Senior Debt. The Trustee and each Paying Agent shall be entitled to rely on information regarding amounts then due and owing on the Guarantor Senior Debt of such Guarantor, if any, received from the holders of such Guarantor Senior Debt (or their Representatives) or, if such information is not received from such holders or their Representatives, from such Guarantor, and only amounts included in the information provided to the Trustee and each Paying Agent shall be paid to the holders of Guarantor Senior Debt of such Guarantor.

      Nothing contained in this Article Twelve shall limit the right of the Trustee or the Holders of Notes to take any action to accelerate the maturity of the Notes pursuant to Section 6.02 or to pursue any rights or remedies hereunder; provided that all Guarantor Senior Debt of any Guarantor thereafter due or declared to be due shall first be paid in full in cash or Cash Equivalents before the Holders are entitled to receive any payment of any kind or character with respect to Guarantee Obligations.

      SECTION 12.03. Payment Over of Proceeds upon Dissolution, Etc.

      (a) Upon any payment or distribution of assets of any Guarantor of any kind or character to creditors, whether in cash, property or securities, upon any total or partial liquidation, dissolution, winding-up, reorganization, assignment for the benefit of creditors or marshaling of assets of any Guarantor or in a bankruptcy, reorganization, insolvency, receivership or other similar proceeding relating to any Guarantor or its property, whether voluntary or involuntary, all Obligations due or to become due upon all Guarantor Senior Debt of such Guarantor shall first be paid in full in cash or Cash Equivalents, or such payment duly provided for to the satisfaction of the holders of Guarantor Senior Debt of such Guarantor, before any payment or distribution of any kind or character is made on account of any Guarantee Obligations, or for the acquisition of any of the Notes for cash or property or otherwise. Upon any such dissolution, winding-up, liquidation, reorganization, receivership or similar proceeding, any payment or distribution of assets of any Guarantor of any kind or character, whether in cash, property or securities, to which the Holders of the Notes would be entitled, except for the provisions hereof, shall be paid by such Guarantor or by any receiver, trustee in bankruptcy, liquidating trustee, agent or other Person making such payment or distribution, or by the Holders if received by them, directly to the holders of Guarantor Senior Debt of such Guarantor (pro rata to such holders on the basis of the respective amounts of Guarantor Senior Debt of such Guarantor held by such holders) or their respective Representatives, or to the trustee or trustees under any indenture pursuant to which any of such Guarantor Senior Debt of such Guarantor may have been issued, as their respective interests may appear, for application to the payment of Guarantor Senior Debt of such Guarantor remaining unpaid until all such Guarantor Senior Debt of such Guarantor has been paid in full in cash or Cash Equivalents after giving effect to any concurrent payment, distribution or provision therefor to or for the holders of Guarantor Senior Debt of such Guarantor.

      (b) To the extent any payment of Guarantor Senior Debt of any Guarantor (whether by or on behalf of such Guarantor, as proceeds of security or enforcement of any right of setoff or otherwise) is declared to be fraudulent or preferential, set aside or required to be paid to any receiver, trustee in bankruptcy, liquidating trustee, agent or other similar Person under any bankruptcy, insolvency, receivership, fraudulent conveyance or similar law, then if such payment is recovered by, or paid over to, such receiver, trustee in bankruptcy, liquidating trustee, agent or

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

other similar Person, the Guarantor Senior Debt of such Guarantor or part thereof originally intended to be satisfied shall be deemed to be reinstated and outstanding as if such payment had not occurred.

      (c) In the event that, notwithstanding the foregoing, any payment or distribution of assets of any Guarantor of any kind or character, whether in cash, property or securities, shall be received by any Holder when such payment or distribution is prohibited by this Section 12.03, such payment or distribution shall be held in trust for the benefit of, and shall be paid over or delivered to, the holders of Guarantor Senior Debt of such Guarantor (pro rata to such holders on the basis of the respective amount of Guarantor Senior Debt of such Guarantor held by such holders) or their respective Representatives, or to the trustee or trustees under any indenture pursuant to which any of such Guarantor Senior Debt of such Guarantor may have been issued, as their respective interests may appear, for application to the payment of Guarantor Senior Debt of such Guarantor remaining unpaid until all such Guarantor Senior Debt of such Guarantor has been paid in full in cash or Cash Equivalents, after giving effect to any concurrent payment, distribution or provision therefor to or for the holders of such Guarantor Senior Debt of such Guarantor.

      (d) The consolidation of any Guarantor with, or the merger of a Guarantor with or into, another Person or the liquidation or dissolution of a Guarantor following the conveyance or transfer of all or substantially all of its assets, to another Person upon the terms and conditions provided in Article Five hereof shall not be deemed a dissolution, winding-up, liquidation or reorganization for the purposes of this Section 12.03 if such other Person shall, as a part of such consolidation, merger, conveyance or transfer, assume such Guarantors' obligations hereunder in accordance with Article Five hereof.

      SECTION 12.04. Payments May Be Paid Prior to Dissolution.

      Nothing contained in this Article Twelve or elsewhere in this Indenture shall prevent (i) any Guarantor, except under the conditions described in Sections 12.02 and 12.03, from making payments at any time in respect of Guarantee Obligations, or from depositing with the Trustee any moneys for such payments, or (ii) in the absence of actual knowledge by the Trustee that a given payment would be prohibited by Section 12.02 or 12.03, the, application by the Trustee of any moneys deposited with it for the purpose of making such payments of principal of, and interest on, Guarantee Obligations to the Holders entitled thereto unless at least two Business Days prior to the date upon which such payment would otherwise become due and payable a Trust Officer shall have actually received the written notice provided for in the second sentence of
Section 12.02(a) or in Section 12.07 (provided that, notwithstanding the foregoing, such application shall otherwise be subject to the provisions of the first sentence of Section 12.02(a) and Section 12.03). Each Guarantor shall give prompt written notice to the Trustee of any dissolution, winding-up, liquidation or reorganization of such Guarantor.

      SECTION 12.05. Subrogation.

      Subject to the payment in full in cash or Cash Equivalents of all Guarantor Senior Debt of any Guarantor, the Holders of the Guarantee Obligations shall be subrogated to the rights of the holders of Guarantor Senior Debt of such Guarantor to receive payments or distributions of cash, property or securities of Holdings applicable to the Guarantor Senior Debt of such Guarantor until the Guarantee Obligations shall be paid in full; and, for the purposes of such subrogation,

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no such payments or distributions to the holders of the Guarantor Senior Debt of such Guarantor by or on behalf of such Guarantor or by or on behalf of the Holders by virtue of this Article Twelve which otherwise would have been made to the Holders shall, as between such Guarantor and the Holders of the Guarantee Obligations, be deemed to be a payment by such Guarantor to or on account of the Guarantor Senior Debt of such Guarantor, it being understood that the provisions of this Article Twelve are and are intended solely for the purpose of defining the relative rights of the Holders of the Guarantee Obligations, on the one hand, and the holders of the Guarantor Senior Debt of the Guarantors, on the other hand.

      SECTION 12.06. Obligations of the Guarantors Unconditional.

      Nothing contained in this Article Twelve or elsewhere in this Indenture or in the Notes is intended to or shall impair, as among each Guarantor, its creditors other than the holders of Guarantor Senior Debt of such Guarantor, and the Holders, the obligation of each Guarantor, which is absolute and unconditional, to pay the Guarantee Obligations to the Holders as and when the same shall become due and payable in accordance with their terms, or is intended to or shall affect the relative rights of the Holders and creditors of the such Guarantor other than the holders of the Guarantor Senior Debt of such Guarantor, nor shall anything herein or therein prevent the Holder of any Note or the Trustee on its behalf from exercising all remedies otherwise permitted by applicable law upon default under this Indenture, subject to the rights, if any, in respect of cash, property or securities of such Guarantor received upon the exercise of any such remedy.

      SECTION 12.07. Notice to Trustee and Paying Agents.

      Each Guarantor shall give prompt written notice to the Trustee and each Paying Agent of any fact known to such Guarantor which would prohibit the making of any payment to or by the Trustee in respect of the Notes pursuant to the provisions of this Article Twelve. Regardless of anything to the contrary contained in this Article Twelve or elsewhere in this Indenture, neither the Trustee nor any Paying Agent shall be charged with knowledge of the existence of any default or event of default with respect to any Guarantor Senior Debt of any Guarantor or of any other facts which would prohibit the making of any payment to or by the Trustee or any Paying Agent unless and until the Trustee or such Paying Agent, as the case may be, shall have received notice in writing from such Guarantor, or from a holder of Guarantor Senior Debt of such Guarantor or a Representative therefor, together with proof satisfactory to the Trustee or such Paying Agent, as the case may be, of such holding of Guarantor Senior Debt of such Guarantor or of the authority of such Representative, and, prior to the receipt of any such written notice, the Trustee shall be entitled to assume (in the absence of actual knowledge to the contrary) that no such facts exist.

      In the event that the Trustee or any Paying Agent determines in good faith that any evidence is required with respect to the right of any Person as a holder of Guarantor Senior Debt of any Guarantor to participate in any payment or distribution pursuant to this Article Twelve, the Trustee or such Paying Agent, as the case may be, may request such Person to furnish evidence to the reasonable satisfaction of the Trustee or such Paying Agent, as the case may be, as to the amounts of Guarantor Senior Debt of such Guarantor held by such Person, the extent to which such Person is entitled to participate in such payment or distribution and any other facts pertinent to the rights of such Person under this Article Twelve, and if such evidence is not

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furnished, the Trustee or such Paying Agent, as the case may be, may defer any payment to such Person pending judicial determination as to the right of such Person to receive such payment.

      SECTION 12.08. Reliance on Judicial Order or Certificate of Liquidating
                     Agent.

      Upon any payment or distribution of assets of any Guarantor referred to in this Article Twelve, the Trustee, subject to the provisions of Article Seven hereof, such Paying Agent and the Holders of the Notes shall be entitled to rely upon any order or decree made by any court of competent jurisdiction in which any insolvency, bankruptcy, receivership, dissolution, winding-up, liquidation, reorganization or similar case or proceeding is pending, or upon a certificate of the receiver, trustee in bankruptcy, liquidating trustee, assignee for the benefit of creditors, agent or other Person making such payment or distribution, delivered to the Trustee or the Holders of the Notes, for the purpose of ascertaining the persons entitled to participate in such payment or distribution, the holders of the Guarantor Senior Debt of such Guarantor and other Indebtedness of such Guarantor, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article Twelve; provided that such court receiver, trustee, assignee, agent or other Person has been made aware of this Article Twelve.

      SECTION 12.09. Trustee's Relation to Guarantor Senior Debt of the
                     Guarantors.

      The Trustee, each Agent and any agent of the Guarantors, the Trustee or any Agent shall be entitled to all the rights set forth in this Article Twelve with respect to any Guarantor Senior Debt of any such Guarantor which may at any time be held by it in its individual or any other capacity to the same extent as any other holder of Guarantor Senior Debt of such Guarantor and nothing in this Indenture shall deprive the Trustee, any Agent or any such agent of any of its rights as such a holder.

      With respect to the holders of Guarantor Senior Debt of the Guarantors, the Trustee and each Agent undertakes to perform or to observe only such of its covenants and obligations as are specifically set forth in this Article Twelve, and no implied covenants or obligations with respect to the holders of Guarantor Senior Debt of the Guarantors shall be read into this Indenture against the Trustee. Neither the Trustee nor any Agent shall be deemed to owe any fiduciary duty to the holders of Guarantor Senior Debt of the Guarantors and shall not be liable to any such holders if the Trustee shall in good faith mistakenly pay over or distribute to Holders of Notes or to the Company or to any other person cash, property or securities to which any holders of Senior Debt shall be entitled by virtue of this Article or otherwise.

      Whenever a distribution is to be made or a notice is to be given to holders or owners of Guarantor Senior Debt of the Guarantors, the distribution may be made and the notice may be given to their Representatives, if any.

      SECTION 12.10. Subordination Rights Not Impaired by Acts or Omissions of
                     the Guarantors or Holders of Guarantor Senior Debt of the Guarantors.

      No right of any present or future holders of any Guarantor Senior Debt of the Guarantors to enforce subordination as provided herein shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of any Guarantor or by any act or failure to act, in good faith, by any such holder, or by any noncompliance by any Guarantor with the terms of

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this Indenture, regardless of any knowledge thereof which any such holder may have or otherwise be charged with.

      Without in any way limiting the generality of the foregoing paragraph, the holders of Guarantor Senior Debt of the Guarantors may, at any time and from time to time, without the consent of or notice to the Trustee, without incurring responsibility to the Trustee or the Holders of the Notes and without impairing or releasing the subordination provided in this Article Twelve or the obligations hereunder of the Holders of the Notes to the holders of the Guarantor Senior Debt of the Guarantors, do any one or more of the following:
(i) change the manner, place or terms of payment or extend the time of payment of, or renew or alter, Guarantor Senior Debt of any Guarantor, or otherwise amend or supplement in any manner Guarantor Senior Debt of any Guarantor, or any instrument evidencing the same or any agreement under which Guarantor Senior Debt of any Guarantor is outstanding; (ii) sell, exchange, release or otherwise deal with any property pledged, mortgaged or otherwise securing Guarantor Senior Debt of any Guarantor; (iii) release any Person liable in any manner for the payment or collection of Guarantor Senior Debt of any Guarantor; and (iv) exercise or refrain from exercising any rights against any Guarantor and any other Person.

      SECTION 12.11. Noteholders Authorize Trustee and Paying Agent To
                     Effectuate Subordination of Notes.

      Each Holder of Notes by its acceptance of them authorizes and expressly directs the Trustee and each Paying Agent on its behalf to take such action as may be necessary or appropriate to effectuate, as between the holders of Guarantor Senior Debt of the Guarantors and the Holders of Notes, the subordination provided in this Article Twelve, and appoints the Trustee and each Paying Agent its attorney-in-fact for such purposes, including, in the event of any dissolution, winding-up, liquidation or reorganization of any Guarantor (whether in bankruptcy, insolvency, receivership, reorganization or similar proceedings or upon an assignment for the benefit of creditors or otherwise) tending towards liquidation of the business and assets of Holdings, the filing of a claim for the unpaid balance of its Notes and accrued interest in the form required in those proceedings.

      If the Trustee does not file a proper claim or proof of debt in the form required in such proceeding prior to 30 days before the expiration of the time to file such claim or claims, then the holders of the Guarantor Senior Debt of such Guarantor or their Representatives are hereby authorized to have the right to file and are hereby authorized to file an appropriate claim for and on behalf of the Holders of said Notes. Nothing herein contained shall be deemed to authorize the Trustee or the holders of Guarantor Senior Debt of any Guarantor or their Representatives to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder thereof, or to authorize the Trustee or the holders of Guarantor Senior Debt of such Guarantor or their Representatives to vote in respect of the claim of any Holder in any such proceeding.

      SECTION 12.12. This Article Twelve Not To Prevent Events of Default.

      The failure to make a payment on account of Guarantee Obligations by reason of any provision of this Article Twelve will not be construed as preventing the occurrence of an Event of Default.

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                                ARTICLE THIRTEEN

                                  MISCELLANEOUS

      SECTION 13.01 TIA Controls.

      If any provision of this Indenture limits, qualifies, or conflicts with another provision which is required to be included in this Indenture by the TIA, the required provision shall control.

      SECTION 13.02. Notices.

      Any notices or other communications required or permitted hereunder shall be in writing, and shall be sufficiently given if made by hand delivery, by commercial courier service, by telecopier or registered or certified mail, postage prepaid, return receipt requested, addressed as follows:

                  if to Holdings, the Company or any Subsidiary Guarantor:

                  Del Monte Corporation
                           and
                  Del Monte Foods Company
                  One Market Street @ The Landmark
                  San Francisco, California 94105
                  Attn: Thomas E. Gibbons
                        Senior Vice President and Treasurer
                  Telephone No.: (415) 247-3336
                  Facsimile No.: (415) 247-3339

                  with a copy to:

                  Del Monte Corporation
                           and
                  Del Monte Foods Company
                  One Market Street @ The Landmark
                  San Francisco, California 94105
                  Attn: General Counsel
                  Telephone No.: (415) 247-3262
                  Facsimile No.: (415) 247-3263

                  and a copy to:

                  Gibson, Dunn & Crutcher LLP
                  One Montgomery Street
                  San Francisco, CA  94104
                  Attn: Douglas Smith
                  Telephone No.: (415) 393-8200
                  Facsimile No.: (415) 986-5309

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                  if to the Trustee:

                  Deutsche Bank Trust Company Americas
                  27th Floor - MS 2710
                  60 Wall Street
                  New York, New York 10005
                  Attn: Trust & Securities Services
                  Telephone No.: (212) 250-7910
                  Facsimile No.: (212) 797-8615

                  if to the Paying Agent or Registrar:

                  Deutsche Bank Trust Company Americas
                  27th Floor - MS 2710
                  60 Wall Street
                  New York, New York 10005
                  Attn: Trust & Securities Services
                  Telephone No.: (212) 250-7910
                  Facsimile No.: (212) 797-8615

      Each of the Company, Holdings, the Subsidiary Guarantors, the Trustee and the Paying Agent by written notice to each other such Person may designate additional or different addresses for notices to such Person. Any notice or communication to the Company, Holdings, the Subsidiary Guarantors, the Trustee and the Paying Agent shall be deemed to have been given or made as of the date so delivered if personally delivered; when receipt is confirmed if delivered by commercial courier service; when receipt is acknowledged, if faxed; and upon actual receipt if sent by registered or certified mail, postage prepaid (except that a notice of change of address shall not be deemed to have been given until actually received by the addressee).

      In the event any additional Guarantors are added pursuant to Section 4.19, this Section 13.02 shall be supplemented to provide for delivery of any notices or communications described herein to each such Guarantor.

      Any notice or communication mailed to a Holder shall be mailed to him by first class mail or other equivalent means at his address as it appears on the registration books of the Registrar and shall be sufficiently given to him if so mailed within the time prescribed.

      Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders. If a notice or communication is mailed in the manner provided above, it is duly given, whether or not the addressee receives it.

      SECTION 13.03. Communications by Holders with Other Holders.

      Holders may communicate pursuant to TIA Section 312(b) with other Holders with respect to their rights under this Indenture or the Notes. The Company, the Trustee, the Registrar and any other Person shall have the protection of TIA
Section 312(c).

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      SECTION 13.04. Certificate and Opinion as to Conditions Precedent.

      Upon any request or application by the Company or Holdings to the Trustee to take any action under this Indenture, the Company or Holdings, as the case may be, shall furnish to the Trustee:

            (1) an Officers' Certificate, in form and substance reasonably satisfactory to the Trustee, stating that, in the opinion of the signers, all conditions precedent to be performed by the Company, if any, provided for in this Indenture relating to the proposed action have been complied with; and

            (2) an Opinion of Counsel stating that, in the opinion of such counsel, all such conditions precedent to be performed by the Company, if any, provided for in this Indenture relating to the proposed action have been complied with.

      SECTION 13.05. Statements Required in Certificate or Opinion.

      Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture, other than the Officers' Certificate required by Section 4.06, shall include:

            (1) a statement that the Person making such certificate or opinion has read such covenant or condition and the definitions relating thereto;

            (2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

            (3) a statement that, in the opinion of such Person, he or she has made such examination or investigation as is reasonably necessary to enable him or her to express an informed opinion as to whether or not such covenant or condition has been complied with; and

            (4) a statement as to whether or not, in the opinion of each such Person, such condition or covenant has been complied with.

      SECTION 13.06. Rules by Trustee, Paying Agent, Registrar.

      The Trustee may make reasonable rules in accordance with the Trustee's customary practices for action by or at a meeting of Holders. Each of the Paying Agent or Registrar may make reasonable rules in accordance with customary practices for its functions.

      SECTION 13.07. Legal Holidays.

      A "Legal Holiday" means a Saturday, Sunday or day on which banking institutions in New York, New York are not required to be open except that, when such term is used with respect to a particular place where a payment is to be made in respect of the Notes and with respect to the payment to be made on the Notes at such place, such term means a Saturday, Sunday or other day on which banking institutions in such place of payment are not required to be open.

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      If a payment date is a Legal Holiday at such place, payment may be made at such place on the next succeeding day that is not a Legal Holiday, and no interest shall accrue for the intervening period.

      SECTION 13.08. Governing Law.

      THIS INDENTURE AND THE NOTES SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK. EACH OF THE PARTIES HERETO AGREES TO SUBMIT TO THE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE.

      SECTION 13.09. No Adverse Interpretation of Other Agreements.

      This Indenture may not be used to interpret another indenture, loan or debt agreement of the Company or any of its Subsidiaries. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

      SECTION 13.10. No Recourse Against Others.

      A director, officer, employee, stockholder or incorporator, as such, of the Company or of the Trustee shall not have any liability for any obligations of the Company under the Notes or this Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting a Note waives and releases all such liability. Such waiver and release are part of the consideration for the issuance of the Notes. The foregoing provisions do not relate to the liability of Holdings as a Guarantor.

      SECTION 13.11. Successors.

      All agreements of the Company, Holdings and the Subsidiary Guarantors in this Indenture and the Notes shall bind their respective successors. All agreements of the Trustee in this Indenture shall bind its successors.

      SECTION 13.12. Duplicate Originals.

      All parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together shall represent the same agreement.

      SECTION 13.13. Severability.

      In case any one or more of the provisions in this Indenture or in the Notes shall be held invalid, illegal or unenforceable, in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions shall not in any way be affected or impaired thereby, it being intended that all of the provisions hereof shall be enforceable to the full extent permitted by law.

                                   SIGNATURES

      IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed, all as of the date first written above.

                                     Issuer:

                                     DEL MONTE CORPORATION

                                     By: /s/ Thomas E. Gibbons
                                         ---------------------------------------
                                         Name: Thomas E. Gibbons
                                         Title: Senior Vice President
                                         and Treasurer

                                     Guarantors:

                                     DEL MONTE FOODS COMPANY

                                     By: /s/ Thomas E. Gibbons
                                         ---------------------------------------
                                         Name: Thomas E. Gibbons
                                         Title: Senior Vice President
                                         and Treasurer

                                     MIKE MAC IHC, INC.

                                     By: /s/ Thomas E. Gibbons
                                         ---------------------------------------
                                         Name: Thomas E. Gibbons
                                         Title: Vice President, Chief Financial
                                         and Treasurer

                                     STAR-KIST SAMOA, INC.

                                     By: /s/ Thomas E. Gibbons
                                         ---------------------------------------
                                         Name: Thomas E. Gibbons
                                         Title: Vice President, Chief Financial
                                         and Treasurer

                                     MARINE TRADING PACIFIC, INC.

                                     By: /s/ Thomas E. Gibbons
                                         ---------------------------------------
                                         Name: Thomas E. Gibbons
                                         Title: Vice President, Chief Financial
                                         and Treasurer

                                     STAR-KIST MAURITIUS, INC.

                                     By: /s/ Thomas E. Gibbons
                                         ---------------------------------------
                                         Name: Thomas E. Gibbons
                                         Title: Vice President, Chief Financial
                                         and Treasurer

                                     Trustee:

                                     DEUTSCHE BANK TRUST COMPANY
                                     AMERICAS, as Trustee

                                     By: /s/ Yana Kalachikova
                                         ---------------------------------------
                                         Name: Yana Kalachikova
                                         Title: Vice President

                                                                       EXHIBIT A

THIS GLOBAL NOTE IS HELD BY THE DEPOSITARY (AS DEFINED IN THE INDENTURE GOVERNING THIS NOTE) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (I) THE TRUSTEE MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO SECTION 2.06 OR IN ACCORDANCE WITH SECTION 9.06 OF THE INDENTURE,
(II) THIS GLOBAL NOTE MAY BE EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO
SECTION 2.06(a) OF THE INDENTURE, (III) THIS GLOBAL NOTE MAY BE DELIVERED TO THE TRUSTEE FOR CANCELLATION PURSUANT TO SECTION 2.11 OF THE INDENTURE AND (IV) THIS GLOBAL NOTE MAY BE TRANSFERRED TO A SUCCESSOR DEPOSITARY WITH THE PRIOR WRITTEN CONSENT OF DEL MONTE CORPORATION.

UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR NOTES IN DEFINITIVE FORM, THIS NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY. UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW YORK) ("DTC"), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR SUCH OTHER ENTITY AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS NOTE HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND ACCORDINGLY, MAY NOT BE OFFERED OR SOLD WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, U.S. PERSONS EXCEPT AS SET FORTH IN THE FOLLOWING SENTENCE. BY ITS ACQUISITION HEREOF, THE HOLDER (1) REPRESENTS THAT (A) IT IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT), (B) IT IS AN INSTITUTIONAL "ACCREDITED INVESTOR" (AS DEFINED IN RULE 501(a)(1), (2), (3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT) OR (C) IT IS NOT A U.S. PERSON AND IS ACQUIRING THIS NOTE IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH REGULATION S UNDER THE SECURITIES ACT, (2) AGREES THAT IT WILL NOT, WITHIN THE TIME PERIOD REFERRED TO IN RULE 144(K) UNDER THE SECURITIES ACT AS IN EFFECT ON THE DATE OF THE TRANSFER OF THIS NOTE, RESELL OR OTHERWISE TRANSFER THIS NOTE EXCEPT (A) TO THE COMPANY OR ANY SUBSIDIARY THEREOF, (B) TO A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE

SECURITIES ACT, (C) INSIDE THE UNITED STATES TO AN INSTITUTIONAL ACCREDITED INVESTOR THAT, PRIOR TO SUCH TRANSFER, FURNISHES TO THE TRUSTEE A SIGNED LETTER CONTAINING CERTAIN REPRESENTATIONS AND AGREEMENTS RELATING TO THE RESTRICTIONS ON TRANSFER OF THIS NOTE (THE FORM OF WHICH LETTER CAN BE OBTAINED FROM THE TRUSTEE), AND, IF SUCH TRANSFER IS IN RESPECT OF AN AGGREGATE PRINCIPAL AMOUNT OF LESS THAN $100,000, AN OPINION OF COUNSEL ACCEPTABLE TO THE COMPANY THAT SUCH TRANSFER IS IN COMPLIANCE WITH THE SECURITIES ACT, (D) OUTSIDE THE UNITED STATES IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH RULE 904 UNDER THE SECURITIES ACT,
(E) PURSUANT TO THE EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE), OR (F) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, AND (3) AGREES THAT IT WILL DELIVER TO EACH PERSON TO WHOM THIS NOTE IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND. IN CONNECTION WITH ANY TRANSFER OF THIS NOTE WITHIN THE TIME PERIOD REFERRED TO IN RULE 144(K) UNDER THE SECURITIES ACT AFTER THE ORIGINAL ISSUANCE OF THE NOTES, THE HOLDER MUST CHECK THE APPROPRIATE BOX SET FORTH ON THE REVERSE HEREOF RELATING TO THE MANNER OF SUCH TRANSFER AND SUBMIT THIS CERTIFICATE TO THE TRUSTEE. IF THE PROPOSED TRANSFEREE IS AN INSTITUTIONAL ACCREDITED INVESTOR, THE HOLDER MUST, PRIOR TO SUCH TRANSFER, FURNISH TO THE TRUSTEE AND THE COMPANY SUCH CERTIFICATIONS, LEGAL OPINIONS OR OTHER INFORMATION AS EITHER OF THEM MAY REASONABLY REQUIRE TO CONFIRM THAT SUCH TRANSFER IS BEING MADE PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT. AS USED HEREIN, THE TERMS "OFFSHORE TRANSACTION," "UNITED STATES," AND "U.S. PERSON" HAVE THE MEANINGS GIVEN TO THEM BY REGULATION S UNDER THE SECURITIES ACT. THE INDENTURE CONTAINS A PROVISION REQUIRING THE TRUSTEE TO REFUSE TO REGISTER ANY TRANSFER OF THIS NOTE IN VIOLATION OF THE FOREGOING RESTRICTIONS.

                                                                      CUSIP No.:
                                                                       ISIN No.:

                              DEL MONTE CORPORATION
                    6-3/4% SENIOR SUBORDINATED NOTE DUE 2015

No. 1                                                                          $

      Del Monte Corporation, a Delaware corporation (the "Company," which term includes any successor entity), for value received promises to pay to __________ or registered assigns, the principal sum of Dollars ($_______________), on February 15, 2015.

      Interest Payment Dates: February 15 and August 15 (commencing August 15,
      2005) Record Dates: January 31 and July 31

      Reference is made to the further provisions of this Note contained herein, which will for all purposes have the same effect as if set forth at this place.

      IN WITNESS WHEREOF, the Company has caused this Note to be signed manually or by facsimile by its duly authorized officers.

                                                 DEL MONTE CORPORATION

                                                 By: _______________________
                                                     Name:
                                                     Title:

                                                 By: _______________________
                                                     Name:
                                                     Title:

Dated: February 8, 2005

Certificate of Authentication

      This is one of the 6-3/4% Senior Subordinated Notes due 2015 referred to in the within-mentioned Indenture.

                                                     DEUTSCHE BANK TRUST COMPANY
                                                     AMERICAS, as Trustee

                                                 By: _______________________
                                                     Authorized Signatory

                              (REVERSE OF SECURITY)

                    6-3/4% SENIOR SUBORDINATED NOTE DUE 2015

      1. Interest. The Company will pay interest on the principal amount of this Note at the rate per annum shown above. Interest on the Notes will accrue from the most recent date on which interest has been paid or, if no interest has been paid, from February 8, 2005. The Company will pay interest semi-annually in arrears in cash on each Interest Payment Date, commencing August 15, 2005. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

      The Company shall pay interest on overdue principal and on overdue installments of interest from time to time on demand at the rate borne by the Notes plus 2% per annum and on overdue installments of interest (without regard to any applicable grace periods) to the extent lawful.

      2. Method of Payment. The Company shall pay interest on the Notes (except defaulted interest) to the Persons who are the registered Holders at the close of business on the Record Date immediately preceding the Interest Payment Date even if the Notes are cancelled on registration of transfer or registration of exchange after such Record Date. Holders must surrender Notes to a Paying Agent to collect principal payments. The Company shall pay principal and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts ("U.S. Legal Tender"). The Company will pay principal and premium, if any, on the Notes at the Trustee's office or, at the Company's option, by wire transfer to an account maintained by the payee with a bank located in the United States. At the Company's option, interest may be paid at the Trustee's office, by check mailed to the registered address of Holders or by wire transfer to an account maintained by the payee with a bank located in the United States.

      3. Paying Agent and Registrar. Initially, the Trustee will act as Paying Agent and Registrar. The Company may change any Paying Agent, Registrar or co-Registrar without notice to the Holders.

      4. Indenture and Guarantee. The Company issued the Notes under an Indenture, dated as of February 8, 2005 (as amended and supplemented from time to time, the "Indenture"), among the Company, Del Monte Foods Company ("Holdings"), the Subsidiary Guarantors (as defined in the Indenture, and collectively with Holdings, the "Guarantors") and Deutsche Bank Trust Company Americas, as Trustee (the "Trustee," which term includes any successor Trustee under the Indenture). This Note is one of a duly authorized issue of initial Notes of the Company designated as its 6-3/4% Senior Subordinated Notes due 2015 (the "Initial Notes"). The Initial Notes are limited in aggregate principal amount to $250,000,000. Subject to compliance with the covenants in the Indenture and to applicable law, the Company may issue additional notes (the "Additional Notes") under the Indenture. The Notes include the Initial Notes, the Additional Notes and the Exchange Notes, as defined below, issued in exchange for Notes pursuant to the Indenture. The Initial Notes, Additional Notes and the Exchange Notes are treated as a single class of securities under the Indenture. Terms herein are used as defined in the Indenture unless otherwise defined herein. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S. Code Sections

77aaa-77bbbb), as amended (the "TIA"), as in effect on the date of the Indenture. Notwithstanding anything to the contrary herein, the Notes are subject to all such terms, and Holders of Notes are referred to the Indenture and the TIA for a statement of such terms, including the respective rights, duties and immunities thereunder of the Company, the Guarantors, the Trustee and the Holders of the Notes and the terms upon which the Notes are, and are to be, authenticated and delivered. The Notes are general unsecured obligations of the Company. Payment on each Note is guaranteed on a subordinated basis by Holdings and on a senior subordinated basis by the Subsidiary Guarantors pursuant to Article Eleven of the Indenture. The guarantees of the Notes by the Subsidiary Guarantors will be released in certain circumstances set forth in the Indenture.

      5. Subordination. The Notes are subordinated in right of payment, in the manner and to the extent set forth in the Indenture, to the prior payment in full in cash or Cash Equivalents of all Senior Debt of the Company, whether outstanding on the date of the Indenture or thereafter created, incurred, assumed or GUARANTEED. Each Holder by his acceptance hereof agrees to be bound by such provisions and authorizes and expressly directs the Trustee and the Paying Agent, on his behalf, to take such action as may be necessary or appropriate to effectuate the subordination provided for in the Indenture and appoints the Trustee his attorney-in-fact for such purposes.

      6.    Redemption.

      (a) Optional Redemption. The Notes will be redeemable, at the Company's option, in whole at any time or in part from time to time, on and after February 15, 2010, upon not less than 30 nor more than 60 days' notice, at the following Redemption Prices (expressed as percentages of the principal amount of the Notes to be redeemed) if redeemed during the twelve-month period commencing on February 15 of the years set forth below, plus, in each case, accrued and unpaid interest thereon, if any, to the Redemption Date, except that installments of interest which are due and payable on dates falling on or prior to the applicable Redemption Date will be payable to the persons who were the Holders of record at the close of business on the relevant Record Dates.

Year                      Percentage
----                      ----------
2010....................   103.375%
2011....................   102.250%
2012....................   101.125%
2013 and thereafter.....   100.000%

      (b) Optional Redemption Upon Equity Offerings. At any time, or from time to time, on or prior to February 15, 2008, the Company may, at its option, use the net cash proceeds of one or more Equity Offerings to redeem Notes in an aggregate principal amount equal to up to 35% of the aggregate principal amount of Notes (including any Additional Notes but excluding the Exchange Notes) originally issued at a Redemption Price equal to 106.750% of the principal amount of the Notes to be redeemed plus accrued and unpaid interest thereon, if any, to the Redemption Date, except that installments of interest which are due and payable on dates falling on or prior to the applicable Redemption Date will be payable to the persons who were the Holders of record at the close of business on the relevant Record Dates; provided that Notes in aggregate principal amount equal to at least 65% of the principal amount of Notes (excluding any Additional Notes and also excluding the Exchange Notes) originally issued remains outstanding immediately after any such redemption.

      In order to effect the foregoing redemption with the proceeds of any Equity Offering, the Company shall make such redemption not more than 150 days after the consummation of any such Equity Offering.

      (c) Optional Redemption Upon Change of Control. At any time, on or prior to February 15, 2010, the Company may, at its option, redeem the Notes, in whole, upon the occurrence of a Change of Control, upon not less than 30 nor more than 60 days prior notice (but in no event more than 90 days after the occurrence of such Change of Control) mailed by first-class mail to each Holder's registered address, at a Redemption Price equal to 100% of the principal amount of the Notes to be redeemed plus the Applicable Premium as of, and accrued and unpaid interest, if any, to the date of redemption (the "Change of Control Redemption Date"), except that installments of interest which are due and payable on dates falling on or prior to the applicable Change of Control Redemption Date shall be payable to the persons who were the Holders of record at the close of business on the relevant Record Dates.

      "Applicable Premium" means, with respect to a Note at any Change of Control Redemption Date, the excess of (i) the present value at such Change of Control Redemption Date of (A) the Redemption Price of such Note at February 15, 2010, determined in accordance with Section 6(a) hereof and Section 3.07(a) of the Indenture, plus (B) all required interest payments due on such Note through February 15, 2010, computed using a discount rate equal to the Treasury Rate plus 0.5% per annum, over (ii) the principal amount of such Note.

      "Treasury Rate" means the yield to maturity at the time of computation of U.S. Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Release H.15 (519) which has become publicly available at least two Business Days prior to the Change of Control Redemption Date (or, if such statistical release is no longer published, any publicly available source or similar market data)) closest to the period from the Change of Control Redemption Date to February 15, 2010; provided, however, that if the period from the Change of Control Redemption Date to February 15, 2010 is not equal to the constant maturity of a U.S. Treasury security for which a weekly average yield is given, the Treasury Rate shall be obtained by linear interpolation (calculated to the nearest one-twelfth of one year) from the weekly average yields of U.S. Treasury securities for which such yields are given, except that if the period from the Change of Control Redemption Date to February 15, 2010 is less than one year, the weekly average yield on actually traded U.S. Treasury securities adjusted to a constant maturity of one year shall be used.

      7. Notice of Redemption. (A) Notice of redemption will be mailed at least 30 days but not more than 60 days before the Redemption Date to each Holder of Notes to be redeemed at such Holder's registered address. Notes in denominations larger than $1,000 may be redeemed in part.

      Except as set forth in the Indenture, if monies for the redemption of the Notes called for redemption shall have been deposited with the Paying Agent for redemption on such Redemption Date, then, unless the Company defaults in the payment of such Redemption Price plus accrued and unpaid interest, if any, the Notes called for redemption will cease to bear interest from and after such Redemption Date and the only right of the Holders of such Notes will be to receive payment of the Redemption Price plus accrued and unpaid interest, if any.

      8. Offers to Purchase. Sections 4.15 and 4.16 of the Indenture provide that, after certain Asset Sales (as defined in the Indenture) and upon the occurrence of a Change of Control Triggering Event (as defined in the Indenture), and subject to further limitations contained therein, the Company will make an offer to purchase certain amounts of the Notes in accordance with the procedures set forth in the Indenture.

      9. Registration Rights. Pursuant to the Registration Rights Agreement (as defined in the Indenture), the Company will be obligated to consummate a registered exchange offer pursuant to which the Holder of this Note shall have the right to exchange this Note for the Company's 6-3/4% Senior Subordinated Notes due 2015 (the "Exchange Notes"), in like principal amount and having terms identical in all material respects to the Initial Notes. The Holders of the Initial Notes and Additional Notes shall be entitled to receive certain Additional Interest (as defined in the Indenture) in the event such exchange offer is not consummated by February 8, 2006 and upon certain other conditions, all pursuant to and in accordance with the terms of the Registration Rights Agreement.

      10. Denominations; Transfer; Exchange. The Notes are in registered form, without coupons, in denominations of $1,000 and integral multiples of $1,000. A Holder shall register the transfer of or exchange Notes in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay certain transfer taxes or similar governmental charges payable in connection therewith as permitted by the Indenture. The Registrar need not register the transfer of or exchange of any Notes or portions thereof selected for redemption.

      11. Persons Deemed Owners. The registered Holder of a Note shall be treated as the owner of it for all purposes.

      12. Unclaimed Money. If money for the payment of principal or interest remains unclaimed for two years, the Trustee and the Paying Agent will pay the money back to the Company. After that, all liability of the Trustee and such Paying Agent with respect to such money shall cease.

      13. Discharge Prior to Redemption or Maturity. If the Company at any time deposits with the Trustee U.S. Legal Tender or U.S. Government Obligations sufficient to pay the principal of and interest on the Notes to redemption or maturity and complies with the other provisions of the Indenture relating thereto, the Company will be discharged from certain provisions of the Indenture and the Notes (including certain covenants, but excluding its obligation to pay the principal of and interest on the Notes).

      14. Amendment; Supplement; Waiver. Subject to certain exceptions, the Indenture or the Notes may be amended or supplemented with the written consent of the Holders of at least a majority in aggregate principal amount of the Notes then outstanding, and any existing Default or Event of Default or noncompliance with any provision may be waived with the written consent of the Holders of a majority in aggregate principal amount of the Notes then outstanding. Without notice to or consent of any Holder, the parties thereto may amend or supplement the Indenture or the Notes to, among other things, cure any ambiguity, defect or inconsistency, provide for uncertificated Notes in addition to or in place of certificated Notes, comply with Article Five of the Indenture, add guarantors under the Indenture, or make any other change that does not adversely affect in any material respect the rights of any Holder of a Note.

      15. Restrictive Covenants. The Indenture imposes certain limitations on the ability of the Company and its Restricted Subsidiaries to, among other things, incur additional Indebtedness, make payments in respect of its Capital Stock or certain Indebtedness, enter into transactions with Affiliates, create dividend or other payment restrictions affecting Restricted Subsidiaries, merge or consolidate with any other Person, sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its assets or adopt a plan of liquidation. Such limitations are subject to a number of important qualifications and exceptions. The Company and Holdings must annually report to the Trustee on compliance with such limitations.

      16. Successors. When a successor assumes, in accordance with the Indenture, all the obligations of its predecessor under the Notes and the Indenture, the predecessor will be released from those obligations.

      17. Defaults and Remedies. If an Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in aggregate principal amount of Notes then outstanding may declare all the Notes to be due and payable in the manner, at the time and with the effect provided in the Indenture. If certain bankruptcy events relating to the Company or a Significant Subsidiary (as defined in the Indenture) occur, the Notes shall immediately, without any action on the part of the Holder, become due and payable. Holders of Notes may not enforce the Indenture or the Notes except as provided in the Indenture. The Trustee is not obligated to enforce the Indenture or the Notes unless it has received indemnity reasonably satisfactory to it. The Indenture permits, subject to certain limitations therein provided, Holders of a majority in aggregate principal amount of the Notes then outstanding to direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders of Notes notice of any continuing Default or Event of Default (except a Default in payment of principal or interest and certain other specified Defaults) if it determines that withholding notice is in their interest.

      18. Trustee Dealings with Company. The Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Notes and may otherwise deal with the Company, its Subsidiaries or their respective Affiliates with the same rights it would have if it were not the Trustee.

      19. No Recourse Against Others. No stockholder, director, officer, or employee, as such, of the Company shall have any liability for any obligation of the Company under the Notes or the Indenture or for any claim based on, in respect of or by reason of, such obligations or their creation. Each Holder of a Note by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Notes. The foregoing provisions do not relate to the liability of Holdings as a Guarantor.

      20. Authentication. This Note shall not be valid until the Trustee or an Authenticating Agent manually signs the certificate of authentication on this Note.

      21. Governing Law. The Laws of the State of New York shall govern this Note and the Indenture.

      22. Abbreviations and Defined Terms. Customary abbreviations may be used in the name of a Holder of a Note or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and UIGIMIA (= Uniform Gifts to Minors Act).

      23. CUSIP Numbers. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP numbers to be printed on the Notes as a convenience to the Holders of the Notes. No representation is made as to the accuracy of such numbers as printed on the Notes and reliance may be placed only on the other identification numbers printed hereon.

      24. Indenture. Each Holder, by accepting a Note, agrees to be bound by all of the terms and provisions of the Indenture, as the same may be amended from time to time.

      The Company will furnish to any Holder of a Note upon written request and without charge a copy of the Indenture, which has the text of this Note in larger type. Requests may be made to: Vice President, Legal Affairs and Secretary, Del Monte Corporation, One Market Street @ The Landmark, San Francisco, CA 94105.

                [FORM OF NOTATION ON NOTE RELATING TO GUARANTEE]

                                    GUARANTEE

      Del Monte Foods Company ("Holdings"), Mike Mac IHC, Inc., Star-Kist Samoa, Inc., Marine Trading Pacific, Inc. and Star-Kist Mauritius, Inc. (the "Subsidiary Guarantors," and, together with Holdings, the "Guarantors"), jointly and severally, have unconditionally guaranteed on a subordinated basis by Holdings and on a senior subordinated basis by the Subsidiary Guarantors (such guarantees by Holdings and the Subsidiary Guarantors being referred to herein as the "Guarantees") (i) the due and punctual payment of the principal of and interest on the Notes, whether at maturity, by acceleration or otherwise, the due and punctual payment of interest on the overdue principal and interest, if any, on the Notes, to the extent lawful, and the due and punctual performance of all other obligations of the Company to the Holders or the Trustee all in accordance with the terms set forth in Article Eleven of the Indenture and (ii) in case of any extension of time of payment or renewal of any Notes or any of such other obligations, that the same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise.

      The obligations of the Guarantors to the Holders of Notes and to the Trustee pursuant to the Guarantees and the Indenture are expressly subordinated in right of payment to the prior payment in full of all Guarantor Senior Debt (as defined in the Indenture) of the Guarantors, to the extent and in the manner provided in Articles Eleven and Twelve of the Indenture, and reference is hereby made to such Indenture for the precise terms of the Guarantees therein made.

      No stockholder, officer, director or incorporator, as such, past, present or future, of any Guarantor shall have any liability under the Guarantees by reason of his or its status as such stockholder, officer, director or incorporator.

      The Guarantees shall not be valid or obligatory for any purpose until the certificate of authentication on the Notes upon which the Guarantees are noted shall have been executed by the Trustee or an Authenticating Agent under the Indenture by the manual signature of one of its authorized officers.

                                                     DEL MONTE FOODS COMPANY

                                                     By: _______________________
                                                         Name:

                                                     By: _______________________
                                                         Name:

                                                     MIKE MAC IHC, INC.

                                                     By: _______________________
                                                         Name:

                                                     By: _______________________
                                                         Name:

                                                     STAR-KIST SAMOA, INC.

                                                     By: _______________________
                                                         Name:

                                                     By: _______________________
                                                         Name:

                                                    MARINE TRADING PACIFIC, INC.

                                                     By: _______________________
                                                         Name:

                                                     By: _______________________
                                                         Name:

                                                     STAR-KIST MAURITIUS, INC.

                                                     By: _______________________
                                                         Name:

                                                     By: _______________________
                                                         Name:

                                 ASSIGNMENT FORM

      If you the Holder want to assign this Note, fill in the form below and have your signature guaranteed:

      I or we assign and transfer this Note to:

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________
                  (Print or type name, address and zip code and social security or tax ID number of assignee)

and irrevocably appoint __________, agent to transfer this Note on the books of the Company. The agent may substitute another to act for him.

Date: __________________           Signed:__________________________
                                   (Sign exactly as your name appears
                                   on the other side of this Note)

Signature Guarantee: ________________________________

      In connection with any transfer of this Note occurring prior to the date which is the earlier of (i) the date of the declaration by the SEC of the effectiveness of a registration statement under the Securities Act of 1933, as amended (the "Securities Act") covering resales of this Note (which effectiveness shall not have been suspended or terminated at the date of the transfer) and (ii) the end of the period referred to in Rule 144(k) under the Securities Act, the undersigned confirms that it has not utilized any general solicitation or general advertising in connection with the transfer and that this Note is being transferred:

                                   [Check One]

(1)       pursuant to and in compliance with Rule 144A under the Securities Act;
          or

(2) other than in accordance with (1) above and documents are being furnished which comply with the conditions of transfer set forth in this Note and the Indenture.

      If neither of the foregoing boxes is checked, the Trustee or Registrar shall not be obligated to register this Note in the name of any Person other than the Holder hereof unless and until the conditions to any such transfer of registration set forth herein and in Section 2.06 of the Indenture shall have been satisfied.

Date: __________________             Signed: ___________________________________
                                             (Sign exactly as your name appears
                                             on the other side of this Security)

Signature Guarantee: ___________________________________________________________

              TO BE COMPLETED BY PURCHASER IF (1) ABOVE IS CHECKED

      The undersigned represents and warrants that it is purchasing this Note for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a "qualified institutional buyer" within the meaning of Rule 144A under the Securities Act and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon the undersigned's foregoing representations in order to claim the exemption from registration provided by Rule 144A.

Dated:__________________                  ______________________________________
                                          NOTICE: To be executed by an executive
                                          officer

                      [OPTION OF HOLDER TO ELECT PURCHASE]

      If you want to elect to have this Note purchased by the Company pursuant to Section 4.15 or Section 4.16 of the Indenture, check the appropriate box:

            Section 4.15 [ ]
            Section 4.16 [ ]

      If you want to elect to have only part of this Note purchased by the Company pursuant to Section 4.15 or Section 4.16 of the Indenture, state the amount you elect to have purchased:

$_______________________

Dated: _________________               _________________________________________
                                       NOTICE: The signature on this assignment must correspond with the name as it appears upon the face of the within Note in every particular without alteration or enlargement or any change whatsoever and be guaranteed by the endorser's bank or broker.

Signature Guarantee: ________________________________

              SCHEDULE OF EXCHANGES OF INTERESTS IN THE GLOBAL NOTE

      The following exchanges of a part of this Global Note for an interest in another Global Note or for a Definitive Note, or exchanges of a part of another Global Note or Definitive Note for an interest in this Global Note, have been made:

                                       Amount of increase   Principal Amount of       Signature of
                  Amount of decrease      in Principal        this Global Note     authorized officer
                  in Principal Amount    Amount of this        following such         of Trustee or
Date of Exchange  of this Global Note     Global Note      decrease (or increase)    Notes Custodian
----------------  -------------------  ------------------  ---------------------   ------------------

                                                                       EXHIBIT B

                         FORM OF CERTIFICATE OF TRANSFER

Del Monte Corporation
One Market @ The Landmark
San Francisco, CA 94105

[Date]

      Re: 6-3/4% Senior Subordinated Notes due 2015 of Del Monte Corporation

      Reference is hereby made to the Indenture, dated as of February 8, 2005 (the "Indenture"), among Del Monte Corporation, as issuer (the "Company"), Del Monte Foods Company, Mike Mac IHC, Inc., Star-Kist Samoa, Inc., Marine Trading Pacific, Inc., and Star-Kist Mauritius, Inc., as Guarantors, and Deutsche Bank Trust Company Americas, as Trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

      ______________, (the "Transferor") owns and proposes to transfer the Note[s] or interest in such Note[s] specified in Annex A hereto, in the principal amount of $__________ in such Note[s] or interests (the "Transfer"), to ___________ (the "Transferee"), as further specified in Annex A hereto. In connection with the Transfer, the Transferor hereby certifies that:

[CHECK ALL THAT APPLY]

1. [ ] Check if Transferee shall take delivery of a beneficial interest in the 144A Global Note or a Definitive Note Pursuant to Rule 144A. The Transfer is being effected pursuant to and in accordance with Rule 144A under the United States Securities Act of 1933 (the "Securities Act"), and, accordingly, the Transferor hereby further certifies that the beneficial interest or Definitive
Note is being transferred to a Person that the Transferor reasonably believed and believes is purchasing the beneficial interest or Definitive Note for its own account, or for one or more accounts with respect to which such Person exercises sole investment discretion, and such Person and each such account is a "qualified institutional buyer" within the meaning of Rule 144A in a transaction meeting the requirements of Rule 144A and such Transfer is in compliance with any applicable blue sky securities laws of any state of the United States. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note shall be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the 144A Global Note or the Definitive Note and in the Indenture and the Securities Act.

2. [ ] Check if Transferee shall take delivery of a beneficial interest in the Regulation S Global Note or a Definitive Note pursuant to Regulation S. The Transfer is being effected pursuant to and in accordance with Rule 904 under the Securities Act and, accordingly, the Transferor hereby further certifies that
(i) the Transfer is not being made to a Person in the United States and (x) at the time the buy order was originated, the Transferee was outside the United States or such Transferor and any Person acting on its behalf reasonably believed and believes that the Transferee was outside the United States or (y) the transaction was executed in, on or through the facilities of a designated offshore securities market and neither such Transferor nor any Person acting on its behalf knows that the transaction was prearranged with a buyer in the United States, (ii) no directed selling efforts have been made in contravention of the requirements of Rule 904(b) of Regulation S under the Securities Act, (iii) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act and (iv) if the proposed transfer is being made prior to the expiration of the Restricted Period, the transfer is not being made to a U.S. Person or for the account or benefit of a U.S. Person (other than an Initial Purchaser). Upon consummation of the proposed transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note shall be subject to the restrictions on Transfer enumerated in the Private Placement Legend printed on the Regulation S Global Note and/or the Definitive Note and in the Indenture and the Securities Act.

3. [ ] Check and complete if Transferee shall take delivery of a Definitive Note pursuant to any provision of the Securities Act other than Rule 144A or Regulation S. The Transfer is being effected in compliance with the transfer restrictions applicable to beneficial interests in Restricted Global Notes and Restricted Definitive Notes and pursuant to and in accordance with the Securities Act and any applicable blue sky securities laws of any state of the United States, and accordingly the Transferor hereby further certifies that (check one):

      (a) [ ] such Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act;

                                       or

      (b) [ ] such Transfer is being effected to the Company or a subsidiary thereof;

                                       or

      (c) [ ] such Transfer is being effected pursuant to an effective registration statement under the Securities Act and in compliance with the prospectus delivery requirements of the Securities Act;

                                       or

      (d) [ ] such Transfer is being effected to an Institutional Accredited Investor and pursuant to an exemption from the registration requirements of the Securities Act other than Rule 144A, Rule 144 or Rule 904, and the Transferor hereby further certifies that it has not engaged in any general solicitation within the meaning of Regulation D under the Securities Act and the Transfer complies with the transfer restrictions applicable to beneficial interests in a Restricted Global Note or Restricted Definitive Notes and the requirements of the exemption claimed, which certification is supported by (1) a certificate executed by the Transferee in the form of Exhibit D to the Indenture, and (2) an Opinion of Counsel provided by the Transferor or the Transferee (a copy of which the Transferor has attached to this certification), to the effect that such Transfer is in compliance with the Securities Act. Upon consummation of the proposed transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note shall be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Definitive Notes and in the Indenture and the Securities Act.

4. [ ] Check if Transferee shall take delivery of a beneficial interest in an Unrestricted Global Note or of an Unrestricted Definitive Note.

      (a) [ ] Check if Transfer is pursuant to Rule 144. (i) The Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any state of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note shall no longer be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes, on Restricted Definitive Notes and in the Indenture.

      (b) [ ] Check if Transfer is Pursuant to Regulation S. (i) The Transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 under the Securities Act and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any state of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note shall no longer be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes, on Restricted Definitive Notes and in the Indenture.

      (c) [ ] Check if Transfer is Pursuant to Other Exemption. (i) The Transfer is being effected pursuant to and in compliance with an exemption from the registration requirements of the Securities Act other than Rule 144, Rule 903 or Rule 904 and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any State of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note shall not be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes or Restricted Definitive Notes and in the Indenture.

      This certificate and the statements contained herein are made for your benefit and the benefit of the Company.

                                       [Insert Name of Transferor]
                                       By:
                                       Name:
                                       Title:
Dated:

                       ANNEX A TO CERTIFICATE OF TRANSFER

      1.    The Transferor owns and proposes to transfer the following:

                        [CHECK ONE OF (a) OR (b)]

      (a)   [ ] a beneficial interest in the:

                  (i)   [ ] 144A Global Note (CUSIP), or

                  (ii)  [ ] Regulation S Global Note (CUSIP ), or

                  (iii) [ ] a Restricted Definitive Note.

      2.    After the Transfer the Transferee shall hold:

                        [CHECK ONE]

      (a)   [ ] a beneficial interest in the:

                  (i)   [ ] 144A Global Note (CUSIP ), or

                  (ii)  [ ] Regulation S Global Note (CUSIP), or

                  (iii) [ ] Unrestricted Global Note (CUSIP); or

      (b)   [ ] a Restricted Definitive Note; or

      (c)   [ ] an Unrestricted Definitive Note,

      in accordance with the terms of the Indenture.

                                                                      EXHIBIT C

                         FORM OF CERTIFICATE OF EXCHANGE

Del Monte Corporation
One Market @ The Landmark
San Francisco, CA 94105

[Date]

      Re: 6-3/4% Senior Subordinated Notes due 2015 of Del Monte Corporation

                               (CUSIP __________)

      Reference is hereby made to the Indenture, dated as of February 8, 2005 (the "Indenture"), among Del Monte Corporation, as issuer (the "Company"), Del Monte Foods Company, Mike Mac IHC, Inc., Star-Kist Samoa, Inc., Marine Trading Pacific, Inc., and Star-Kist Mauritius, Inc., as Guarantors, and Deutsche Bank Trust Company Americas, as Trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

      _____________, (the "Owner") owns and proposes to exchange the Note[s] or interest in such Note[s] specified herein, in the principal amount of $___________ in such Note[s] or interests (the "Exchange"). In connection with the Exchange, the Owner hereby certifies that:

      1. Exchange of Restricted Definitive Notes or Beneficial Interests in a Restricted Global Note for Unrestricted Definitive Notes or Beneficial Interests in an Unrestricted Global Note

      (a) [ ] Check if Exchange is from beneficial interest in a Restricted Global Note to beneficial interest in an Unrestricted Global Note. In connection with the Exchange of the Owner's beneficial interest in a Restricted Global Note for a beneficial interest in an Unrestricted Global Note in an equal principal amount, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner's own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Global Notes and pursuant to and in accordance with the United States Securities Act of 1933 (the "Securities Act"), (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the beneficial interest in an Unrestricted Global Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

      (b) [ ] Check if Exchange is from beneficial interest in a Restricted Global Note to Unrestricted Definitive Note. In connection with the Exchange of the Owner's beneficial interest in a Restricted Global Note for an Unrestricted Definitive Note, the Owner hereby certifies (i) the Definitive Note is being acquired for the Owner's own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Global Notes and pursuant to and in accordance with the securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the Definitive Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

      (c) [ ] Check if Exchange is from Restricted Definitive Note to beneficial interest in an Unrestricted Global Note. In connection with the Owner's Exchange of a Restricted Definitive Note for a beneficial interest in an Unrestricted Global Note, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner's own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Definitive Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the beneficial interest is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

      (d) [ ] Check if Exchange is from Restricted Definitive Note to Unrestricted Definitive Note. In connection with the Owner's Exchange of a Restricted Definitive Note for an Unrestricted Definitive Note, the Owner hereby certifies (i) the Unrestricted Definitive Note is being acquired for the Owner's own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Definitive Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the Unrestricted Definitive Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

      2. Exchange of Restricted Definitive Notes or Beneficial Interests in Restricted Global Notes for Restricted Definitive Notes or Beneficial Interests in Restricted Global Notes

      (a) [ ] Check if Exchange is from beneficial interest in a Restricted Global Note to Restricted Definitive Note. In connection with the Exchange of the Owner's beneficial interest in a Restricted Global Note for a Restricted Definitive Note with an equal principal amount, the Owner hereby certifies that the Restricted Definitive Note is being acquired for the Owner's own account without transfer. Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the Restricted Definitive Note issued shall continue to be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Definitive Note and in the Indenture and the Securities Act.

      (b) [ ] Check if Exchange is from Restricted Definitive Note to beneficial interest in a Restricted Global Note. In connection with the Exchange of the Owner's Restricted Definitive Note for a beneficial interest in the [CHECK ONE]:

      [ ] 144A Global Note,

      [ ] Regulation S Global Note,

      with an equal principal amount, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner's own account without transfer and (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Global Notes and pursuant to and in accordance with the Securities Act, and in compliance with any applicable blue sky securities laws of any state of the United States. Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the beneficial interest issued shall be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the relevant Restricted Global Note and in the Indenture and the Securities Act.

      This certificate and the statements contained herein are made for your benefit and the benefit of the Company.

                                                     ___________________________
                                                     [Insert Name of Owner]

                                                     By:________________________
                                                         Name:
                                                         Title:
Dated:  ___________, ____

                                                                       EXHIBIT D

                            FORM OF CERTIFICATE FROM
                   ACQUIRING INSTITUTIONAL ACCREDITED INVESTOR

Del Monte Corporation
One Market @ The Landmark
San Francisco, CA 94105

Deutsche Bank Trust Company Americas
27th Floor - MS 2710
60 Wall Street
New York, New York 10005

      Re: 6-3/4% Senior Subordinated Notes due 2015 of Del Monte Corporation

      Reference is hereby made to the Indenture, dated as of February 8, 2005 (the "Indenture"), among Del Monte Corporation, as issuer (the "Company"), Del Monte Foods Company, Mike Mac IHC, Inc., Star-Kist Samoa, Inc., Marine Trading Pacific, Inc., and Star-Kist Mauritius, Inc., as Guarantors, and Deutsche Bank Trust Company Americas, as Trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

      In connection with our proposed purchase of $___________ aggregate principal amount of:

      (a)   [ ] a beneficial interest in a Global Note, or

      (b)   [ ] a Definitive Note,

we confirm that:

      1. We understand that any subsequent transfer of the Notes or any interest therein is subject to certain restrictions and conditions set forth in the Indenture and the undersigned agrees to be bound by, and not to resell, pledge or otherwise transfer the Notes or any interest therein except in compliance with, such restrictions and conditions and the United States Securities Act of 1933, as amended (the "Securities Act").

      2. We understand that the offer and sale of the Notes have not been registered under the Securities Act, and that the Notes and any interest therein may not be offered or sold except as permitted in the following sentence. We agree, on our own behalf and on behalf of any accounts for which we are acting as hereinafter stated, that if we should sell the Notes or any interest therein, we will do so only (A) to the Company or any subsidiary thereof, (B) in accordance with Rule 144A under the Securities Act to a "qualified institutional buyer (as defined therein), (C) to an institutional "accredited investor" (as defined below) that, prior to such transfer, furnishes (or has furnished on its behalf by a U.S. broker-dealer) to you and to the Company a signed letter substantially in the form of this letter, (D) outside the United States in accordance with Rule 904 of Regulation S under the Securities Act, (E) pursuant to the provisions of Rule 144(k) under the Securities Act or (F) pursuant to an effective registration statement under the Securities Act, and we further agree to provide to any Person purchasing the Definitive Note or beneficial interest in a Global Note from us in a transaction meeting the requirements of clauses
(A) through (E) of this paragraph a notice advising such purchaser that resales thereof are restricted as stated herein.

      3. We understand that, on any proposed resale of the Notes or beneficial interest therein, we will be required to furnish to you and the Company such certifications, legal opinions and other information as you and the Company may reasonably require to confirm that the proposed sale complies with the foregoing restrictions. We further understand that the Notes purchased by us will bear a legend to the foregoing effect.

      4. We are an institutional "accredited investor" (as defined in Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act) and have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of our investment in the Notes and we and any accounts for which we are acting are each able to bear the economic risk of our or its investment.

      5. We are acquiring the Notes or beneficial interest therein purchased by us for our own account or for one or more accounts (each of which is an institutional "accredited investor") as to each of which we exercise sole investment discretion.

      You and the Company are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby.

                                      [Insert Name of Accredited Investor]

                                      By:
                                      Name:
                                      Title:

Dated:

                                      D-2